PROSPECTUS SUPPLEMENT
(To prospectus dated February 16, 2006)
$5,000,000,000
Secured Medium-Term Retail Notes (That are also Asset-Backed Securities)
Due Between Nine Months and Thirty Years From the Date of Issue
Issued Through and Obligations of
Principal Life Income Fundings Trusts
Secured by Funding Agreements Issued by
Principal Life Insurance Company and
Guarantees Issued by Principal Financial Group, Inc.

          Principal Life: We are Principal Life Insurance Company, an Iowa insurance company, the sponsor of the program and the depositor and issuer of the funding agreements described below. This prospectus supplement relates to the offering, from time to time, through newly established separate and distinct issuing entities in the form of the trusts described below, of one or more series of secured medium-term notes (that are also asset-backed securities), which we refer to in this prospectus supplement as “notes,” in an aggregate principal amount of up to $5,000,000,000, less any principal amount of notes previously issued under this program pursuant to this prospectus supplement, our secured medium-term notes program issued primarily to institutional investors pursuant to a separate prospectus supplement dated the date hereof, our Principal® Life CoreNotes® program issued primarily to retail investors pursuant to a separate prospectus supplement dated the date hereof or otherwise under the accompanying prospectus.
          Issuing Entities: The applicable trust will use the net proceeds from the offering of its series of notes to purchase a funding agreement sold to, and deposited into, the applicable trust, by us. Our payment obligations under the funding agreement relating to the applicable series of notes will be fully and unconditionally guaranteed by a guarantee issued by Principal Financial Group, Inc., a Delaware corporation and our indirect parent (“PFG”).
          The notes are obligations of the applicable issuing entity. The notes are secured medium-term notes that are also asset-backed securities.
          Each trust exists for the exclusive purpose of issuing and selling one series of notes to investors, using the net proceeds from the sale of that series of notes to acquire a funding agreement from us, collaterally assigning and granting a security interest in the applicable funding agreement, and collaterally assigning and granting a security interest in the applicable guarantee, in favor of the indenture trustee, and engaging in other activities necessary or incidental thereto.
          You should read this prospectus supplement, the accompanying prospectus and the applicable pricing supplement carefully before you invest in the notes.
          The notes: The specific terms and conditions of each series of notes will be as set forth in a separate pricing supplement. The notes of each series will:

•	be issued by a separate and distinct trust and will be the obligations of that issuing entity;

•	provide for payment in U.S. dollars;

•	rank as secured indebtedness of the trust secured primarily by a funding agreement issued by us;

•	be issued in only one class;

•	unless otherwise specified in the applicable pricing supplement, not be listed on any securities exchange;

•	unless otherwise specified in the applicable pricing supplement, have a minimum denomination of $1,000 and integral multiples in excess thereof;

•	be in book-entry form;

•	represent non-recourse obligations of the trust and be paid only from the assets of that trust;

•	represent the trust’s obligations only and will not represent obligations of, represent interests in, or be guaranteed by, us, PFG or any of our or its affiliates;

•	bear interest at fixed or floating rates, or bear no interest at all;

•	pay interest on each series of notes on a monthly, quarterly, semi-annual or annual basis (unless otherwise specified in the applicable pricing supplement);

•	have a stated maturity of between 9 months and 30 years from the date of issue;

•	have redemption and/or repayment provisions, if applicable, whether mandatory or at the option of the trust or the holders of notes; and

•	be sold in the United States to retail investors.
          Holders of a series of notes may look only to the trust’s rights and title in the funding agreement issued to, and deposited into, the applicable trust by us, the related guarantee issued by PFG and any proceeds of that funding agreement and guarantee held in the trust and not to any other assets or collateral held by any other trust, us or PFG.
          Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page 2 of the accompanying prospectus.
          None of the Securities and Exchange Commission (the “SEC”), any state securities commission or any state insurance commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.
          The trusts may sell notes to the agents specified in the applicable pricing supplement (each an “Agent”) as principal for resale at a fixed offering price specified in the applicable pricing supplement or at varying prices. The trusts may also explicitly agree with the Agents that they will use their reasonable efforts as Agents on the trust’s behalf to solicit offers to purchase notes from such trusts.
          The date of this prospectus supplement is February 16, 2006.
“Principal®” and “Principal Financial Group and Design®” are registered service marks of Principal Financial Services, Inc. and are used under license.
“CoreNotes®” is a registered service mark of Merrill Lynch & Co., Inc.

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS
          This document is a prospectus supplement and supplements a prospectus which is part of the registration statement that we and PFG have filed with the SEC. This prospectus supplement provides you with a general description of the notes being offered, through newly established separate and distinct trusts and the underlying funding agreements and guarantees, and supplements the description of the notes, the underlying funding agreements and guarantees contained in the accompanying prospectus. These notes may be offered from time to time, through trusts, in one or more series of notes with a total initial public offering price or purchase price of up to $5,000,000,000, less any principal amount of notes previously issued under this program pursuant to this prospectus supplement, our secured medium-term notes program issued primarily to institutional investors pursuant to a separate prospectus supplement dated the date hereof, our Principal® Life CoreNotes® program issued primarily to retail investors pursuant to a separate prospectus supplement dated the date hereof or otherwise under the accompanying prospectus.
          The specific terms and conditions of notes being offered and the related funding agreement and guarantee will be contained in a pricing supplement. A copy of that pricing supplement will be provided to you along with a copy of this prospectus supplement and the accompanying prospectus. That pricing supplement also may add, update, supplement or clarify information in this prospectus supplement and the accompanying prospectus. You should carefully review such additional, updated, supplemental or clarifying information contained in the pricing supplement. You should read this prospectus supplement and the accompanying prospectus and the pricing supplement together with the additional information that is incorporated by reference in this prospectus supplement and the accompanying prospectus. That additional information is described under the heading “Incorporation of Certain Documents by Reference” beginning on page 12 of the accompanying prospectus.
          You should rely only on the information incorporated by reference or provided in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement. None of us, PFG, any trust or any Agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. None of us, PFG, any trust or any Agent is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement, as well as information PFG previously filed with the SEC and incorporated by reference, is accurate only as of its respective date The business, financial condition, results of operations and prospects of us and PFG may have changed since that date.
          In this prospectus supplement, references to “Principal Life,” “we,” “us” and “our” are to Principal Life Insurance Company, an Iowa life insurance company, references to “PFG” are to Principal Financial Group, Inc., a Delaware corporation and our indirect parent company, and references to “trust” are to the applicable newly established separate and distinct special purpose common law trust, formed in a jurisdiction located in the United States of America specified in the applicable pricing supplement, which actually issues the applicable series of notes. In this prospectus supplement, we refer to each series of secured medium-term notes as a “series of notes” and to secured medium-term notes in general as “notes.”
          In this prospectus supplement, references to “United States dollars,” “U.S. dollars” or “$” are to lawful currency of the United States of America.

SUMMARY
          This section summarizes the material legal and financial terms of the notes and the underlying funding agreements and guarantees that are described in more detail in “Description of the Notes” beginning on page S-14 of this prospectus supplement, “Description of the Funding Agreements” beginning on page S-37 of this prospectus supplement, and “Description of the Guarantees” beginning on page 41 of the accompanying prospectus. Final terms of any particular series of notes are set at the time of sale and will be contained in a pricing supplement relating to that series of notes and the related funding agreement and guarantee. That pricing supplement may add to, update, supplement or clarify the terms contained in this summary. In addition, you should read the more detailed information appearing elsewhere in the accompanying prospectus, this prospectus supplement and the applicable pricing supplement.

The Trusts	Each series of notes will be issued by a newly established and separately created common law trust. Each trust will be established by GSS Holdings II, Inc., as trust beneficial owner, and U.S. Bank Trust National Association, as trustee, pursuant to a trust agreement (each, a “trust agreement”). The assets and liabilities of each trust are separate and distinct from the assets and liabilities of every other trust, us and PFG.

The Sponsor and the Depositor	We are the sponsor of the program and the registrant as the depositor and issuer of the funding agreements under the program.

The Guarantor	PFG is a registrant as the issuer of the guarantees that will fully and unconditionally guarantee our payment obligations under the funding agreements.

Purpose of Trusts	The sole purpose of each trust is to facilitate a program for the issuance of notes to the public. Each trust may only issue one series of notes and such notes will be issued only on the original issue date for such notes. Each series of notes will be secured by only one funding agreement purchased from us by the applicable trust, the principal amount of which may not be increased. Our payment obligations under each funding agreement will be fully and unconditionally guaranteed by PFG. The trust will use the net proceeds received from issuing a series of notes to acquire a funding agreement, for, and to be held in, the trust. The trust will hold the collateral described below pertaining to the applicable series of notes to fund its obligations under that series of notes. Notes issued by the trust will be the direct obligations of the trust and will not be the obligation of any other trust, us or PFG. Holders of notes of a particular series may only look to the funding agreement issued by us, the related guarantee issued by PFG and any proceeds of such funding agreement and guarantee held in the related trust for payment on their notes and not to the assets held in any other trust or by us or PFG.

We and PFG are not affiliated with any trust. Neither we, PFG nor any of our officers, directors, subsidiaries or affiliates owns any beneficial interest in any trust nor has any of these persons or entities entered into any agreement with any trust other than in furtherance of the issuance of notes from time to time as contemplated by this prospectus supplement and the accompanying prospectus.

Neither we, PFG nor any of our officers, directors, subsidiaries or affiliates is affiliated with the trustee, the trust beneficial owner or the indenture trustee relating to the notes.

Below is a diagram showing the parties involved in the issuance of notes by each trust.

We Can Issue Medium-Term Notes and Funding Agreements Directly to Investors	We are able to issue our own medium-term notes directly to investors and do issue funding agreements directly to investors. However, by securing each trust’s notes with a funding agreement, such trust’s notes are secured by an asset that would have a higher priority in insolvency than our unsecured medium-term notes, if any, and may be entitled to receive a higher investment rating from one or more nationally recognized rating agencies than our unsecured medium-term notes. In addition, funding agreements are very difficult to transfer and have no active secondary market. By securing each trust’s notes with a funding agreement, investors may be able to avail themselves of many of the benefits of our funding agreements while benefiting from the liquidity afforded by each trust’s medium-term notes.

Agents	One or more Agents will be specified in the applicable pricing supplement.

Secured Medium-Term Notes Retail Program	This prospectus supplement relates to notes that one or more trusts may issue and sell in the United States to retail and other investors under our secured medium-term notes retail program.

Secured Medium-Term Notes Program	Included in the registration statement, of which this prospectus supplement is a part, is another prospectus supplement relating to notes that may be issued and sold to institutional investors by newly established trusts under the related secured medium-term notes program. The terms of the secured medium-term notes are identical in all material respects to the terms of the notes to be sold under this program, as described in this prospectus supplement, except that the secured medium-term notes:

• may be issued as amortizing notes;

• may be denominated in one or more foreign currencies;

• will not contain a survivor’s option, permitting optional repayment of notes of a series of notes, subject to certain limitations, prior to maturity, if requested, following the death of the beneficial owner of notes of that series of notes; and

• may contain a provision providing for the redemption of the notes if we are required to pay additional amounts on the related funding agreement pursuant to the applicable pricing supplement and we exercise our right to redeem the funding agreement.

Principal® Life CoreNotes® Program	Included in the registration statement, of which this prospectus supplement is a part, is another prospectus supplement relating to notes that may be issued and sold to retail investors by newly established trusts under the related Principal® Life CoreNotes® Program. The terms of the Principal® Life CoreNotes® Program are identical in all material respects to the terms of the notes to be sold under this program. However, unlike the Principal® Life CoreNotes® Program, the notes issued and sold under this program may be distributed by one or more Agents which may include Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Amount	The trusts may collectively issue up to a maximum aggregate principal amount of $5,000,000,000 of notes in connection with this prospectus supplement, less any principal amount of notes previously issued under this program pursuant to this prospectus supplement, our secured medium-term notes program pursuant to a separate prospectus supplement dated the date hereof, our Principal® Life CoreNotes® program pursuant to a separate prospectus supplement dated the date hereof or otherwise under the accompanying prospectus.

Flow of Funds	Other than during the occurrence and continuance of an event of default under the notes of a trust, amounts received by or on behalf of the trust will be paid:

• first, to amounts due under the notes; and

• second, with respect to any remaining funds, in accordance with the applicable trust agreement.

During the occurrence and continuance of an event of default under the notes of a trust, amounts received by or on behalf of the trust will be paid:

• first, to the payment of the reasonable and customary expenses and counsel fees incurred by the indenture trustee and any other amounts due and unpaid to the indenture trustee, in an aggregate amount of no more than $250,000 for all notes issued under the program, to the extent not paid pursuant to the applicable expense and indemnity agreement;

• second, to amounts due under the notes; and

• third, with respect to any remaining funds, in accordance with the applicable trust agreement.

See “Description of the Notes — Application of Money Collected Under the Indenture” in the accompanying prospectus.

Since we and PFG are registrants, purchasers of notes may proceed directly against us and PFG to enforce their rights under the United States federal and state securities laws. The right of such purchasers to proceed against us, with respect to the applicable funding agreement, under the United States federal and state securities laws, is no different than if we had issued the funding agreement directly to such purchasers. The right of such purchasers to proceed against PFG, with respect to the applicable guarantee, under the United States federal and state securities laws is no different than if PFG had issued the guarantee directly to such purchasers.

Terms of the Notes: Status	• Each series of notes will be the unconditional, direct, non-recourse, secured and unsubordinated obligations of the applicable trust. Each series of notes will be secured by the collateral relating to that series of notes.

• Each series of notes may be accelerated in the payment of principal and outstanding interest if an event of default under the notes occurs. Upon the occurrence of an event of default, the indenture trustee (described below), on behalf of the holders of notes, may only proceed against the collateral held in the related trust.

• The notes of each series are not, and will not be, obligations of, or guaranteed by, us or any other insurance company or any affiliate of ours, including PFG. The notes will not benefit from any insurance guarantee fund coverage or any similar protection.

Principal	The principal amount of each series of notes will be payable on its stated maturity date, as specified in the applicable pricing supplement, at the corporate trust office of the paying agent, acting in its capacity as servicer, or any other place the relevant trust designates.

Interest	Notes of a series may bear interest at a fixed interest rate or a floating interest rate, or bear no interest at all. Each series of notes that bears interest at a fixed interest rate (“fixed rate notes”) will bear interest from the date of original issuance at a fixed rate per year, as specified in the applicable pricing supplement, until the principal is paid. Interest, if any, will be payable monthly, quarterly, semi-annually or annually on each interest payment date and on the maturity date, as specified in the applicable pricing supplement. Interest also will be paid on the date of redemption or repayment if a series of notes is redeemed or repaid prior to maturity. Interest, with respect to fixed rate notes, will be computed on the basis of a 360-day year of twelve 30-day months, unless otherwise specified in the applicable pricing supplement. Each series of notes that bear interest at a floating interest rate (“floating rate notes”) will bear interest from the date of original issuance at a rate determined by reference to a base rate, which may be adjusted by a spread and/or spread multiplier, as specified in the applicable pricing supplement, until the principal is paid. The pricing supplement will designate one or more of the following interest rate bases, along with the index maturity for that interest rate basis:

• the CD Rate;

• the CMT Rate;

• the Commercial Paper Rate;

• the Constant Maturity Swap Rate;

• the Federal Funds Open Rate;

• the Federal Funds Rate;

• LIBOR;

• the Prime Rate; or

• the Treasury Rate.

Payment of Principal and Interest	Principal and interest payments, if any, on any series of notes will be made solely from the proceeds of a funding agreement purchased with respect to such series of notes for, and to be held in, the related trust, and the full and unconditional guarantee issued by PFG of our payment obligations under the relevant funding agreement.

Maturities	Unless otherwise specified in the applicable pricing supplement, each series of notes will mature between nine months and 30 years from its date of original issuance on the last scheduled interest payment date, as specified in the applicable pricing supplement.

Redemption and Repayment	A trust will redeem its series of notes if we redeem the funding agreement securing such series of notes. Except as otherwise specified in the accompanying prospectus, this prospectus supplement or the applicable pricing supplement, the funding agreement securing a series of notes will not be redeemable by us and no series of notes will be repayable at the option of the holder prior to their stated maturity date. Unless otherwise specified in the applicable pricing supplement, the notes will not be subject to any sinking fund.

Each trust may issue a series of notes which may be redeemed by the issuing trust when 20% or more of the original principal balance is outstanding. Notes that may be redeemed at a time when 20% or more of the original principal amount of such notes are outstanding will be designated in their title as “callable” in the applicable pricing supplement.

Survivor’s Option	A series of notes may contain a provision (which we refer to as the “survivor’s option”) permitting optional repayment of notes of that series prior to maturity, if requested, following the death of the beneficial owner of notes of that series, so long as the notes either were purchased by the deceased beneficial owner within ninety (90) days of their issuance or were held by the deceased beneficial owner for a period of six (6) months immediately prior to such death. Your notes may not be repaid in this manner unless the pricing supplement for your series of notes provides for the survivor’s option. If the pricing supplement for your series of notes provides for the survivor’s option, the funding agreement securing your series of notes will contain a provision which will allow the applicable trust to tender the funding agreement in whole or in part to us. The ability of the applicable trust to tender the funding agreement related to a series of notes that contain a survivor’s option, however, will be subject to certain limitations set by us. As a result, your right to exercise the survivor’s option is subject to limits set by us with respect to the relevant funding agreement. We have the discretionary right to limit:

• the aggregate principal amount of all funding agreements securing all outstanding series of notes issued under the secured medium-term notes retail program as to which exercises of any put option by any trust shall be accepted by us in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the aggregate principal amount of all funding agreements securing all outstanding series of notes issued under the secured medium-term notes retail program and the Principal® Life CoreNotes® program as of the end of the most recent calendar year or such other greater amount as determined in accordance with the applicable funding agreement and set forth in the applicable pricing supplement;

• the aggregate principal amount of funding agreements securing the notes as to which exercises of any put option by the applicable trust attributable to notes as to which the survivor’s option has been exercised by the authorized representative of any individual deceased beneficial owner to $250,000 in any calendar year or such other greater amount as determined in accordance with the applicable funding agreement and set forth in the applicable pricing supplement; and

• the aggregate principal amount of the funding agreement securing a series of notes as to which exercises of any put option by the applicable trust shall be accepted in any calendar year as set forth in the applicable funding agreement and the applicable pricing supplement.

Additional details on the survivor’s option are described in this prospectus supplement in the section entitled “Description of the Notes — Repayment Upon Exercise of Survivor’s Option” on page S-31.

Withholding Tax	All amounts due in respect of the notes of any series, the related guarantee and the related funding agreement will be made without any applicable withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority, unless such withholding or deduction is required by law. Unless otherwise specified in the applicable pricing supplement, none of the notes, the related guarantee, or the related funding agreement will provide for the payment of additional amounts relating to any required withholding or deduction imposed or levied on payments in respect of a series of notes, the related guarantee or the related funding agreement. As a result, unless otherwise specified in the applicable pricing supplement, the risk of any such withholding or deduction, whether or not as a result of a change in law or otherwise, will be borne by the holders of such series of notes.

Material United States Federal Income Tax Considerations	We intend to take the position, for United States federal income tax purposes, that each trust will be disregarded and that the notes will be treated as representing our indebtedness

(the “Intended Tax Characterization”). Each holder of a note (or any beneficial interest therein), by acceptance of the note (or beneficial interest therein), agrees to the Intended Tax Characterization. Accordingly, holders of the notes generally will have the same United States federal income tax consequences from the purchase of the notes as they would have had if they purchased a debt obligation issued directly by us. Prospective purchasers of the notes must carefully consider the tax consequences of the ownership and disposition of the notes set forth under “Material United States Federal Income Tax Considerations.”

Fees and Expenses	We will pay the costs and expenses incurred by a trust under the expense and indemnity agreements with each of the indenture trustee, the custodian, the trust beneficial owner and the trustee (on behalf of itself and each trust formed in connection with the issuance of a series of notes) and any additional service provider appointed from time to time.

Under each expense and indemnity agreement, we will pay certain costs and expenses relating to the offering, sale, issuance and administration of any series of notes and certain costs, expenses and taxes incurred by a trust and will indemnify the indenture trustee, the custodian, the trust beneficial owner, the trustee, each trust and additional service providers appointed from time to time with respect to certain matters. See “Fees and Expenses” in the accompanying prospectus.

We anticipate that the indenture trustee fees for the program will be approximately $215 per year for each series of notes.

Denominations; Currency	Unless otherwise specified in the applicable pricing supplement, the notes will be issued and sold in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The notes of each series will be denominated in, and payments of principal, premium, if any, and/or interest, and any other amounts in respect of the notes, will be made in U.S. dollars.

Listing	Unless otherwise specified in the applicable pricing supplement, your series of notes will not be listed on any securities exchange.

Form of Notes	The trusts will sell notes in the United States only. Each series of notes will be issued in book-entry form only and cleared through The Depository Trust Company (“DTC” or the “depositary”). Each book-entry note will be held by the indenture trustee as custodian for DTC or its nominee. We do not intend to issue notes in certificated form.

Collateral	The notes of any series will be secured by the right, title and interest of the applicable trust in and to (1) the relevant funding agreement held in that trust, (2) the related guarantee issued by PFG to the trust fully and unconditionally guaranteeing our payment obligations under the funding agreement, (3) all proceeds of the funding agreement and the guarantee and all amounts and instruments on deposit from time to time in the related collection account, (4) all books and records pertaining to the relevant funding agreement and the related guarantee and (5) all rights of the trust pertaining to the foregoing.

Each series of notes will be secured by the collateral held in the applicable trust. The trust will collaterally assign and grant a security interest in the related funding agreement and the related guarantee in favor of the indenture trustee for the benefit of the holders of notes of the applicable series.

Under the custodial agreement (the “custodial agreement”) entered into among the indenture trustee, Bankers Trust Company, N.A. (the “custodian”) and the trustee (on behalf of each trust to be formed in connection with the issuance of a series of notes), upon the collateral assignment of and grant of security interest in the funding agreement and the guarantee related to a series of notes of a trust, the custodian will hold the funding agreement and the guarantee, on behalf of the indenture trustee in the State of Iowa.

Funding Agreements	A funding agreement is a type of insurance company product in which the purchaser, usually an institutional investor, pays the insurance company a deposit and, in turn, receives scheduled payments of principal and interest. The deposit we receive on the issuance of a funding agreement will be part of our general account and not allocated to any of our separate accounts. Our general account is the account which contains all of our assets and liabilities other than those held in our separate accounts. (Separate accounts are segregated accounts which are established for certain products that we sell. A separate account holds assets and liabilities specifically related to one or more products and segregates these assets and liabilities from the assets and liabilities of all other separate accounts and the assets and liabilities of our general account.) Since the deposit made under any funding agreement will be part of our general account, our obligations under each funding agreement will be the obligations of our general account, rather than the obligations of any separate account. As such, we will invest the proceeds from the sale of funding agreements in a portfolio of assets which along with our other general account assets will be used to meet our contractual obligations under the funding agreements and our other general account obligations. We will earn the spread differential between the cost of our obligations under the funding agreements and the yield on our invested assets. We may periodically, consistent with our past practice and subject to all applicable regulatory restrictions on our insurance operations, dividend a portion of the spread income to PFG.

Each trust will use the net proceeds received from the sale of its series of notes to purchase a funding agreement issued by us, the terms of which will be set forth in the applicable pricing supplement. The funding agreement will have a deposit amount equal to the sum of the principal amount (or issue price in the case of discount notes) of the related series of notes and the amount of the beneficial interest in the related trust. The rate at which the funding agreement bears interest will be equal to the rate of interest, if any, on the related series of notes. The funding agreement will otherwise have substantially similar payment and other terms to the related series of notes.

Each funding agreement is our unsecured obligation. See “— Ratings” below.

In the event of our impairment or insolvency, the Iowa Insurance Commissioner will be authorized and directed to commence delinquency proceedings for the purpose of liquidating, rehabilitating, reorganizing or conserving us pursuant to Iowa Code Sections 507C.4, 507C.12, 507C.13, 507C.14 and 507C.16. In conducting delinquency proceedings, claims are prioritized and an order of distribution is specified pursuant to Iowa Code Section 507C.42. There are nine classes within the priority scheme, with each successive class being fully junior to the preceding class. Class 1 priority is given to the costs and expenses of administration of the insurer during the delinquency proceedings and Class 2 priority is given to the claims of the insurer’s policyholders and guaranty associations. We believe that, in a properly prepared and presented case, a court applying Iowa law would conclude that loss claims of principal and interest in respect of each funding agreement would be accorded Class 2 priority under Iowa Code Section 507C.42 and paid equally in priority with our other policyholders. See “Description of the Funding Agreements” in the accompanying prospectus.

Guarantees	Our payment obligations under the funding agreement issued to each trust will be fully and unconditionally guaranteed by PFG under a guarantee issued by PFG to the trust as described in the accompanying prospectus. Each guarantee will be an unsecured, unsubordinated, contingent obligation of PFG. See “Description of the Guarantees” in the accompanying prospectus.

Ratings	Unless otherwise indicated in the applicable pricing supplement, the notes will have an issue credit rating of AA from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s”). Standard & Poor’s has rated the program AA. If Standard & Poor’s changes the program rating, the new program rating will be specified in the applicable pricing supplement. We expect the program to be rated Aa2 by Moody’s Investors Service, Inc. (“Moody’s”). If Moody’s changes the program rating, the new program rating will be specified in the applicable pricing supplement. Notes of a series will be issued under the program only in the event that, at the time of issuance of such series of notes, at least one nationally recognized rating agency would assign an investment grade rating to such series of notes and the funding agreement securing such series of notes.

Indenture, Indenture Trustee and Servicer	Each trust will issue its series of notes to the public pursuant to an indenture between that trust and Citibank, N.A., in its capacity as indenture trustee. See “Description of the Notes — General — Indenture.” The indenture trustee will act as servicer with respect to the program. The indenture is subject to the Trust Indenture Act of 1939, as amended. The indenture trustee is not affiliated with any trust, us or PFG.

Administration of the Trusts	U.S. Bank Trust National Association, a national banking association, will be each trust’s sole trustee (the “trustee”). The trustee will not be obligated in any way to make payments under or in respect of the notes. The trustee is not affiliated with us or PFG.

Trust Beneficial Owner	GSS Holdings II, Inc., a Delaware corporation, will be the sole beneficial owner of each trust (the “trust beneficial owner”). The beneficial interest of each trust:

• will be purchased by the trust beneficial owner for $15 (or in the case of a trust that issues discount notes, such other amount as corresponds to the discount on such notes), unless otherwise specified in the applicable pricing supplement;

• will be issued in book-entry form only;

• will entitle the trust beneficial owner to receive payments in respect thereof on the same terms as the payments to be made to the holders of notes of the related series; and

• will be subordinated to the related series of notes.

The trust beneficial owner will receive periodic distributions on its beneficial interest at the same rate and on the same day that holders of notes of the related series receive interest payments. On the maturity date of the trust beneficial owner’s beneficial interest and the related series of notes, the trust will redeem the principal amount of the related series of notes to the holders of such notes and the principal amount of the beneficial interest to the trust beneficial owner.

The trust beneficial owner is not affiliated with us or PFG.

Governing Law	The notes and each indenture will be governed by, and construed in accordance with, the laws of the State of New York. Each guarantee issued by PFG will be governed by, and construed in accordance with, the laws of the State of New York. The trust agreement for the applicable trust will be governed by, and construed in accordance with, the laws of the jurisdiction in which it is formed. Each funding agreement will be governed by the laws of the State of Iowa.

DESCRIPTION OF THE NOTES
          The following description of the material provisions of the notes supplements the general description of the notes provided in the accompanying prospectus. You should therefore review the accompanying prospectus carefully. You should carefully review the information in this prospectus supplement. The pricing supplement for each offering of notes will contain the specific information and terms and conditions for that offering. As such, you should carefully review the information contained in the pricing supplement, including any description of the method of calculating interest on any note. The applicable pricing supplement may also add, update, supplement or clarify information contained in this prospectus supplement or the accompanying prospectus. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement, the applicable pricing supplement, the indenture and the notes in making your investment decision.
          This section describes some technical concepts and uses some capitalized terms that are not defined in the prospectus supplement. You should refer to the form of indenture and the form of note certificates filed as exhibits to the registration statement (of which this prospectus supplement and the accompanying prospectus are a part) for the full description of those concepts and complete definitions of these terms.
General

Indenture
          Each trust will issue one series of notes, subject to and entitled to the benefits of a separate indenture between the trust and the indenture trustee, which will adopt and incorporate the standard indenture terms. Such notes will be issued only on the original issue date for such notes. With respect to a particular trust, we refer to the applicable indenture and the standard indenture terms as the “indenture.” Each series of notes will be the subject of a pricing supplement. The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. For a description of the terms of the indenture, see “Descriptions of the Notes” beginning on page 22 of the accompanying prospectus.
          At the date of this prospectus supplement, the notes offered pursuant to this prospectus supplement are limited to an aggregate initial public offering price or purchase price of up to $5,000,000,000. This amount is subject to reduction as a result of the issuance of notes of notes previously under this program, our secured medium-term notes program or otherwise under the accompanying prospectus.

Collateral
          The notes of a series will be the trust’s unconditional, direct, non-recourse, secured and unsubordinated obligations. Under the indenture, the funding agreement issued to and deposited into a trust by us, in exchange for the proceeds received by the trust from the offering of its series of notes and trust beneficial interest, will be collaterally assigned by the trust, and the trust will grant a security interest in the funding agreement, to the indenture trustee for the benefit of the holders of the related series of notes. A trust may purchase only one funding agreement from us and the principal amount of the funding agreement may not be increased. The trust will also collaterally assign and grant a security interest in the guarantee issued by PFG to the trust in favor of the indenture trustee for the benefit of the holders of the related series of notes. Each series of notes will be secured by a security interest in the “collateral,” consisting of:

•	the relevant funding agreement;

•	the related guarantee issued by PFG to the trust, which fully and unconditionally guarantees our payment obligations under the relevant funding agreement;

•	all proceeds of the relevant funding agreement and the relevant guarantee and all amounts and instruments on deposit from time to time in the related collection account;

•	all books and records pertaining to the relevant funding agreement and the related guarantee; and

•	all of the trust’s rights pertaining to the foregoing.

          Under the custodial agreement, upon the collateral assignment and grant of security interest in the funding agreement and the guarantee related to a series of notes of a trust, the custodian will hold the funding agreement and the guarantee, on behalf of the indenture trustee in the State of Iowa.

Ranking
          The notes of a series of a trust will rank equally among themselves.

Pricing Options
          Notes that bear interest will either be fixed rate notes or floating rate notes, or a combination of fixed rate and floating rate, as specified in the applicable pricing supplement. A trust may also issue discount notes as specified in the applicable pricing supplement.

Pricing Supplement
          The pricing supplement relating to the offering of a series of notes will describe the following terms:

•	the principal amount for the note;

•	whether the note:

(1) is a fixed rate note,

(2) is a floating rate note, and/or

(3) is a discount note that does not bear any interest currently or bears interest at a rate that is below market rates at the time of issuance;

•	the price at which the note will be issued, which will be expressed as a percentage of the aggregate principal amount or face amount;

•	the original issue date on which the note will be issued;

•	the stated maturity date;

•	if the note is a fixed rate note, the rate per annum at which the note will bear any interest and the Interest Payment Date frequency;

•	if the note is a floating rate note, relevant terms such as:

(1) the Interest Rate Basis,

(2) the Initial Interest Rate,

(3) the Interest Reset Period or the Interest Reset Dates,

(4) the Interest Payment Dates,

(5) the Index Maturity,

(6) any Maximum Interest Rate,

(7) any Minimum Interest Rate,

(8) the spread and/or spread multiplier, and

(9) any other terms relating to the particular method of calculating the interest rate for the note and whether and how the spread and/or spread multiplier may be changed prior to the stated maturity date;

•	whether the authorized representative of the beneficial owner of a beneficial interest in the note will have the right to seek repayment upon the death of the beneficial owner as described under “— Repayment Upon Exercise of Survivor’s Option” on page S-31;

•	whether the note may be redeemed by the trust, or repaid at the option of the holder, prior to the stated maturity date and the terms of its redemption or repayment, provided that any such redemption or repayment will be accompanied by the simultaneous redemption or repayment of the relevant funding agreement;

•	any special United States federal income tax considerations relating to the purchase, ownership and disposition of the note;

•	the jurisdiction of formation of the trust; and

•	any other terms of the note provided in the accompanying prospectus to be set forth in a pricing supplement or that are otherwise consistent with the provisions of the indenture under which the note will be issued.

Maturity
          Unless otherwise specified in the applicable pricing supplement, each series of notes will mature on a day between nine months and 30 years from its date of original issuance on the last scheduled interest payment date (the “stated maturity date”), as specified in the applicable pricing supplement, unless the principal of such series becomes due and payable prior to the stated maturity date, whether, as applicable, by the declaration of acceleration of maturity, notice of redemption by the trust, notice of a beneficial owner’s exercise of his or her option to elect repayment or otherwise (we refer to the stated maturity date or any date prior to the stated maturity date on which the particular series of notes becomes due and payable, as the case may be, as the “maturity date” with respect to the principal of such series of notes repayable on that date).

Currency
          The notes of each series will be denominated in, and payments of principal, premium, if any, and/or interest, if any, and any other amounts in respect of the notes will be made in, U.S. dollars.

Form of Notes; Denominations
          Each trust will issue each note in book-entry form represented by one or more fully registered book-entry securities registered in the name of Cede &. Co., the nominee of The Depository Trust Company, as depositary. Each book-entry note will be held by the indenture trustee as custodian for the depositary. Unless otherwise specified in the applicable pricing supplement, the minimum denominations of each note will be $1,000 and integral multiples of $1,000 in excess thereof.

Transfers and Exchanges
          Book-entry notes may be transferred or exchanged only through the depositary. See “— Book-Entry Notes.” No service charge will be imposed for any such registration of transfer or exchange of notes, but the trust may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such transfer or exchange (other than certain exchanges not involving any transfer).

Listing
          Unless otherwise specified in the applicable pricing supplement, your series of notes will not be listed on any securities exchange.

Business Day
          As used in this prospectus supplement, “business day” means:

•	any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; and

•	for purposes of LIBOR determination dates for floating rate notes (as defined below) based on LIBOR (as defined below) the day must also be a London Banking Day, which means a day on which commercial banks are open for business (including dealings in the LIBOR currency (as defined below)) in London.
Payments of Principal and Interest
          Principal of and interest on the notes will be paid to owners of a beneficial interest in the notes in accordance with the arrangements then in place between the paying agent and DTC as depositary and its participants as described under “— Book-Entry Notes.” Notes of a series may bear interest at a fixed interest rate (“fixed rate notes”) or at a floating interest rate (“floating rate notes”).
Fixed Rate Notes
          Each series of fixed rate notes will bear interest at a fixed rate from and including its date of issue or from and including the most recent interest payment date as to which interest has been paid or made available for payment until the principal is paid or made available for payment.

The applicable pricing supplement will specify the fixed interest rate per annum applicable to each note and the frequency with which interest is payable. Interest, including interest for any partial period, will be computed on the basis of a 360-day year of twelve 30-day months. Each payment of interest, including interest to be paid at maturity, will include interest to, but excluding, the date that the interest payment is due.
          Interest on notes that bear interest at fixed rates will be payable in arrears on each interest payment date to the registered holder at the close of business on the record date except that interest, if any, due at maturity will be paid to the person to whom the principal of the note is paid. Unless otherwise specified in the applicable pricing supplement, the record date will be the day that is fifteen (15) calendar days preceding the applicable interest payment date, whether or not a business day. Unless otherwise specified in the applicable pricing supplement, the interest payment dates for fixed rate notes will be as follows:

Interest Payment
Frequency	Interest Payment Dates

Monthly	Fifteenth day of each calendar month, beginning in the first calendar month following the month the note was issued.
Quarterly	Fifteenth day of every third calendar month, beginning in the third calendar month following the month the note was issued.
Semi-annual	Fifteenth day of every sixth calendar month, beginning in the sixth calendar month following the month the note was issued.
Annual	Fifteenth day of every twelfth calendar month, beginning in the twelfth calendar month following the month the note was issued.
          If any interest payment date or the maturity date of a fixed rate note falls on a day that is not a business day, the applicable trust will make the required payment of principal, premium, if any, and/or interest, if any on the next succeeding business day, and no additional interest will accrue in respect of the payment made on that next succeeding business day.
          Interest rates that each trust offers on the fixed rate notes may differ depending upon, among other factors, the aggregate principal amount of notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered by other trusts concurrently to different investors. Other trusts may change interest rates or formulas and other terms of notes from time to time, but no change of terms will affect any note any other trust has previously issued or as to which any other trust has accepted an offer to purchase.
Floating Rate Notes
          Interest on each series of floating rate notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may, as described below, include:

•	the CD Rate;

•	the CMT Rate;

•	the Commercial Paper Rate;

•	the Constant Maturity Swap Rate;

•	the Federal Funds Open Rate;

•	the Federal Funds Rate;

•	LIBOR;

•	the Prime Rate; or

•	the Treasury Rate.
          The applicable pricing supplement will specify certain terms of the particular series of notes that bears interest at floating rates, including:

•	whether the note that bears interest at floating rates is:

•	a “Regular Floating Rate Note;” or

•	a “Floating Rate/ Fixed Rate Note;”

•	the Fixed Rate Commencement Date, if applicable;

•	Fixed Interest Rate, if applicable;

•	Interest Rate Basis or Interest Rate Bases;

•	Initial Interest Rate, if any;

•	Interest Reset Dates;

•	Interest Payment Dates;

•	Index Maturity;

•	Maximum Interest Rate and/or Minimum Interest Rate;

•	spread and/or spread multiplier; or

•	if one or more of the applicable Interest Rate Bases is LIBOR, the LIBOR Currency and LIBOR Page.
          The rate derived from the applicable Interest Rate Basis will be determined in accordance with the related provisions below. The interest rate in effect on each day will be based on:

•	if that day is an Interest Reset Date, the rate determined as of the Interest Determination Date (as defined below) immediately preceding that Interest Reset Date; or

•	if that day is not an Interest Reset Date, the rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.
          The “spread” is the number of basis points (one one-hundredth of a percentage point) specified in the applicable pricing supplement to be added to or subtracted from the related Interest Rate Basis or Interest Rate Bases applicable to a series of notes that bears interest at floating rates. The “spread multiplier” is the percentage specified in the applicable pricing supplement of the related Interest Rate Basis or Interest Rate Bases applicable to a series of notes that bears interest at floating rates by which the Interest Rate Basis or Interest Rate Bases will be multiplied to determine the applicable interest rate. The “Index Maturity” is the period to maturity of the instrument or obligation with respect to which the related Interest Rate Basis or Interest Rate Bases will be calculated.
          Interest rates that each trust offers on its floating rate notes may differ from the rate offered by other trusts depending upon, among other factors, the aggregate principal amount of notes purchased in any single transaction. Notes with different variable terms other than interest rates may also be offered by other trusts concurrently to different investors. Other trusts may change interest rates or formulas and other terms of notes from time to time, but no change of terms will affect any note any other trust has previously issued or as to which any other trust has accepted an offer to purchase.

Regular Floating Rate Notes
          Unless a series of floating rate notes is designated as a series of Floating Rate/ Fixed Rate Notes, or as having an addendum attached or having other/additional provisions apply, in each case relating to a different interest rate formula, such series of notes that bears interest at floating rates will be a series of Regular Floating Rate Notes and will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Interest Rate Bases:

•	plus or minus the applicable spread, if any; and/or

•	multiplied by the applicable spread multiplier, if any.
          Commencing on the first Interest Reset Date, as specified in the relevant pricing supplement, the rate at which interest on a series of Regular Floating Rate Notes is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

Floating Rate/ Fixed Rate Notes
          If a series of notes that bears interest at floating rates is designated as a series of Floating Rate/ Fixed Rate Notes, such series of notes that bears interest at floating rates will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Interest Rate Bases:

•	plus or minus the applicable spread, if any; and/or

•	multiplied by the applicable spread multiplier, if any.
          Commencing on the first Interest Reset Date, the rate at which interest on a series of Floating Rate/ Fixed Rate Notes is payable will be reset as of each Interest Reset Date; provided, however, that:

•	the interest rate in effect for the period, if any, from the date of issue to the first Interest Reset Date will be the Initial Interest Rate, as specified in the relevant pricing supplement; and

•	the interest rate in effect commencing on the Fixed Rate Commencement Date will be the Fixed Interest Rate, if specified in the applicable pricing supplement, or, if not so specified, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date.

Interest Reset Dates
          The applicable pricing supplement will specify the dates on which the rate of interest on a series of notes that bears interest at floating rates will be reset (each, an “Interest Reset Date”), and the period between Interest Reset Dates will be the “Interest Reset Period.” Unless otherwise specified in the applicable pricing supplement, the Interest Reset Dates will be, in the case of a series of floating rate notes which reset:

•	daily — each business day;

•	weekly — the Wednesday of each week, with the exception of weekly reset series of notes that bear interest at floating rates as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week;

•	monthly — the fifteenth day of each calendar month;

•	quarterly — the fifteenth day of March, June, September and December of each year;

•	semi-annually — the fifteenth day of the two months of each year specified in the applicable pricing supplement; and

•	annually — the fifteenth day of the month of each year specified in the applicable pricing supplement;
provided, however, that, with respect to any series of Floating Rate/ Fixed Rate Notes, the rate of interest thereon will not reset after the particular Fixed Rate Commencement Date.
          If any Interest Reset Date for any series of notes that bears interest at floating rates would otherwise be a day that is not a business day, the particular Interest Reset Date will be postponed to the next succeeding business day, except that in the case of a series of notes that bears interest at floating rates as to which LIBOR is an applicable Interest Rate Basis and that business day falls in the next succeeding calendar month, the particular Interest Reset Date will be the immediately preceding business day.

Interest Determination Dates
          The interest rate applicable to a series of notes that bears interest at floating rates for an Interest Reset Period commencing on the related Interest Reset Date will be determined by reference to the applicable Interest Rate Basis as of the particular “Interest Determination Date,” which will be:

•	with respect to the Federal Funds Open Rate — the related Interest Reset Date;

•	with respect to the Commercial Paper Rate, the Federal Funds Rate and the Prime Rate — the business day preceding the related Interest Reset Date;

•	with respect to the CD Rate and the CMT Rate — the second business day preceding the related Interest Reset Date;

•	with respect to the Constant Maturity Swap Rate — the second U.S. Government Securities business day (as defined under “— Constant Maturity Swap Rate” below) preceding the related Interest Reset Date; provided, however, that if, after attempting to determine the Constant Maturity Swap Rate (as described under “— Constant Maturity Swap Rate” below), such rate is not determinable for a particular Interest Determination Date (the “original interest deter-

mination date”), then such Interest Determination Date shall be the first U.S. Government Securities business day preceding the original interest determination date for which the Constant Maturity Swap Rate can be determined as described under “— Constant Maturity Swap Rate” below;

•	with respect to LIBOR — the second London Banking Day preceding the related Interest Reset Date; and

•	with respect to the Treasury Rate — the day of the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (i.e., Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday); provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the Interest Determination Date will be the preceding Friday.

          The Interest Determination Date pertaining to a series of floating rate notes that bears interest at the interest rate of which is determined with reference to two or more Interest Rate Bases will be the latest business day which is at least two business days before the related Interest Reset Date for the applicable note that bears interest at floating rates on which each Interest Reset Basis is determinable.

Calculation Dates
          The indenture trustee will be the “Calculation Agent”, unless otherwise specified in the applicable pricing supplement. The interest rate applicable to each Interest Reset Period will be determined by the Calculation Agent on or prior to the Calculation Date (as defined below), except with respect to LIBOR, which will be determined on the particular Interest Determination Date. Upon request of the registered holder of a series of floating rate notes, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to the particular series of floating rate notes. The “Calculation Date,” if applicable, pertaining to any Interest Determination Date will be the earlier of:

•	the tenth calendar day after the particular Interest Determination Date or, if such day is not a business day, the next succeeding business day; or

•	the business day immediately preceding the applicable Interest Payment Date or the maturity date, as the case may be.

Maximum and Minimum Interest Rates
          A series of notes that bears interest at floating rates may also have either or both of the following if specified in the applicable pricing supplement:

•	a maximum numerical limitation, or ceiling, that may accrue during any Interest Reset Period (a “Maximum Interest Rate”); and

•	a minimum numerical limitation, or floor, that may accrue during any Interest Reset Period (a “Minimum Interest Rate”).
          In addition to any Maximum Interest Rate that may apply to a series of notes that bears interest at floating rates, the interest rate on a series of floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

Interest Payments
          Unless otherwise specified in the applicable pricing supplement or in this prospectus supplement, interest on each series of notes that bears interest at floating rates will be payable on the date(s) as set forth below (each, an “Interest Payment Date” with respect to such series of notes that bears interest at floating rates). Unless otherwise specified in the applicable pricing supplement, the record date will be the day that is fifteen (15) calendar days preceding the applicable interest payment date, whether or not a business day. Unless otherwise specified in the applicable pricing supplement, the Interest Payment Dates will be, in the case of a series of floating rate notes which reset:

•	daily, weekly or monthly — the fifteenth day of each calendar month or on the fifteenth day of March, June, September and December of each year, as specified in the applicable pricing supplement;

•	quarterly — the fifteenth day of March, June, September and December of each year;

•	semi-annually — the fifteenth day of the two months of each year specified in the applicable pricing supplement; and

•	annually — the fifteenth day of the month of each year specified in the applicable pricing supplement.
          In addition, the maturity date will also be an Interest Payment Date.
          If any Interest Payment Date other than the maturity date for any series of floating rate notes would otherwise be a day that is not a business day, such Interest Payment Date will be postponed to the next succeeding business day, except that in the case of a series of floating rate notes as to which LIBOR is an applicable Interest Rate Basis and that business day falls in the next succeeding calendar month, the particular Interest Payment Date will be the immediately preceding business day. If the maturity date of a series of floating rate notes falls on a day that is not a business day, the trust will make the required payment of principal, premium, if any, and interest or other amounts on the next succeeding business day, and no additional interest will accrue in respect of the payment made on that next succeeding business day.
          All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation on floating rate notes will be rounded to the nearest cent.
          With respect to each series of floating rate notes, accrued interest is calculated by multiplying the principal amount of such floating rate note by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the particular Interest Reset Period. The interest factor for each day will be computed by dividing the interest rate applicable to such day by 360, in the case of a series of floating rate notes as to which the CD Rate, the Commercial Paper Rate, the Federal Funds Open Rate, the Federal Funds Rate, LIBOR or the Prime Rate is an applicable Interest Rate Basis, or by the actual number of days in the year, in the case of a series of floating rate notes as to which the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis. In the case of a series of notes that bears interest at floating rates as to which the Constant Maturity Swap Rate is the Interest Rate Basis, the interest factor for each day will be computed by dividing the number of days in the interest period by 360 (the number of days to be calculated on the basis of a year of 360 days with twelve 30-day months (unless (i) the last day of the interest period is the 31st day of a month but the first day of the interest period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (ii) the last day of the interest period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)). The interest factor for a series of floating rate notes as to which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only the applicable Interest Rate Basis specified in the applicable pricing supplement applied.
          The Calculation Agent shall determine the rate derived from each Interest Rate Basis in accordance with the following provisions.

CD Rate
          “CD Rate” means:

(1) the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) (as defined below) under the caption “CDs (secondary market)”; or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date for negotiable United States dollar certificates of deposit of the particular Index Maturity as published in H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “CDs (secondary market)”; or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York (which may include an Agent or its affiliates) selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular Index Maturity in an amount that is representative for a single transaction in that market at that time; or

(4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the CD Rate in effect on the particular Interest Determination Date.

          “H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.
          “H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/
update, or any successor site or publication.

CMT Rate
          “CMT Rate” means:

(1) if CMT Moneyline Telerate Page 7051 is specified in the applicable pricing supplement:

(a) the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Treasury Constant Maturities,” as the yield is displayed on Moneyline Telerate (or any successor service) on page 7051 (or any other page as may replace the specified page on that service) (“Moneyline Telerate Page 7051”), for the particular Interest Determination Date; or

(b) if the rate referred to in clause (a) does not so appear on Moneyline Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the particular Interest Determination Date as published in H.15(519) under the caption “Treasury Constant Maturities;” or

(c) if the rate referred to in clause (b) does not so appear in H.15(519), the rate on the particular Interest Determination Date for the period of the particular Index Maturity as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519); or

(d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include an Agent or its affiliates) (each, a “Reference Dealer”) selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

(e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

(f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

(g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

(h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the particular Interest Determination Date; or

(2) if CMT Moneyline Telerate Page 7052 is specified in the applicable pricing supplement:

(a) the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) opposite the caption “Treasury Constant Maturities”, as the yield is displayed on Moneyline Telerate (or any successor service) (on page 7052 or any other page as may replace the specified page on that service) (“Moneyline Telerate Page 7052”), for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

(b) if the rate referred to in clause (a) does not so appear on Moneyline Telerate Page 7052, the percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity and for the week or month, as applicable, preceding the particular Interest Determination Date as published in H.15(519) opposite the caption “Treasury Constant Maturities;” or

(c) if the rate referred to in clause (b) does not so appear in H.15(519), the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the particular Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular Interest Determination Date falls; or

(d) if the rate referred to in clause (c) is not so published, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Index Maturity, a remaining term to maturity no more than one year shorter than that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

(e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

(f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that Interest Deter-

mination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Index Maturity, a remaining term to maturity closest to that Index Maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time; or

(g) if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on the particular Interest Determination Date calculated by the Calculation Agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

(h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that Interest Determination Date.

          If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to the particular Index Maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

Commercial Paper Rate
          “Commercial Paper Rate” means:

(1) the Money Market Yield (as defined below) on the particular Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Commercial Paper — Nonfinancial;” or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Money Market Yield of the rate on the particular Interest Determination Date for commercial paper having the particular Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper — Nonfinancial;” or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York (which may include an Agent or its affiliates) selected by the Calculation Agent for commercial paper having the particular Index Maturity placed for industrial issuers whose bond rating is “Aa”, or the equivalent, from a nationally recognized statistical rating organization; or

(4) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular Interest Determination Date.
          “Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D × 360 360 - (D × M)	× 100
where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable Interest Reset Period.

Constant Maturity Swap Rate
          “Constant Maturity Swap Rate” means:

(1) the rate for U.S. dollar swaps with the designated maturity specified in the applicable pricing supplement, expressed as a percentage, which appears on the Reuters Screen (or any successor service) ISDAFIX1 Page as of 11:00 A.M., New York City time, on the particular Interest Determination Date; or

(2) if the rate referred to in clause (1) does not appear on the Reuters Screen (or any successor service) ISDAFIX1 Page by 2:00 P.M., New York City time, on such Interest Determination Date, a percentage determined on the basis of the mid-market semi-annual swap rate quotations provided by the reference banks (as defined below) as of approximately 11:00 A.M., New York City time, on such Interest Determination Date, and, for this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction with a term equal to the designated maturity specified in the applicable pricing supplement commencing on the Interest Reset Date and in a representative amount (as defined below) with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an actual/360 day count basis, is equivalent to USD-LIBOR-BBA with a designated maturity specified in the applicable pricing supplement. The Calculation Agent will request the principal New York City office of each of the reference banks to provide a quotation of its rate. If at least three quotations are provided, the rate for that Interest Determination Date will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest); or

(3) if at least three quotations are not received by the Calculation Agent as mentioned in clause (2), the Constant Maturity Swap Rate in effect on the particular Interest Determination Date.
          “U.S. Government Securities business day” means any day except for Saturday, Sunday, or a day on which The Bond Market Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
          “Representative amount” means an amount that is representative for a single transaction in the relevant market at the relevant time.
          “Reference banks” mean five leading swap dealers in the New York City interbank market, selected by the Calculation Agent, after consultation with us.

Federal Funds Rates
          “Federal Funds Open Rate” means the rate set forth on Moneyline Telerate (or any successor service) on page 5 (or any other page as may replace the specified page on that service) for an Interest Determination Date underneath the caption “FEDERAL FUNDS” in the row titled “OPEN”. If the rate is not available for an Interest Determination Date, the rate for that Interest Determination Date shall be the Federal Funds Rate as determined below.
          “Federal Funds Rate” means:

(1) the rate as of the particular Interest Determination Date for United States dollar federal funds as published in H.15(519) under the caption “Federal Funds (Effective)” and displayed on Moneyline Telerate (or any successor service) on page 120 (or any other page as may replace the specified page on that service) (“Moneyline Telerate Page 120”); or

(2) if the rate referred to in clause (1) does not so appear on Moneyline Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate as of the particular Interest Determi-

nation Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Federal Funds (Effective);” or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate as of the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York (which may include the Agents or their affiliates), selected by the Calculation Agent prior to 9:00 A.M., New York City time, on the business day following that Interest Determination Date; or

(4) if the brokers so selected by the Calculation Agent are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the particular Interest Determination Date.

LIBOR
          “LIBOR” means:

(1) if “LIBOR Moneyline Telerate” is specified in the applicable pricing supplement or if neither “LIBOR Reuters” nor “LIBOR Moneyline Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency having the Index Maturity specified in the applicable pricing supplement, commencing on the related Interest Reset Date, that appears on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date; or

(2) if “LIBOR Reuters” is specified in the applicable pricing supplement, the arithmetic mean of the offered rates, calculated by the Calculation Agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular Index Maturity, commencing on the related Interest Reset Date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular Interest Determination Date; or

(3) if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular Interest Determination Date on the LIBOR Page as specified in clause (1) or (2), as applicable, the rate calculated by the Calculation Agent of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks (which may include affiliates of an Agent) in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

(4) if fewer than two offered quotations referred to in clause (3) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the particular Interest Determination Date by three major banks (which may include affiliates of an Agent) in that principal financial center selected by the Calculation Agent for loans in the LIBOR Currency to leading European banks, having the particular Index Maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

(5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), LIBOR in effect on the particular Interest Determination Date.

          “LIBOR Currency” means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no currency is specified in the applicable pricing supplement, United States dollars.
          “LIBOR Page” means either:

•	if “LIBOR Reuters” is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in the applicable pricing supplement (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or

•	if “LIBOR Moneyline Telerate” is specified in the applicable pricing supplement or neither “LIBOR Reuters” nor “LIBOR Moneyline Telerate” is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on Moneyline Telerate (or any successor service) on the page specified in the applicable pricing supplement (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

Prime Rate
          “Prime Rate” means:

(1) the rate on the particular Interest Determination Date as published in H.15(519) under the caption “Bank Prime Loan;” or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan,” or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page (as defined below) as the applicable bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on that Interest Determination Date; or

(4) if fewer than four rates referred to in clause (3) are so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate calculated by the Calculation Agent as the particular Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that Interest Determination Date by three major banks (which may include affiliates of an Agent) in The City of New York selected by the Calculation Agent; or

(5) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular Interest Determination Date.
          “Reuters Screen US PRIME 1 Page” means the display on the Reuter Monitor Money Rates Service (or any successor service) on the “US PRIME 1” page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

Treasury Rate
          “Treasury Rate” means:

(1) the rate from the auction held on the Treasury Rate Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable pricing supplement under the caption “INVESTMENT RATE” on the display on Moneyline Telerate (or any successor service) on page 56 (or any other page as may replace that page on that service) (“Moneyline Telerate Page 56”) or page 57 (or any other page as may replace that page on that service) (“Moneyline Telerate Page 57”); or

(2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/ Treasury Bills/ Auction High;” or

(3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury; or

(4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption “U.S. Government Securities/ Treasury Bills/ Secondary Market;” or

(5) if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/ Treasury Bills/ Secondary Market;” or

(6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary United States government securities dealers (which may include an Agent or its affiliates) selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable pricing supplement; or

(7) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date.
          “Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D × N 360 - (D × M)	× 100
where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.
Discount Notes
          A trust may issue a series of notes (“Discount Notes”) that has an Issue Price (as specified in the applicable pricing supplement) that is less than the principal amount thereof by an amount that is equal to or greater than the de minimis amount. The de minimis amount is equal to 0.25% multiplied by the product of the principal amount of the notes and the number of full years to the stated maturity date. A series of Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the Issue Price of a series of Discount Notes and par is referred to as the “Discount.” In the event of redemption, repayment or acceleration of maturity of a series of Discount Notes, the amount payable to the holders of such series of Discount Notes will be equal to the sum of:

•	the Issue Price (increased by any accruals of Discount); and

•	any unpaid interest accrued on such series of Discount Notes to the maturity date.
          Unless otherwise specified in the applicable pricing supplement, for purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for a series of Discount Notes, a Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the applicable series of Discount Notes (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the applicable series of Discount Notes and an assumption that the maturity of such series of Discount Notes will not be accelerated. If the period from the date of issue to the first Interest Payment Date for a series of Discount Notes (the “Initial Period”) is shorter than the compounding period for such series of Discount Notes, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable Discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended, certain series of Discount Notes may not be treated as having original issue discount within the meaning of such Code, and certain series of notes other than Discount Notes may be treated as issued with original issue discount for United States federal income tax purposes. See “Material United States Federal Income Tax Considerations.”
          Each trust may issue a series of notes which may be redeemed by the issuing trust where 20% or more of the original principal balance of such notes is outstanding, which are referred to as “callable” notes. In the case of discount notes that may be redeemed at a time when 20% or more of such notes are outstanding, such notes will be designated in their title as “callable” in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, such series of notes will be otherwise subject to the provisions specified under “— Optional Redemption; Optional Repayment; No Sinking Fund.”
Optional Redemption; Optional Repayment; No Sinking Fund
          In the case of notes that are not discount notes, if an optional redemption date is specified in the pricing supplement relating to a series of notes, and we have redeemed the related funding agreement in full or in part, as applicable, the related trust will redeem the series of notes secured by such funding agreement, in full or in part as applicable, prior to the stated maturity date of such series of notes. Such redemptions shall be made in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at a redemption price equal to 100% of the unpaid principal amount to be redeemed, together with unpaid interest, if any, accrued thereon to, but excluding, the date of redemption. The trust must give written notice to the holders of the particular series of notes to be redeemed not more than 60 nor less than 30 calendar days prior to the date of redemption.
          Each trust may issue a series of notes which may be redeemed by the issuing trust where 20% or more of the original principal balance of such notes is outstanding, which are referred to as “callable” notes and will be designated in their title as “callable” in the relevant pricing supplement. Unless otherwise specified in the applicable pricing supplement, such series of notes will otherwise be subject to the redemption provisions specified herein. For a discussion of the redemption of discount notes, see “— Discount Notes.”
          If fewer than all of the notes are to be redeemed, DTC will select the notes to be redeemed not more than 60 calendar days prior to the redemption date by lot or, if the notes are not in book-entry form, the indenture trustee will do so, in its reasonable discretion, by lot or on a pro rata basis in accordance with its customary procedures. If any note is redeemed in part only, a new note in principal amount equal to the unredeemed principal portion will be issued.
          If an optional repayment right is specified in the pricing supplement relating to a series of notes, such notes may be subject to repayment at the option of the holders of such series of notes on any repayment date specified in the applicable pricing supplement. Exercise of the repayment option under the notes by the holders will also require the applicable trust to exercise a corresponding repayment option under the applicable funding agreement. On any such repayment date, unless otherwise specified in the applicable pricing supplement, the notes shall be repayable in whole or in part in increments of $1,000 at the option of the holders thereof at a repayment price equal to 100% of the principal amount thereof to be repaid, together with interest thereon payable to the date of repayment. A holder of a series of notes exercising its repayment right must submit to the indenture trustee at its corporate trust office, or at such other place or places of which the relevant trust has notified such holder, the notes to be repaid together with the “option to elect repayment” form attached to the notes not more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of such repayment right by a holder shall be irrevocable. If a holder requests repayment in part only, a new note in principal amount equal to the principal portion of the notes not repaid will be issued.
          None of the trusts will issue notes that may be repaid at the option of the holders prior to the stated maturity if such issuance would cause the relevant trust to fail to satisfy the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder.
          Only DTC may exercise a repayment option in respect of notes issued in book-entry form. Accordingly, beneficial owners of notes that desire to exercise their repayment option, if any, with respect to all or any portion of such notes, must instruct the participant through which they own their interest to direct DTC to exercise the repayment option on their behalf by delivering the duly completed election form to the indenture trustee as aforesaid. In order to ensure that the election form is received by the indenture trustee on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before such participant’s deadline for accepting instructions for that day. Participants may have different deadlines for accepting instructions from their customers. Accordingly, a beneficial owner should consult the participant through which it owns its interest in the notes for the participant’s deadline for receiving payment instructions. In addition, at the time such instructions are given, each such beneficial owner will cause such participant to transfer such beneficial owner’s interest in the notes issued in book-entry form, on DTC’s records, to the indenture trustee.
          No series of notes will be subject to, or entitled to the benefit of, any sinking fund unless otherwise specified in the applicable pricing supplement.
Repayment Upon Exercise of Survivor’s Option
          The “survivor’s option” is the trust’s agreement with the beneficial owner of a note to repurchase that note in whole or in part prior to maturity if requested, following the death of the beneficial owner of notes of that series, so long as the notes either were purchased by the deceased beneficial owner within ninety (90) days of their issuance or were held by the deceased beneficial owner for a period of six (6) months prior to such death. Unless otherwise specified in the applicable pricing supplement, the estate of the deceased beneficial owner of a note will be eligible to exercise the survivor’s option.

          Subject to the limitations described below, upon the valid exercise of the survivor’s option, the proper tender of that note for repayment and the tender and acceptance of that portion of the funding agreement related to such note, a trust will repay any of its notes pursuant to the survivor’s option by or on behalf of a person that has the legal authority to act on behalf of the note’s deceased owner. Unless otherwise specified in the applicable pricing supplement, the repurchase price will be 100% of the unpaid principal amount plus accrued interest to, but excluding, the date of repayment.
          Unless otherwise set forth in the applicable pricing supplement for your series of notes, the funding agreement securing your series of notes will contain a provision which will allow the trust to tender the funding agreement in whole or in part to us. A trust’s ability to tender the funding agreement related to a series of notes that contain a survivor’s option will be subject to certain limitations set by us. As a result, your right to exercise the survivor’s option is subject to limits set by us with respect to the relevant funding agreement. We have the discretionary right to limit:

•	the aggregate principal amount of all funding agreements securing all outstanding series of notes issued under the secured medium-term notes retail program as to which exercises of any put option by any trust shall be accepted by us in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the aggregate principal amount of all funding agreements securing all outstanding series of notes issued under the secured medium-term notes retail program and the Principal® Life CoreNotes® program as of the end of the most recent calendar year or such other greater amount as determined in accordance with the applicable funding agreement and set forth in the applicable pricing supplement;

•	the aggregate principal amount of funding agreements securing the notes as to which exercises of any put option by the applicable trust attributable to notes as to which the survivor’s option has been exercised by the authorized representative of any individual deceased beneficial owner to $250,000 in any calendar year or such other greater amount as determined in accordance with the applicable funding agreement and set forth in the applicable pricing supplement; and

•	the aggregate principal amount of the funding agreement securing a series of notes as to which exercises of any put option by the applicable trust shall be accepted in any calendar year as set forth in the applicable funding agreement and the applicable pricing supplement.
          In any such event, a trust shall similarly be required to limit the aggregate principal amount of notes as to which exercises of the survivor’s option shall be accepted by the trust from authorized representatives of deceased beneficial owners. In addition, the exercise of the survivor’s option will not be permitted for a principal amount less than $1,000 or if such exercise will result in a note with a principal amount of less than $1,000 to remain outstanding. All other questions, other than with respect to the right to limit the aggregate principal amount of notes subject to the survivor’s option that will be accepted as to any series of notes or in any calendar year, regarding the eligibility or validity of any exercise of the survivor’s option will be determined by the trustee for the trust, in its sole discretion, which determination will be final and binding on all parties. The indenture trustee, upon written request by the authorized representative of the deceased beneficial owner of notes, will request the trustee to provide the status of the remaining program and series limitations for such calendar year on the exercise of any survivor’s option.
          The trust will accept elections to exercise the survivor’s option in the order received by the trustee of the trust. Notes that are not repaid in any calendar year due to the application of the limits described above will be treated as though they had been tendered on the first day of the following calendar year in the order in which they were originally tendered. Subject to the limitations described above, notes accepted for repayment will be repaid on the first interest payment date that occurs 20 or more calendar days after the date of acceptance.
          If repayment of a note submitted for repayment pursuant to a valid exercise of the survivor’s option is not accepted or is to be delayed, the trustee of the trust will deliver a written notice by first-class mail to the depositary that states the reason that repayment of that particular note has not been accepted or will be delayed.
          A valid exercise of the survivor’s option may not be withdrawn.
          To exercise the survivor’s option with respect to a book-entry note, the deceased owner’s authorized person must provide the following items to the DTC “participant” through which the relevant beneficial interest is owned (for a discussion of DTC and its participants, see “— About the Depositary”):

•	a written instruction to the participant to notify DTC of the authorized person’s desire to obtain a payment pursuant to the exercise of the survivor’s option;

•	appropriate evidence (a) that the person has authority to act on behalf of the deceased owner, (b) of the death of the beneficial owner, (c) that the deceased was the beneficial owner of the notes at the time of death and (d) that the beneficial owner acquired the interest in the note either within ninety (90) days of their issuance or at least six (6) months prior to the date of death of such beneficial owner;

•	if the beneficial interest in the relevant note is held by a nominee of the deceased owner, a certificate from the nominee attesting to the deceased owner’s ownership of a beneficial interest in that note;

•	a written request for repayment signed by the authorized person for the deceased owner with signature guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

•	if applicable, a properly executed assignment or endorsement;

•	tax waivers and any other instruments or documents reasonably required to establish the validity of the ownership of the beneficial interest in the related note and the claimant’s entitlement to payment; and

•	any additional information reasonably required to document the ownership or authority to exercise the survivor’s option and to cause the repayment of the related note.
          In turn, on the basis of this information, the participant will be required to deliver to the indenture trustee a properly completed repayment election form to exercise the survivor’s option, together with evidence satisfactory to the indenture trustee from the participant stating that it represents the deceased owner of the beneficial interest in the relevant note. The indenture trustee will then deliver these items to the trustee and will provide the trustee with any additional information (after receipt from the participant) the trustee may request in connection with such exercise.
          Apart from our discretionary right to limit the principal amount of notes as to which the survivor’s option may be exercised in any calendar year as described above, the trustee will determine all other questions regarding the eligibility or validity of any exercise of the survivor’s option. The trustee’s determination will be final and binding on all parties.
          The death of a person owning a note in joint tenancy or tenancy by the entirety with another or others will be treated as the death of the owner of that note, and the entire principal amount so owned will be eligible for repayment.
          The death of a person owning a note by tenancy in common will be treated as the death of the owner of that note only with respect to the deceased owner’s interest in the note held by tenancy in common. However, if a note is held by husband and wife as tenants in common, the death of either spouse will be treated as the death of the owner of the note and the entire principal amount so owned will be eligible for repayment.
          The death of a person who was a lifetime beneficiary of a trust that owns a note will be treated as the death of the owner of the note to the extent of that person’s interest in the trust. The death of a person who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust that owns a note will be treated as the death of the owner of the note. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust that owns a note will be treated as the death of the owner of the note only with respect to the deceased person’s beneficial interest in the note, unless a husband and wife are the tenants in common, in which case the death of either will be treated as the death of the owner of the note.
          The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interests of ownership of a note will be treated as the death of the owner of the note if the beneficial interest can be established to the trustee’s satisfaction. This will be done in typical cases of nominee ownership, such as ownership under the Uniform Transfers of Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and lifetime custodial and trust arrangements.
          The applicable participant will be responsible for disbursing payments received from the indenture trustee, acting in its capacity as servicer, to the authorized person for the deceased owner.
          Annex A to this prospectus supplement is the repayment election form for use by DTC participants in exercising the survivor’s option. Copies of this form may be obtained from the trustee at its corporate trust office located at 100 Wall Street, 16th Floor, New York, New York 10005, attention: Corporate Trust Administration, telephone number: (212) 361-6184.
          If applicable, the applicable trust will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended, the related regulations and any other securities laws or regulations in connection with any repayment of notes at the option of the registered holders.
Purchase of Notes by Us
          We may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by us will be surrendered to the indenture trustee for cancellation. Concurrently with the surrender to the indenture trustee of any note, the funding agreement related to such note will be similarly redeemed.
          If applicable, such applicable trust will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repurchase of the notes by us.
Tax Redemption
          If a “tax event” as to the relevant funding agreement occurs, we will have the right to redeem the funding agreement and, upon such redemption, the applicable trust will redeem its series of notes in the same manner described under “— Optional Redemption; Optional Repayment; No Sinking Fund” above. For further discussion of “tax event” redemption, see “Description of the Funding Agreements — Early Redemption for Tax Event” in the accompanying prospectus.
Security; Non-Recourse Obligations
          Each series of notes will be solely the obligations of the related trust and will not be guaranteed by any person, including but not limited to us, PFG, any Agent, any of our or their affiliates or any other trust. A trust’s obligations under its series of notes will be secured by all of its rights and title in a funding agreement issued by us, the payment obligations of which are guaranteed by the related guarantee issued by PFG to the trust and other rights and assets included in the applicable collateral held in the trust.
          Since we will be the sole obligor under the funding agreement and PFG will be the sole obligor under the related guarantee, the trust’s ability to meet its obligations, and your ability to receive payments from the trust, with respect to each applicable series of notes, will be principally dependent upon our ability to perform our obligations under the applicable funding agreement held in the relevant trust and PFG’s ability to perform its obligations under the guarantee of our payment obligations under the related funding agreement. However, you will have no direct contractual rights against us or PFG under the funding agreement or the guarantee, respectively. Under the terms of the funding agreement and related guarantee, recourse rights to us or PFG, respectively, will belong to the trust, its successors and its permitted assignees, but only with respect to the relevant trust. In connection with the offering and sale of a series of notes, the trust will collaterally assign and grant a security interest in the relevant funding agreement for such series of notes to, and the trust will collaterally assign and grant a security interest in the related guarantee in favor of, the indenture trustee for the benefit of the holders of such series of notes. Accordingly, recourse to us under such funding agreement and to PFG under the related guarantee will be enforceable only by the indenture trustee as a secured party on behalf of the holders of such series of notes by directing the indenture trustee under the limited circumstances described in the accompanying prospectus under “Description of the Notes — Certain Rights of Holders.” See also “Description of the Notes — Nonrecourse Enforcement” in the accompanying prospectus.
          Since we and PFG are registrants, purchasers of notes may proceed directly against us and PFG to enforce their rights under the United States federal and state securities laws. The right by such purchasers to proceed against us, with respect to the applicable funding agreement, under the United States federal and state securities laws is no different than if we had issued the funding agreement directly to such purchasers. The right by such purchasers to proceed against PFG, with respect to the applicable guarantee, under the United States federal and state securities laws is no different than if PFG had issued the guarantee directly to such purchasers.
Book-Entry Notes
          We have established a depositary arrangement, on behalf of the trusts, with DTC with respect to the book-entry notes, the terms of which are summarized below.
          All book-entry notes having the same terms will be represented by one or more global securities. Each global security will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or its nominee. No global security may be transferred or exchanged except as a whole by DTC or a nominee of DTC to DTC or to another nominee of DTC, or by DTC or another nominee of DTC to a successor of DTC or a nominee of a successor to DTC. So long as DTC or its nominee is the registered holder of a global security, DTC or its nominee will be the sole owner of the related book-entry notes represented thereby for all purposes under the indenture. Except as otherwise provided below, the beneficial owners of the global security or securities represented by book-entry notes will not be entitled to receive physical delivery of definitive notes and will not be considered the registered holders of the book-entry notes for any purpose under the indenture and no global security representing book-entry notes will be exchangeable or transferable. As a result, to exercise any rights of a registered holder under the indenture, a beneficial owner must rely on the procedures of DTC and, if the beneficial owner is not a participant, on the procedures of the participant or participants through which the beneficial owner owns its interest. The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. These laws may limit the ability to transfer beneficial interests in a global security represented by book-entry notes.
          Each global security representing book-entry notes will be exchangeable for definitive notes having the same terms in a like aggregate principal amount only if:

•	the trust notifies the indenture trustee that the trust wishes in its sole discretion to exchange the global security for definitive notes;

•	an event of default on the notes of that series has occurred and has not been cured; or

•	DTC notifies us that it is unwilling or unable to continue as a clearing system for the global securities, or we have become aware that it has ceased to be a clearing agency registered under the Securities Ex-

change Act of 1934, as amended and, in either case, a successor clearing system is not appointed by us within 60 calendar days after receiving the notice from DTC or becoming aware that DTC is no longer registered.

          If any of these events occurs, the appropriate trust will print and deliver definitive notes. Definitive notes issued under these circumstances will be registered in the names of the beneficial owners of the related global securities as provided to the indenture trustee by the participants identified by DTC.
About the Depositary
          The following is based on information furnished by DTC:
          DTC will act as securities depository for the book-entry notes. The book-entry notes will be issued as fully registered securities in the name of Cede & Co. (DTC’s nominee) or another name requested by DTC. One fully registered global security will be issued for each issue of a series of book-entry notes in the aggregate principal amount of that issue and will be deposited with, or on behalf of, DTC. If the aggregate principal amount of any issue exceeds DTC’s limit for a single global security, then the global securities will be issued in the form of one or more global securities having a principal amount equal to DTC’s limit and one or more additional global securities representing any remaining principal amount.
          DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its direct participants deposit with it. DTC also facilitates the settlement among direct participants of transactions in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in direct participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC’s direct participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.
          Under DTC’s system, purchases of book-entry notes must be made by or through direct participants, which will receive a credit for the book-entry notes on DTC’s records. The ownership interest of the actual purchaser is in turn recorded on the records of the direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which they entered into the transaction. Transfers of ownership interests in book-entry notes are accomplished by entries made on the books of the direct and indirect participants acting on behalf of the beneficial owners. Beneficial owners will not receive definitive notes unless use of the book-entry system is discontinued as described above.
          To facilitate subsequent transfers, all global securities representing the book-entry notes deposited with, or on behalf of, DTC will be registered in the name of DTC’s nominee, Cede & Co., or any other name that DTC requests. The deposit of global securities with, or on behalf of, DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the book-entry notes; DTC’s records reflect only the identity of the direct participants to whose accounts the book-entry notes are credited, which may or may not be the beneficial owners. DTC’s participants are responsible for keeping account of their holdings on behalf of their customers.
          Conveyance of notices and other communications from DTC to direct participants, from direct participants to indirect participants and from direct participants and indirect participants to beneficial owners are governed by arrangements among them and are subject to statutory and regulatory requirements.
          Neither DTC nor Cede & Co. will consent or vote with respect to global securities. Under its usual procedures, DTC mails an omnibus proxy to a company as soon as possible after a record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the book-entry notes are credited on the record date (identified in a listing attached to the omnibus proxy).
          The trust will make payments on the global securities in immediately available funds to Cede & Co. or any other nominee named by DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to beneficial owners are governed by standing instructions and customary practices and are subject to statutory and regulatory requirements. The trust and the trustee are responsible only for making payments to DTC; DTC is responsible for disbursing those payments to its direct participants and the direct participants (and any indirect participants) are solely responsible for disbursing those payments to the beneficial owners.
          Any redemption notices will be sent to Cede & Co. If less than all of the book-entry notes having the same terms are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant in those notes to be redeemed.
          A beneficial owner must give notice of any election to have its book-entry notes repaid through its participant to the indenture trustee. Delivery of the book-entry notes will be effected by causing the relevant direct participant to transfer the relevant part of its interest in the global securities to the indenture trustee on DTC’s records.
          DTC may discontinue providing its services as securities depository at any time by giving reasonable notice to us or the indenture trustee. If we do not obtain a successor securities depository, the applicable trust will print and deliver definitive notes.
          We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). If we do so, the applicable trust will print and deliver definitive notes.
DESCRIPTION OF THE FUNDING AGREEMENTS
          Each trust will use the net proceeds from the issuance of a series of notes to the public and the issuance of the trust beneficial interest to the trust beneficial owner to purchase a funding agreement. The funding agreement will have substantially similar payment and other terms to the related series of notes. The funding agreement may be interest bearing or non-interest bearing. A funding agreement may bear interest at either a fixed or a floating rate, or a combination of fixed and floating rates, as specified in the applicable pricing supplement. The calculation of the interest rate, the dates of interest and maturity payments and such other payment terms on the funding agreement will be determined in the same manner as described above under “Description of the Notes.” An amount equal to the funding agreement deposit plus accrued but unpaid interest, if any, and accrued discount, if any (in the case of a discount funding agreement) will be payable on its stated maturity date, as specified in the applicable pricing supplement.
          The pricing supplement relating to a series of notes will describe the following pricing terms of the related funding agreement:

•	the deposit amount for the funding agreement;

•	whether the funding agreement:

(1) is a fixed rate funding agreement,

(2) is a floating rate funding agreement, and/or

(3) is a discount funding agreement that does not bear interest currently or bears interest at a rate that is below market rates at the effective date;

•	the price at which the funding agreement will be issued, which will be expressed as a percentage of the aggregate deposit amount or face amount;

•	the effective date on which the funding agreement will be issued;

•	the stated maturity date;

•	if the funding agreement is a fixed rate funding agreement, the rate per annum at which the funding agreement will bear any interest and the interest payment date frequency;

•	if the funding agreement is a floating rate funding agreement, relevant terms such as:

(1) the interest rate basis,

(2) the initial interest rate,

(3) the interest reset period or the interest reset dates,

(4) the interest payment dates,

(5) the index maturity,

(6) any maximum interest rate,

(7) any minimum interest rate,

(8) the spread and/or spread multiplier, and

(9) any other terms relating to the particular method of calculating the interest rate for the funding agreement and whether and how the spread and/or spread multiplier may be changed prior to stated maturity;

•	whether the funding agreement may be redeemed by us, or repaid at the option of the trust, prior to the stated maturity and the terms of its redemption or repayment; provided in either case the relevant series of notes will contain substantially the same redemption and repayment terms and no funding agreement may be redeemed or repaid without the simultaneous redemption or repayment of the related series of notes; and

•	any other terms of the funding agreement.
          For a more detailed discussion of the funding agreements, see “Description of the Funding Agreements” in the accompanying prospectus.
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
          The following is a general discussion of the material United States federal income tax considerations relating to the purchase, ownership and disposition of the notes by initial purchasers of the notes who are Holders (as defined below), purchase the notes at their stated principal amount and hold the notes as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). The statements set forth in the following discussion, to the extent they constitute matters of United States federal income tax law or legal conclusions with respect thereto, represent the opinion of Sidley Austin LLP, special United States income tax counsel to us. This discussion does not address all of the tax considerations that may be relevant to prospective purchasers in light of their particular circumstances or to persons subject to special rules under United States federal tax laws, such as certain financial institutions, insurance companies, real estate investment trusts, dealers in securities, tax-exempt entities, persons who hold the notes as part of a “straddle,” “hedging,” “conversion” or other integrated transaction, persons who mark their securities to market for United States federal income tax purposes or persons whose functional currency (as defined in section 985 of the Code) is not the U.S. dollar. In addition, this discussion does not address the effect of any state, local or foreign tax laws or the effect of the U.S. federal alternative minimum tax. Accordingly, prospective purchasers are advised to consult their own tax advisers with respect to their individual circumstances.
          This discussion is based on the Code, the Treasury Regulations promulgated thereunder and administrative and judicial pronouncements, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. Except where indicated, this discussion does not describe the tax consequences of holding a note that is treated as a “variable rate debt instrument” or a “contingent payment debt instrument” under applicable Treasury Regulations, and a general summary of any materially different federal income tax considerations relating to any such note will be included in the relevant pricing supplement.
          For purposes of the following discussion, the term “Holder” means a beneficial owner of a note who or which is, for United States federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision thereof or (iii) an estate or trust treated as a United States person under section 7701(a)(30) of the Code. This discussion does not address the tax considerations that may be relevant to a person who or which is not a Holder.
          Special rules, not discussed in this prospectus supplement or the accompanying prospectus, may apply to persons purchasing notes through entities treated for U.S. federal income tax purposes as partnerships, and such persons should consult their own tax advisors in that regard.
Classification of the Notes and the Trust
          We intend to take the position, for United States federal income tax purposes, that each trust will be disregarded and that the notes will be treated as representing our indebtedness (the “Intended Tax Characterization”). Each Holder of a note (or any beneficial interest therein), by acceptance of the note (or beneficial interest), agrees to treat the trust with respect to which the note was issued and the note consistently with the Intended Tax Characterization.
          Notwithstanding the Intended Tax Characterization, it is possible that a trust could be viewed as a separate entity for United States federal income tax purposes. Sidley Austin LLP is of the opinion that, under current law and assuming full compliance with the terms of the trust agreement and the indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, each trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for United States federal income tax purposes. Accordingly, whether the Intended Tax Characterization is respected or not, each trust will not be treated as a taxable entity for United States federal income tax purposes. If a trust is viewed as a separate entity rather than disregarded, each Holder of a note (or any beneficial interest therein) agrees to treat the trust as a grantor trust and the notes as undivided ownership interests in such trust. If this were the case, a Holder would be required to include in income, consistent with its method of accounting, its pro rata share of any amounts paid to the relevant trust to satisfy expenses and would be entitled to deduct, consistent with its method of accounting, its pro rata share of any such expenses as provided in sections 162 and 212 of the Code. If the Holder is an individual, trust or estate, or to the extent the Holder’s income is reportable on the income tax return of an individual, trust or estate, the deduction for such person’s share of such expenses will be allowed only to the extent that all of such person’s miscellaneous itemized deductions, including such person’s share of the relevant trust’s expenses, exceed two percent of such person’s adjusted gross income. In addition, an individual’s itemized deductions may be subject to other limitations. Accordingly, Holders who are individuals, or whose income is reported in whole or in part on the income tax return of a United States citizen or resident, should consult their tax advisers with respect to such deductions.
          The remainder of this summary assumes that the Intended Tax Characterization is correct.
Interest and Original Issue Discount
          Each Holder of a note will include in income payments of “qualified stated interest” (as described below) in respect of such note, in accordance with such Holder’s method of accounting for United States federal income tax purposes, as ordinary interest income. In general, if the issue price of a note, determined by the first price at which a substantial amount of the notes of the related series are sold (ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), is less than the “stated redemption price at maturity” (as described below) of such note by an amount equal to or more than a de minimis amount, a Holder will be considered to have purchased such note with original issue discount (“OID”). In general, the de minimis amount is equal to 1/4 of one percent of the stated redemption price at maturity multiplied by the weighted average number of complete years to maturity from the issue date of such note. If a Holder acquires a note with OID, then regardless of such Holder’s method of accounting, such Holder will be required to accrue its pro rata share of OID on such note on a constant-yield basis and include such accruals in gross income, whether or not such Holder has received any cash payment on the notes. Any amount not treated as OID because it is less than the de minimis amount generally must be included in income (generally as gain from the sale of notes) as principal payments are received in the proportion that each such payment bears to the original principal amount of the note. Special rules apply to notes with a fixed maturity of one year or less. See “Short Term Notes.”
          “Stated redemption price at maturity” means the sum of all payments to be made on a note other than payments of “qualified stated interest.” “Qualified stated interest” generally means stated interest that is unconditionally payable at least annually at a single fixed rate or, in the case of a variable rate debt instrument (as defined below), at a single qualified floating rate or single objective rate (as such terms are defined below). If a note is a variable rate debt instrument but interest is payable at other than a single qualified floating rate or a single objective rate, special rules apply that are not discussed in this prospectus supplement or the accompanying prospectus.
          In the case of a variable rate debt instrument, the amount of qualified stated interest and the amount of OID, if any, that accrues during an accrual period is generally determined assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate (each as defined below), the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate or (ii) in the case of an objective rate (as defined below, and other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the debt instrument, and the qualified stated interest (or, if there is no qualified stated interest, OID) allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to clause (i) or (ii), as applicable. Special rules apply to a variable rate debt instrument that provides for stated interest at a fixed rate under certain circumstances.
          A “variable rate debt instrument” is a debt instrument that (i) has an issue price that does not exceed the total noncontingent principal payments by more than an amount equal to the lesser of (a) 0.015 multiplied by the product of such total noncontingent principal payments and the number of complete years to maturity of the instrument (or, in the case of a note providing for the payment of any amount other than qualified stated interest prior to maturity, multiplied by the weighted average maturity of the note) or (b) 15 percent of the total noncontingent principal payments, (ii) provides for stated interest (compounded or paid at least annually) at the current value of (A) one or more qualified floating rates, (B) a single fixed rate and one or more qualified floating rates, (C) a single objective rate or (D) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (iii) does not provide for any principal payments that are contingent. The current value is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.
          A “qualified floating rate” is generally a floating rate under which variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which a debt instrument is denominated. A multiple of a qualified floating rate is not a qualified floating rate unless the relevant multiplier is (i) fixed at a number that is greater than 0.65 but not more than 1.35 or (ii) fixed at a number that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. A variable rate is not considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the note to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor, governor or similar restriction that is fixed throughout the term of the note).

          An “objective rate” is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided, however, that an objective rate will not include a rate based on information that is within the control of the issuer (or certain related parties of the issuer) or that is unique to the circumstances of the issuer (or certain related parties of the issuer), such as dividends, profits or the value of the issuer’s stock. A “qualified inverse floating rate” is an objective rate (x) that is equal to a fixed rate minus a qualified floating rate and (y) the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate). Notwithstanding the first sentence of this paragraph, a rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note’s term. The Internal Revenue Service (“IRS”) may designate rates other than those specified above that will be treated as objective rates. As of the date of this prospectus supplement, no other rates have been designated.
          If interest on a note is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A fixed rate and a variable rate will be conclusively presumed to meet the requirements of the preceding sentence if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25 percentage points (25 basis points).
          If a floating rate note does not qualify as a variable rate debt instrument or otherwise provides for contingent payments, or if a fixed rate note provides for contingent payments, such note may constitute a “contingent payment debt instrument.” A note that is a contingent payment debt instrument is generally taxable as follows:
          First, we are required to determine, as of the issue date, the comparable yield for the note. The comparable yield is generally the yield at which we would issue a fixed rate debt instrument with terms and conditions similar to those of the note (including the level of subordination, term, timing of payments and general market conditions, but not taking into consideration the riskiness of the contingencies or the liquidity of the note), but not less than the applicable federal rate announced monthly by the IRS (the “AFR”). In certain cases where a floating rate note is marketed or sold in substantial part to tax-exempt investors or other investors for whom the prescribed inclusion of interest is not expected to have a substantial effect on their U.S. federal tax liability, the comparable yield for the note, without proper evidence to the contrary, is presumed to be the AFR.
          Second, we are required to construct a projected schedule of payments (the “Schedule”). The Schedule is determined as of the issue date and generally remains in place throughout the term of the note. The Schedule includes each noncontingent payment and a projected payment for each contingent payment. The Schedule must produce the comparable yield determined as set forth above.
          Third, under the usual rules applicable to OID and based on the comparable yield, each Holder will be required to accrue its pro rata share of OID on a constant yield basis and include such accrual in gross income.
          Fourth, appropriate adjustments are made to the OID determined under the foregoing rules to account for any differences between actual contingent payments and the projected payments on the Schedule.
          Differences between the actual contingent payments made to a Holder in such Holder’s taxable year and the projected payments for such taxable year are generally aggregated and taken into account, in the case of a positive difference, as additional interest income, or, in the case of a negative difference, first as a reduction in OID for such year and thereafter, subject to certain limitations, as ordinary loss. We are required to provide to each holder of notes a copy of the Schedule. Our determination of the Schedule must be used by a Holder unless the Schedule is unreasonable and such Holder discloses to the IRS that it is using a different schedule. In general, any gain realized by a Holder on the sale, exchange, retirement or other disposition of a note that is a contingent payment debt instrument prior to the time no contingent payments remain is treated as interest income. In general, any loss on such a note is treated as ordinary loss to the extent it does not exceed such Holder’s prior interest inclusions on the note (net of negative adjustments). The above described treatment of contingent payment debt instruments assumes that the instrument is properly treated as debt for U.S. federal tax purposes.
Premiums
          If the amount paid by a Holder for a note exceeds the stated redemption price at maturity of the note, the Holder generally will be considered to have purchased the note at a premium equal in amount to such excess. In this event, the Holder may elect to amortize such premium, generally on a constant-yield basis, as an offset to interest income. In the case of a note that may be redeemed prior to maturity, the premium is calculated assuming the trust and the Holder will exercise or not exercise redemption rights in a manner that maximizes the Holder’s yield. It is unclear how premium is calculated when the redemption date or the amount of any redemption premium is uncertain. The election to amortize bond premium, once made, will apply to all debt obligations held or subsequently acquired by the electing Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.
Short-Term Notes
          Notes that have a fixed maturity of one year or less (“Short-Term Notes”) will be treated as issued with OID. In general, an individual or other Holder that uses the cash method of accounting is not required to accrue such OID unless the Holder elects to do so. If such an election is not made, any gain recognized by such Holder on the sale, exchange, retirement or other disposition of Short-Term Notes will be ordinary income to the extent of the OID accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale, exchange, retirement or other disposition, and a portion of the deduction otherwise allowable to such Holder for interest on borrowings allocable to Short-Term Notes will be deferred until a corresponding amount of income is realized. Holders who report income for United States federal income tax purposes under the accrual method of accounting and certain other Holders are required to accrue OID related to a Short-Term Note as ordinary income on a straight-line basis unless an election is made to accrue the OID under a constant yield method (based on daily compounding).
Sale, Exchange, Retirement or Other Disposition of Notes
          In general, a Holder of a note will have a tax basis in the note equal to the cost of the note to the Holder, increased by any amount includible in income by the Holder as OID and reduced by any principal payments. Upon a sale, exchange, retirement or other disposition (including upon exercise of a survivor’s option) of a note, a Holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or other disposition (less any amount realized that is attributable to accrued but unpaid interest, which will constitute ordinary income if not previously included in income) and the Holder’s tax basis in such note. Such gain or loss will be long-term capital gain or loss if the Holder held the note for more than one year at the time of disposition. A Holder that is an individual is entitled to preferential treatment for net long-term capital gains. The ability of a Holder to offset capital losses against ordinary income is limited.
Backup Withholding and Information Reporting
          Backup withholding and information reporting requirements generally apply to interest (including OID) and principal payments made to, and to the proceeds of sales by, certain non-corporate Holders. A Holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing a properly-executed Internal Revenue Service Form W-9 (or successor form). Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the beneficial owner’s United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.
Opinion Regarding Tax Matters
          Prior to the issuance of any notes, we will file with a Current Report on Form 8-K an unqualified opinion of legal counsel regarding the tax treatment of such notes.
PLAN OF DISTRIBUTION
          This prospectus supplement relates to the offering of notes by separate trusts from time to time for sale to one or more broker-dealers (the “Agents”) pursuant to a distribution agreement (the “Distribution Agreement”) among the applicable trust, us, PFG and the Agents. Under the terms of the Distribution Agreement, one or more separate trusts may also sell notes to or through agents primarily to institutional investors under our secured medium-term notes program or to or through Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Purchasing Agent primarily to retail investors under our Principal® Life CoreNotes® program. Each Agent will be specified in the applicable pricing supplement. The Agents, individually or in a syndicate, may purchase notes, as principal, from separate trusts from time to time for resale to investors and other purchasers at varying prices relating to prevailing market prices at the time of resale as determined by the applicable Agent or, if so specified in the applicable pricing supplement, for resale at a fixed offering price. The notes may be sold in the United States to retail, institutional and other investors.
          Subject to the terms of the Distribution Agreement, concurrently with any offering of notes as described in this prospectus supplement by the applicable trust, a separate trust may issue other notes under our Principal® Life CoreNotes® program to retail investors, our secured medium-term note program primarily to institutional investors or the accompanying prospectus or this prospectus supplement.
          Unless otherwise specified in the applicable pricing supplement, any note sold to an Agent as principal will be purchased by that Agent at a price equal to 100% of the principal amount thereof less a percentage of the principal ranging from .125% to 2.00% of the principal amount of such note, depending on its stated maturity. An Agent may sell notes it has purchased from the applicable trust as principal to certain dealers less a concession equal to all or any portion of the discount received in connection with that purchase. An Agent may allow, and dealers may reallow, a discount to certain other dealers. After the initial offering of notes (in the case of notes to be sold on a fixed offering price basis), the concession and the reallowance may be changed.
          The applicable trust reserves the right to withdraw, cancel or modify the offer made hereby without notice and may reject offers in whole or in part.
          Unless otherwise specified in the applicable pricing supplement, you will be required to pay the purchase price of your notes in immediately available funds in the specified currency in The City of New York on the date of settlement.
          Upon issuance, the notes will not have an established trading market. The notes may not be listed on any securities exchange. The Agents may from time to time purchase and sell notes in the secondary market, but the Agents are not obligated to do so. There can be no assurance that a secondary market for the notes will develop or that there will be liquidity in the secondary market if one develops. From time to time, the Agents may make a market in the notes, but the Agents are not obligated to do so and may discontinue any market-making activity at any time.
          In connection with an offering of notes purchased by one or more Agents as principal on a fixed offering price basis, the applicable Agents will be permitted to engage in certain transactions that stabilize the price of notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of notes. If those Agents create a short position in notes (i.e., if they sell notes in an amount exceeding the amount referred to in the applicable pricing supplement), they may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of notes to be higher than it might be in the absence of these type of purchases.
          None of us, PFG, the applicable trust or any Agent makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of notes. In addition, none of us, PFG, the applicable trust or any Agent makes any representation that the Agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.
          The Agents are “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the notes being distributed, the funding agreement purchased by the trust and the guarantee issued to the trust. We and PFG have agreed, jointly and severally, to indemnify the Agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Agents may be required to make in respect thereof.
          With respect to any series of notes as to which affiliates of the indenture trustee will serve as an Agent, the relevant trust will appoint an eligible and unaffiliated entity to serve as indenture trustee with respect to such series of notes, instead of the indenture trustee.
          We are a statutory issuer of the notes under the Securities Act of 1933, as amended. In addition, under the Securities Act of 1933, as amended, each trust is a statutory underwriter of the related funding agreement and guarantee.
          In the ordinary course of business, the Agents and their affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with us and certain of our affiliates, including PFG.

ANNEX A
REPAYMENT ELECTION FORM
Principal Life Insurance Company
Secured Medium-Term Retail Notes
Cusip Number
To: [Name of Trust] (the “TRUST”)
          The undersigned financial institution (the “FINANCIAL INSTITUTION”) represents the following:

•	The Financial Institution has received a request for repayment from the executor or other authorized representative (the “AUTHORIZED REPRESENTATIVE”) of the deceased beneficial owner listed below (the “DECEASED BENEFICIAL OWNER”) of Secured Medium-Term Notes (CUSIP No. ) (the “NOTES”).

•	At the time of his or her death, the Deceased Beneficial Owner owned Notes in the principal amount listed below.

•	The Deceased Beneficial Owner acquired the Notes either within ninety (90) days of their issuance or at least six (6) months before the date of death of such Deceased Beneficial Owner.

•	The Financial Institution currently holds such notes as a direct or indirect participant in The Depository Trust Company (the “DEPOSITARY”).
          The Financial Institution agrees to the following terms:

•	The Financial Institution shall follow the instructions (the “INSTRUCTIONS”) accompanying this Repayment Election Form (this “FORM”).

•	The Financial Institution shall make all records specified in the Instructions supporting the above representations available to U.S. Bank Trust National Association (the “TRUSTEE”) or the [Name of Trust] (the “TRUST”) for inspection and review within five business days of the Trustee’s or the Trust’s request.

•	If the Financial Institution, the Trustee or the Trust, in any such party’s reasonable discretion, deems any of the records specified in the Instructions supporting the above representations unsatisfactory to substantiate a claim for repayment, the Financial Institution shall not be obligated to submit this Form, and the Trustee or Trust may deny repayment. If the Financial Institution cannot substantiate a claim for repayment, it shall notify the Trustee immediately.

•	Repayment elections may not be withdrawn.

•	The Financial Institution agrees to indemnify and hold harmless the Trustee and the Trust against and from any and all claims, liabilities, costs, losses, expenses, suits and damages resulting from the Financial Institution’s above representations and request for repayment on behalf of the Authorized Representative.

•	The Notes will be repaid on the first Interest Payment Date to occur at least 20 calendar days after the date of acceptance of the notes for repayment, unless such date is not a business day, in which case the date of repayment shall be the next succeeding business day.

•	Subject to the Trust’s rights to limit the aggregate principal amount of Notes as to which exercises of the survivor’s option shall be accepted in any one calendar year, all questions as to the eligibility or validity of any exercise of the survivor’s option will be determined by the Trustee, in its sole discretion, which determination shall be final and binding on all parties.

REPAYMENT ELECTION FORM
(1)

Name of Deceased Beneficial Owner
(2)

Date of Death
(3)

Name of Authorized Representative Requesting Repayment
(4)

Name of Financial Institution Requesting Repayment
(5)

Signature of Authorized Representative of Financial Institution Requesting Repayment
(6)

Principal Amount of Requested Repayment
(7)

Date of Election

(8)	Financial Institution Representative Name: Phone Number: Fax Number: Mailing Address (no P.O. Boxes):	(9)	Wire instructions for payment: Bank Name: ABA Number: Account Name: Account Number: Reference (optional):

TO BE COMPLETED BY THE TRUSTEE:

(A)	Election Number*:

(B)	Delivery and Payment Date:

(C)	Principal Amount:

(D)	Accrued Interest:

(E)	Date of Receipt of Form by the Trustee:

(F)	Date of Acknowledgment by the Trustee:

*	To be assigned by the Trustee upon receipt of this Form. An acknowledgement, in the form of a copy of this document with the assigned Election Number, will be returned to the party and location designated in item (8) above.

INSTRUCTIONS FOR COMPLETING REPAYMENT ELECTION FORM AND EXERCISING REPAYMENT OPTION
          Capitalized terms used and not defined herein have the meanings defined in the accompanying Repayment Election Form.
          1. Collect and retain for a period of at least three years (1) satisfactory evidence of the authority of the Authorized Representative, (2) satisfactory evidence of death of the Deceased Beneficial Owner, (3) satisfactory evidence that the Deceased Beneficial Owner beneficially owned, at the time of his or her death, the notes being submitted for repayment, (4) satisfactory evidence that the notes being submitted for repayment either were purchased by the Deceased Beneficial Owner within ninety (90) days of their issuance or were acquired by the Deceased Beneficial Owner at least six (6) months before the date of the death of such Deceased Beneficial Owner, and (5) any necessary tax waivers. For purposes of determining whether the notes will be deemed beneficially owned by an individual at any given time, the following rules shall apply:

•	If a note (or a portion thereof) is beneficially owned by tenants by the entirety or joint tenants, the note (or relevant portion thereof) will be regarded as beneficially owned by a single owner. Accordingly, the death of a tenant by the entirety or joint tenant will be deemed the death of the beneficial owner and the entire principal amount so owned will become eligible for repayment.

•	The death of a person beneficially owning a note (or a portion thereof) by tenancy in common will be deemed the death of the beneficial owner only with respect to the deceased owner’s interest in the note (or relevant portion thereof) so owned, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficial owner and the entire principal amount so owned will be eligible for repayment.

•	A note (or a portion thereof) beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary’s interest in the trust (however, a trust’s beneficiaries collectively cannot be beneficial owners of more notes than are owned by the trust). The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the notes (or relevant portion thereof) beneficially owned by the trust to the extent of that beneficiary’s interest in the trust. The death of an individual who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust. The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased holder’s beneficial interest in the note, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.

•	The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a note (or a portion thereof) will be deemed the death of the beneficial owner of that note (or relevant portion thereof), regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Trustee. Such beneficial interest will exist in many cases of street name or nominee ownership, custodial arrangements, ownership by a trustee, ownership under the Uniform Transfers of Gifts to Minors Act and community property or other joint ownership arrangements between spouses. Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of a note, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a note.
          2. Indicate the name of the Deceased Beneficial Owner on line (1).
          3. Indicate the date of death of the Deceased Beneficial Owner on line (2).

          4. Indicate the name of the Authorized Representative requesting repayment on line (3).
          5. Indicate the name of the Financial Institution requesting repayment on line (4).
          6. Affix the authorized signature of the Financial Institution’s representative on line (5). THE SIGNATURE MUST BE MEDALLION SIGNATURE GUARANTEED.
          7. Indicate the principal amount of notes to be repaid on line (6).
          8. Indicate the date this Form was completed on line (7).
          9. Indicate the name, mailing address (no P.O. boxes, please), telephone number and facsimile-transmission number of the party to whom the acknowledgment of this election may be sent in item (8).
          10. Indicate the wire instruction for payment on line (9).
          11. Leave lines (A), (B), (C), (D), (E) and (F) blank.
          12. Mail or otherwise deliver an original copy of the completed Form to:
Citibank, N.A.
Citibank Agency & Trust
388 Greenwich Street, 14th Floor
New York, New York 10013
          13. FACSIMILE TRANSMISSIONS OF THE REPAYMENT ELECTION FORM WILL NOT BE ACCEPTED.
          14. If the acknowledgement of the Trustee’s receipt of this Form, including the assigned Election Number, is not received within ten days of the date such information is sent to Citibank, N.A., contact the Trustee at 100 Wall Street, 16th Floor, New York, New York 10005, attention: Corporate Trust Administration, telephone number: (212) 361-6184.
          15. For assistance with this Form or any questions relating thereto, please contact U.S. Bank Trust National Association at 100 Wall Street, 16th Floor, New York, New York 10005, attention: Corporate Trust Administration, telephone number: (212) 361-6184.

PROSPECTUS
$5,000,000,000
Secured Medium-Term Notes (That are also Asset-Backed Securities)
Issued Through and Obligations of
Principal Life Income Fundings Trusts
Secured by Funding Agreements
Issued by Principal Life Insurance Company
and
Guarantees Issued by Principal Financial Group, Inc.

          Principal Life: We are Principal Life Insurance Company, an Iowa insurance company, the sponsor of the program and the depositor and issuer of the funding agreements described below. This prospectus relates to the offering, from time to time, through newly established separate and distinct issuing entities in the form of the trusts described below to institutional and retail investors, of one or more series of secured medium-term notes (that are also asset-backed securities), which we refer to in this prospectus as “notes,” in an aggregate principal amount of up to $5,000,000,000 or the equivalent amount in one or more foreign or composite currencies.
          Issuing Entities: The applicable trust will use the net proceeds from the offering of its series of notes to purchase a funding agreement sold to, and deposited into, the applicable trust by us. Our payment obligations under the funding agreement relating to the applicable series of notes will be fully and unconditionally guaranteed by a guarantee issued by Principal Financial Group, Inc., a Delaware corporation and our indirect parent (“PFG”).
          Each trust will exist for the exclusive purpose of issuing and selling one series of notes to investors, using the net proceeds from the sale of that series of notes to acquire a funding agreement from us, collaterally assigning and granting a security interest in the applicable funding agreement, and collaterally assigning and granting a security interest in the applicable guarantee, in favor of the indenture trustee, and engaging in other activities necessary or incidental thereto. The notes may be offered to institutional or retail investors.
          The notes are obligations of the applicable issuing entity. The notes are secured medium-term notes that are also asset-backed securities.
          Notes offered to institutional investors will be offered under the prospectus supplement to this prospectus relating to our secured medium-term notes program. The notes of each series will:

•	be issued by a separate and distinct trust and will be the obligations of that issuing entity;

•	be issued in only one class;

•	provide for payment in U.S. dollars or one or more foreign currencies;

•	bear interest at fixed or floating rates, or bear no interest at all;

•	pay interest on each series of notes on a monthly, quarterly, semi-annual or annual basis (unless otherwise specified in the applicable pricing supplement);

•	have a stated maturity of between 9 months and 30 years from the date of issue; and

•	have redemption and/or repayment provisions, if applicable, whether mandatory or at the option of the trust or the holders of the notes.
          Notes offered to retail investors will be offered under the prospectus supplement to this prospectus relating to the Principal® Life CoreNotes® program or the prospectus supplement to this prospectus relating to the secured medium-term notes retail program. The notes of each series will:

•	be issued by a separate and distinct trust and will be the obligations of that issuing entity;

•	be issued in only one class;

•	provide for payment in U.S. dollars;

•	bear interest at fixed or floating rates, or bear no interest at all;

•	pay interest on each series of notes on a monthly, quarterly, semi-annual or annual basis (unless otherwise specified in the applicable pricing supplement);

•	have a stated maturity of between 9 months and 30 years from the date of issue; and

•	have redemption and/or repayment provisions, if applicable, whether mandatory or at the option of the trust or the holders of notes.
          Holders of a series of notes may look only to the trust’s rights and title in the funding agreement issued to, and deposited into, the applicable trust by us, the related guarantee issued by PFG and any proceeds of that funding agreement and guarantee held in the trust and not to any other assets or collateral held by any other trust, us or PFG.
          We will provide the specific terms of an offering of notes in an accompanying prospectus supplement and pricing supplement, including how a particular offering of notes will be made and whether the notes of any series will be listed on a securities exchange.
          Our principal executive offices are located at 711 High Street, Des Moines, Iowa 50392-0001 and our telephone number is (515) 247-5111.
          See “Risk Factors” beginning on page 2 for a discussion of certain risks that should be considered in connection with an investment in the notes.

          None of the Securities and Exchange Commission, any state securities commission or any state insurance commission has approved or disapproved of these securities or determined if this prospectus, any prospectus supplement or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 16, 2006
“Principal®” and “Principal Financial Group and Design®” are registered service marks of Principal Financial Services, Inc. and are used under license.
“CoreNotes®” is a registered service mark of Merrill Lynch & Co., Inc.

ABOUT THIS PROSPECTUS
          This prospectus is part of a registration statement that we and PFG filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this process, notes may be offered, from time to time, through newly established separate and distinct trusts, up to a total amount of $5,000,000,000 in aggregate principal amount or the equivalent principal amount in one or more foreign or composite currencies. This prospectus provides you with a general description of the notes offered through trusts and the underlying funding agreements and guarantees. An accompanying prospectus supplement to this prospectus will provide the specific terms of the notes and the underlying funding agreements and guarantees. Each time notes are offered through a trust, we may also provide a pricing supplement to this prospectus and the applicable prospectus supplement that will contain specific information about the terms of the offering. The pricing supplement may also add to, update, supplement or clarify the information contained in this prospectus and applicable prospectus supplement and, accordingly, before you agree to purchase any notes, you should read this prospectus, the applicable prospectus supplement and any pricing supplement together with the information described under the heading “Where You Can Find More Information” on page 11.
          In this prospectus, references to “Principal Life,” “we,” “us” and “our” are to Principal Life Insurance Company, an Iowa insurance company, references to “PFG” are to Principal Financial Group, Inc., a Delaware corporation and our indirect parent company, and references to a “trust” are to the applicable separate and distinct special purpose common law trusts, formed in a jurisdiction located in the United States of America, which actually issues the applicable series of notes. In this prospectus, we refer to each series of Secured Medium-Term Notes as a “series of notes” and to Secured Medium-Term Notes in general as “notes.”
          In this prospectus, references to “United States dollars,” “U.S. dollars,” or “$” are to lawful currency of the United States of America, and references to “euro” are to the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the treaty establishing the European Community, as amended.
          You should rely only on the information incorporated by reference or provided in this prospectus, the applicable prospectus supplement and the applicable pricing supplement. None of us, PFG, any trust or any of our or their respective agents or dealers has authorized any other person to provide you with different or additional information. If anyone provides you with different information, you should not rely on it. None of us, PFG, any trust or any of our or their respective agents or dealers is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable prospectus supplement or the applicable pricing supplement, as well as information PFG previously filed with the SEC and incorporated by reference, is accurate only as of the date on the front cover of those documents or the date those documents were filed with the SEC, as applicable. Our and PFG’s business, financial condition, results of operations and prospects may have changed since that date. For more detail on the terms of the notes, you should read the exhibits filed with or incorporated by reference in our registration statement.

RISK FACTORS
          Your investment in the notes will involve certain risks. This prospectus and the accompanying prospectus supplement contain all of the risks that we believe are material to an investment in the notes.
          In consultation with your own financial, accounting and legal advisors, you should carefully consider the information included in or incorporated by reference in this prospectus, the accompanying prospectus supplement and the applicable pricing supplement, and pay special attention to the following discussion of risks before deciding whether an investment in the notes is suitable for you. The notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the notes or financial matters in general. You should not purchase notes unless you understand, and know that you can bear, these investment risks.
          Because the applicable trust will rely on the payments that the trust receives on the funding agreement (or the related guarantee) to fund all payments on the related notes, you are making an investment decision regarding the funding agreement and the related guarantee as well as the related notes. You should carefully review the information in this prospectus, the accompanying prospectus supplement and the related pricing supplement about the notes, the funding agreement and the related guarantee.
Risk Factors Relating to Each Trust

Each trust has limited resources and therefore each trust’s ability to make timely payments with respect to its series of notes will depend on our making payments under the related funding agreement or PFG making payments under the related guarantee
          The principal assets of each trust will be a funding agreement (a “funding agreement”) issued by us and a related full and unconditional guarantee (a “guarantee”) issued by PFG of our payment obligations under the funding agreement. Although the trust will purchase the funding agreement relating to a particular series of notes, the trust will grant a security interest in and collaterally assign the funding agreement to the indenture trustee and the trust will collaterally assign and grant a security interest in the related guarantee to the indenture trustee, in each case for the benefit of the holders of the related series of notes to secure the trust’s obligations under that series of notes. Accordingly, each series of notes will be secured by a funding agreement and the related guarantee, together with all of the proceeds in respect of, all amounts and instruments on deposit from time to time in the relevant collection account and all of the books and records pertaining to, such funding agreement and related guarantee and all of the trust’s rights thereto, which we collectively refer to in this prospectus as the “collateral”. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular trust will be enforceable against only the assets held in such trust and not against the assets of any other trust, us or PFG. No series of notes will have any right to receive payments from the collateral related to any other series of notes issued by another trust or from our assets or PFG’s assets.
          The ability to receive payments on a series of notes will principally depend on payments under each related funding agreement and the related guarantee. Accordingly, the applicable trust will only be able to make timely payments with respect to a series of notes if we have made all required payments under the funding agreement securing the related series of notes or, if we fail to make such payments, PFG has made all required payments under the related guarantee. See “— Risk Factors Relating to the Collateral” below in this prospectus.

The notes are the obligations of the applicable trust only and are not obligations of, or guaranteed by, us, PFG or any of our or its affiliates
          The notes will not be obligations of, and will not be guaranteed by, us, PFG or any of our or its respective subsidiaries or affiliates. Except for our payment obligations under the funding agreement and the expense and indemnity agreements and the full and unconditional guarantee of our payment obligations under the funding agreement by PFG, none of us, PFG, U.S. Bank Trust National Association, as trustee (the “trustee”) or GSS Holdings II, Inc., as trust beneficial owner (the “trust beneficial owner”) is under any obligation to provide funds or capital to the trust. In addition, the notes will not benefit from any insurance guarantee fund coverage or any similar protection. Each trust has no net worth as of the date of this prospectus, and the net worth of each trust will be approximately $15 at inception, unless otherwise specified in the applicable pricing supplement. The net worth of each trust is not expected to increase materially.

Each trust has no prior operating history
          Each trust exists solely to:

•	issue and sell, from time to time, one series of notes to investors;

•	use the net proceeds from the sale of its series of notes to acquire a funding agreement from us and a related guarantee from PFG;

•	collaterally assign and grant a security interest in the applicable funding agreement, and collaterally assign and grant a security interest in the applicable guarantee, in favor of the indenture trustee; and

•	engage in other activities necessary or incidental thereto.
          Each trust has no prior operating history.
Risk Factors Relating to the Notes

The notes are non-recourse obligations of the applicable trust and your claims as a holder of a series of notes are limited to the amount of the applicable collateral
          The notes of a series are payable only from the collateral held as security for notes of a series by the relevant trust. If any event of default occurs under any series of notes, the rights of the holders of the series of notes and the indenture trustee, acting on behalf of such holders will be limited to a proceeding against the applicable collateral. None of the holders of the affected notes or the indenture trustee, acting on behalf of such holders, will have the right to proceed against the collateral related to any other series of notes issued by another trust. Furthermore, no holder or the indenture trustee, acting on behalf of such holder, will have the ability to proceed against any of us, PFG, our or its officers, directors, affiliates, employees or agents or any of the applicable trust’s trustees, beneficial owner or agents, or any of their respective officers, directors, affiliates, employees or agents except with respect to enforcing obligations under the funding agreement against us and the guarantee of our payment obligations under that funding agreement against PFG. All claims of the holders of a series of notes in excess of amounts received from the related collateral will be extinguished.

Noteholders will not have any direct contractual rights against us under the applicable funding agreement or against PFG under the related guarantee
          The funding agreement issued by us to the applicable trust will be a contractual obligation between us and that trust. Once the trust collaterally assigns and grants a security interest in all of its rights and privileges in the funding agreement to the indenture trustee for the benefit of the holders of the related series of notes to secure the trust’s obligations under such series of notes, the indenture trustee will be the only party with recourse rights against us under the funding agreement. Subject to certain conditions in the indenture, however, holders of the applicable series of notes representing a majority in aggregate principal amount of the outstanding notes of such series have the right to direct the time, method and place of conducting any proceedings for exercising any remedy available to the indenture trustee in respect of such series of notes, including with respect to the related funding agreement. See “Description of the Notes — Nonrecourse Enforcement.”
          The guarantee issued by PFG to the trust will be a contractual obligation between PFG and that trust. Once that trust collaterally assigns and grants a security interest in all of its rights and privileges in the guarantee to the indenture trustee for the benefit of the holders of the related series of notes to secure its obligations under such notes, the indenture trustee will be the only party with recourse rights against PFG under the guarantee. Subject to certain conditions in the indenture, however, holders of the applicable series of notes representing a majority in aggregate principal amount of the outstanding notes of such series have the right to direct the time, method and place of conducting any proceedings for exercising any remedy available to the indenture trustee in respect of such series of notes, including with respect to the related guarantee. See “Description of the Notes — Nonrecourse Enforcement.”
          Since we and PFG are registrants, purchasers of notes may proceed directly against us and PFG to enforce their rights under the United States federal and state securities laws. The right by such purchasers to proceed against us, with respect to the applicable funding agreement, under the United States federal and state securities laws is no different than if we had issued the funding agreement directly to such purchasers. The right by such purchasers to proceed against PFG, with respect to the applicable guarantee, under the United States federal and state securities laws is no different than if PFG had issued the guarantee directly to such purchasers.

An event of default under the notes may not constitute an “event of default” under the applicable funding agreement and the applicable guarantee
          In certain circumstances an event of default under a series of notes may not constitute an event of default under the applicable funding agreement and the applicable guarantee.
          To the extent that:

•	the trust fails to observe or perform in any material respect any covenant contained in the indenture or its series of notes;

•	the indenture ceases to be in full force and effect or the indenture trustee’s security interest in the collateral is successfully challenged or is determined to be defective; or

•	the trust or the collateral is subject to certain actions under applicable bankruptcy, insolvency or other similar laws or any receivership, liquidation, dissolution or other similar action or the trust is unable to pay its debts;
it is possible that the trust’s obligations under any series of notes may be accelerated while our obligations under the funding agreement and PFG’s obligations under the related guarantee may not be similarly accelerated. If this occurs, scheduled payments under the funding agreement would not be accelerated and the indenture trustee may have no or limited ability to proceed against the funding agreement and the related guarantee and holders of the trust’s notes may not be paid in full, or in a timely manner upon such acceleration. See “Description of the Notes — Events of Default” and “Description of the Funding Agreements” in this prospectus and “Risk Factors — Risk Factors Relating to the Notes — Ratings of our programs and any rated series of notes may not reflect all risks of an investment in the notes and may change in accordance with our financial strength rating.”

As a result of withholding, payments under the funding agreement and the related guarantee may be insufficient to pay principal and interest under the notes
          Payments of the principal of and interest on a series of notes will be made solely from the payments the trust receives under the funding agreement or, if we fail to make such payments, the payments the trust receives under the related guarantee. Unless otherwise specified in the applicable prospectus supplement or pricing supplement, we or PFG will not pay any additional amounts in respect of a funding agreement to compensate for any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied on payments in respect of a funding agreement, by or on behalf of any governmental authority, and each holder of a note of the related series of notes will be deemed for all purposes to have received cash in an amount equal to the portion of such withholding or deduction that is attributable to such holder’s interest in the notes, as equitably determined by the trust. Under this circumstance, the trust will not actually pay, or cause to be paid, to such holder all of the amounts which would have been receivable by such holder in the absence of such taxes, duties, levies, assessments or other governmental charges. Any such withholding or deduction will not give rise to an event of default or any independent right or obligation to redeem the affected funding agreement or the related series of notes.

The notes could be deemed to be contracts of insurance or participations in the related funding agreement which could subject holders of the notes to certain regulatory requirements and reduce the marketability and market value of the notes
          The laws and regulations of the 50 states of the United States and the District of Columbia (the “covered jurisdictions”) contain broad definitions of the activities that may constitute the business of insurance or the distribution of insurance products. Because the primary asset of the relevant trust will be a funding agreement issued by us, it is possible that insurance regulators in one or more jurisdictions could take the position that (i) the issuance of notes by the trust, or the performance of the trust’s obligations under the notes, including the payment or prepayment of amounts due under the notes, constitutes the indirect issuance of a funding agreement or other insurance product, and (ii) the distribution, transfer, sale, resale or assignment of the notes of a series constitutes the production or sale of a funding agreement or other insurance product. If such a position were to be taken in any covered jurisdiction, the underlying activity and the person conducting such activity (including the relevant trust, us, any underwriter, dealer or agent, an investor or any other person) could become subject to regulation under the insurance laws of one or more of the covered jurisdictions, which could, among other effects, require such persons to be subject to regulatory licensure or other qualification and levels of compliance that cannot practically be achieved. Failure to comply with such requirements could subject such persons to regulatory penalties. In addition, any such failure to comply or the threat of any such regulation could reduce liquidity with respect to the notes, prevent an investor from transferring notes and reduce the marketability and market value of the notes. Any financial penalty assessed against the relevant trust could affect its ability to pay amounts due under the notes. Therefore, any such regulation or threat of such regulation by any one or more covered jurisdictions could result in an investor being unable to liquidate its investment in the notes, or, upon any such liquidation, receiving a value significantly less than the initial investment in the notes.
          We believe that the notes will not be considered to be funding agreements, insurance or annuity policies or contracts or any other products regulated under the insurance laws of the covered jurisdictions and the trust will not be deemed to be engaging in the business of insurance in such jurisdictions solely as a result of such offer or sale of the notes.
          There are wide variations in the insurance laws of the covered jurisdictions, subtle nuances in their application and a general absence of any consistent pattern of interpretation or enforcement with respect to the subject regulatory issues. Insurance regulatory authorities have broad discretionary powers in administering and interpreting the insurance laws of their respective jurisdictions. Any such regulatory interpretation is not necessarily binding on any state or federal court. Any such insurance regulatory authorities or courts could take positions contrary to our beliefs described above. Accordingly, there can be no assurance that the purchase, resale, transfer or assignment of the notes will not subject the parties to such transaction to regulation or enforcement proceedings under the insurance laws of one or more covered jurisdictions, which could result in fines, penalties and other civil and criminal enforcement actions, as well as prohibiting the transfer or effectiveness of the notes without compliance with appropriate insurance licensing and other laws.

Any survivor’s option may be subject to certain limitations
          Under our programs targeted to retail investors, we have the discretionary right to limit the aggregate principal amount of:

•	all funding agreements securing all outstanding series of notes issued under our programs targeted to retail investors as to which exercises of any put option by any trust shall be accepted by us in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the aggregate principal amount of all funding agreements securing all outstanding series of notes issued under our programs targeted to retail investors as of the end of the most recent calendar year or such other greater amount as determined in accordance with the applicable funding agreement and set forth in the applicable pricing supplement;

•	the funding agreements securing the notes as to which exercises of any put option by the applicable trust attributable to notes as to which the survivor’s option has been exercised by the authorized representative of any individual deceased beneficial owner to $250,000 in any calendar year or such other greater amount as determined in accordance with the applicable funding agreement and set forth in the applicable pricing supplement; and

•	the funding agreement securing a series of notes as to which exercises of any put option by the applicable trust shall be accepted in any calendar year to an amount as set forth in the applicable funding agreement and the applicable pricing supplement.

          In any such event, a trust shall similarly be required to limit the aggregate principal amount of notes as to which exercises of the survivor’s option shall be accepted by the trust. Accordingly, no assurance can be given that the exercise of the survivor’s option for a desired amount will be accepted as to any series of notes or in any single calendar year.

Redemption may adversely affect your return on the notes
          If the funding agreement related to your notes is redeemable at our option, including our right to redeem such funding agreement if we are, or a material probability exists that we will be, if specified in the circumstances set forth in the relevant pricing supplement, required to pay additional amounts in connection with any withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied on payments in respect of such funding agreement or the notes such funding agreement secures, by or on behalf of any governmental authority, or upon the occurrence of a “tax event” (as defined under “Description of the Funding Agreements — Early Redemption for Tax Event”), the trust will redeem your notes if we choose to redeem the related funding agreement. Each trust may issue a series of notes which may be redeemed by the issuing trust when 20% or more of the original principal balance of such notes is outstanding, which are referred to as “callable” notes. Notes that may be redeemed at the option of the trust at a time when 20% or more of the original principal amount of such notes are outstanding will be designated in their title as “callable” in the applicable pricing supplement. Prevailing interest rates at the time the trust redeems your notes may be lower than the rate borne by the notes as of their original issue date. In such a case, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as your notes being redeemed. Our redemption right also may adversely impact your ability to sell your notes.

There may not be any trading market for your notes and many factors affect the trading and market value of your notes
          Upon issuance, a series of notes will not have an established trading market. We cannot assure you a trading market for your notes will ever develop or be maintained if developed. In addition to the trust’s, PFG’s and our creditworthiness, many factors affect the trading market for, and trading value of, your notes. These factors include:

•	the complexity and volatility of the formula applicable to the interest rate borne by your notes;

•	the method of calculating the principal, premium and interest in respect of your notes;

•	the time remaining to the maturity of your notes;

•	the outstanding amount of the applicable series of notes;

•	any redemption or repayment features of your notes;

•	the amount of other debt securities linked to the formula applicable to your notes; and

•	the level, direction and volatility of market interest rates generally.
          There may be a limited number of buyers if you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. In addition, notes that are designed for specific investment objectives or strategies often experience a more limited trading market and more price volatility than those not so designed. You should not purchase notes unless you understand and know you can bear all of the investment risks associated with your notes.

If the trust issues notes denominated in a foreign currency, those notes are subject to exchange rate and exchange control risks
          If you invest in notes that are denominated and/or payable in a currency other than U.S. dollars, which we refer to in this prospectus and the accompanying prospectus supplement as “foreign currency notes,” you will be subject to significant risks not associated with an investment in a debt security denominated and payable in U.S. dollars. The risks include but are not limited to:

•	the possibility of significant market changes in rates of exchange between U.S. dollars and the specified currency;

•	the possibility of significant changes in rates of exchange between U.S. dollars and the specified currency resulting from official redenomination relating to the specified currency; and

•	the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.
          The existence, magnitude and longevity of these risks generally depend on factors over which none of the trust, we or PFG has any control and which cannot be readily foreseen, such as:

•	economic events;

•	political and regulatory events; and

•	financial events, such as the supply of, and demand for, the relevant currencies.
          Moreover, if payments on your foreign currency notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. In recent years, exchange rates between certain currencies have been highly volatile and volatility between these currencies or with other currencies may be expected in the future. Fluctuations between currencies in the past are not necessarily indicative, however, of fluctuations that may occur in the future. Depreciation of your payment currency would result in a decrease (1) in the U.S. dollar equivalent yield of your foreign currency notes, (2) in the U.S. dollar equivalent value of the principal and any premium payable at maturity or any earlier redemption of your foreign currency notes and (3) generally in the U.S. dollar equivalent market value of your foreign currency notes.
          Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency other than U.S. dollars at the time of payment of principal, any premium or interest on a foreign currency note. Governments may use a variety of techniques, such as intervention by a country’s central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. There can be no assurance that exchange controls will not restrict or prohibit payments of principal, any premium or interest denominated in any such specified currency.
          Even if there are no actual exchange controls, it is possible that the specified currency would not be available to us when payments on a funding agreement are due because of circumstances beyond our control. In this event, we will make required payments in U.S. dollars on the basis described in the accompanying prospectus supplement or the applicable pricing supplement. You should consult your own financial and legal advisors as to the risks of an investment in notes denominated in a currency other than U.S. dollars.
          The information set forth in this prospectus and the accompanying prospectus supplement is directed to prospective purchasers of notes who are United States residents. The trust, we and PFG disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payments of principal of, or premium or interest on, notes. Such persons should consult their advisors with regard to these matters.

Ratings of our programs and any rated series of notes may not reflect all risks of an investment in the notes and may change in accordance with our financial strength rating
          In the event that the programs generally or a specific series of notes is rated by a rating agency, the ratings of the programs or such notes will primarily reflect our financial strength and will change in accordance with our financial strength rating and with any change in the priority status of funding agreement obligations under Iowa law. Any rating is not a recommendation to purchase, sell or hold any particular security, including the notes. Such ratings do not comment as to the market price or suitability of the notes for a particular investor. In addition, there can be no assurance that a rating will be maintained for any given period of time or that a rating will not be lowered or withdrawn in its entirety. The ratings of our secured medium-term notes program and our program targeted to retail investors and any rated series of notes issued under these programs may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, your notes.

An increase in market interest rates could result in a decrease in the value of any notes bearing interest at a fixed rate
          If market interest rates increase above the interest rate of fixed rate notes, then fixed rate notes generally decline in value because debt instruments of the same face value priced at market interest rates will yield higher income. Consequently, if you purchase fixed rate notes and market interest rates increase above the fixed interest rate on the notes you have purchased, the market value of your notes may decline. Neither we nor PFG can give any assurance regarding the future level of market interest rates.

If you purchase discount notes, the amount payable to you upon early redemption, repayment or acceleration of these notes may be less than the principal amount (i.e., par) of the notes plus accrued but unpaid interest and premium, if any
          If you purchase discount notes, the amount payable to you upon early redemption, repayment or acceleration of these notes may be less than the principal amount thereof plus accrued and unpaid interest. The amount payable will be determined by the formula set forth in the applicable prospectus supplement or pricing supplement.
Risk Factor Relating to the Collateral

The funding agreements are our unsecured obligations, the payment obligations of which are fully and unconditionally guaranteed by PFG. If the funding agreements were not accorded Class 2 priority, they would be accorded the same priority in our insolvency as our other general unsecured obligations. In the event of our insolvency, PFG may not be able to satisfy its obligations under the guarantees
          The funding agreements are our unsecured obligations and, in the event of our impairment or insolvency, the Iowa Insurance Commissioner will be authorized and directed to commence delinquency proceedings for the purpose of liquidating, rehabilitating, reorganizing or conserving us pursuant to Iowa Code Sections 507C.4, 507C.12, 507C.13, 507C.14 and 507C.16. In conducting delinquency proceedings, claims are prioritized and an order of distribution is specified pursuant to Iowa Code Section 507C.42.

There are nine classes within the priority scheme, with each successive class being fully junior to the preceding class. Sidley Austin LLP, counsel to us and PFG, has opined that, subject to the limitations, qualifications and assumptions set forth in its opinion letter, in a properly prepared and presented case, a court applying Iowa law would conclude that loss claims of principal and interest in respect of each funding agreement would be accorded Class 2 priority under Iowa Code Section 507C.42 and paid equally in priority with our other policyholders.
          Sidley Austin LLP has advised that its opinion is based on its interpretation of the relevant provisions of the Iowa Code as construed by relevant administrative and judicial authority. However, the Iowa Code and regulations, interpretations and decisions are subject to change, either prospectively or retroactively, and many of the issues addressed in counsel’s opinion depend upon a facts and circumstances analysis that has received little or no administrative or judicial consideration. Therefore, the Iowa Insurance Commissioner, in his/her capacity as liquidator, rehabilitator or otherwise, or the courts could disagree in whole or in part with our analysis.
          In the event that a funding agreement were not accorded Class 2 priority in our insolvency, the funding agreement would be accorded the lower priority associated with our general unsecured obligations, which would adversely affect the ability of the applicable trust to recover any claims of principal and interest in respect of such funding agreement. See “Description of the Funding Agreements — Priority.”
          Iowa law would apply to our insolvency or receivership proceedings. Investors should note, however, that the statutory liquidation priority accorded to funding agreements under Iowa law does not clearly apply to any additional amounts required to be paid (if specified in the applicable pricing supplement) as may be necessary in order that the net amounts receivable by a holder after any withholding or deduction under United States tax law shall equal the respective amounts which would have been receivable by such holder in the absence of such withholding or deduction. Accordingly, claims for such payments, if any, may not rank equally with either life insurance policy and annuity claims or funding agreement claims, and may rank with our unsecured debt obligations, which would adversely affect the ability of the applicable trust to recover any claims of additional amounts in respect of such funding agreement. See “Description of the Funding Agreements.”
          Each guarantee will be issued by PFG, our indirect parent company. We represent a substantial portion of the assets of PFG. In the event of our insolvency or receivership, PFG may incur limitations in receiving any distributions from us. In such an event, PFG may have limited resources to satisfy its obligations under the guarantees.
Risk Factors Relating to PFG

PFG’s efforts to reduce the impact of interest rate changes on its profitability and financial condition may not be effective
          PFG attempts to reduce the impact of changes in interest rates on the profitability and surplus of its asset accumulation and life and health insurance operations. PFG accomplishes this reduction primarily by managing the duration of its assets relative to the duration of its liabilities. During a period of rising interest rates, policy surrenders, withdrawals and requests for policy loans may increase as customers seek to achieve higher returns. Despite PFG’s efforts to reduce the impact of rising interest rates, it may be required to sell assets to raise the cash necessary to respond to such surrenders, withdrawals and loans, thereby realizing capital losses on the assets sold. An increase in policy surrenders and withdrawals may also require PFG to accelerate amortization of policy acquisition costs relating to these contracts, which would further reduce its net income.
          During periods of declining interest rates, borrowers may prepay or redeem mortgages and bonds that PFG owns, which would force PFG to reinvest the proceeds at lower interest rates. For some of PFG’s products, such as guaranteed investment contracts and funding agreements, PFG is unable to lower the rate it credits to customers in response to the lower return it will earn on its investments. In addition, it may be more difficult for PFG to maintain its desired spread between the investment income it earns and the interest it credits to its customers during periods of declining interest rates thereby reducing PFG’s profitability.

A downgrade in any of our ratings may increase policy surrenders and withdrawals, reduce new sales and terminate relationships with distributors, any of which could adversely affect PFG’s profitability and financial condition
          Ratings are important factors in establishing the competitive position of insurance companies. A downgrade, or the potential for such a downgrade, of any of our ratings could, among other things:

•	materially increase the number of policy or contract surrenders for all or a portion of their net cash values and withdrawals by policyholders of cash values from their policies;

•	result in the termination of relationships with broker-dealers, banks, agents, wholesalers and other distributors of PFG’s products and services;

•	reduce new sales, particularly with respect to general account guaranteed investment contracts and funding agreements purchased by pension plans and other institutions; and

•	cause some of PFG’s existing liabilities to be subject to acceleration, additional collateral support, changes in terms or creation of additional financial obligations.
          Any of these consequences could adversely affect PFG’s profitability and financial condition.

PFG’s investment portfolio is subject to several risks that may diminish the value of its invested assets and adversely affect its sales, profitability and the investment returns credited to its customers
          PFG’s investment portfolio is subject to several risks, including, among other things:

•	An increase in defaults on fixed maturity securities portfolio may reduce profitability.

•	An increase in delinquency or defaults on PFG’s commercial mortgage loan portfolio, especially those with balloon payments, could decrease PFG’s profitability.

•	PFG may have greater difficulty selling its privately placed fixed maturity securities, commercial mortgage loans and real estate investments, because they are less liquid than its publicly traded fixed maturity securities.

•	Derivative instruments may not be honored by counterparties resulting in ineffective hedging of PFG’s risks.

•	Environmental liability exposure may result from PFG’s commercial mortgage loan portfolio and real estate investments.

•	Regional concentration of PFG’s commercial mortgage loan portfolio may subject PFG to economic downturns or losses attributable to natural disasters in these regions.
          Any of these consequences may diminish the value of PFG’s invested assets and adversely affect its sales, profitability or the investment returns credited to its customers.

Changes in regulation in the United States may reduce PFG’s profitability
          PFG’s insurance business is subject to comprehensive state regulation and supervision throughout the United States. The primary purpose of state regulation of the insurance business is to protect policyholders, and not necessarily to protect other constituencies such as creditors or investors. State insurance regulators and the National Association of Insurance Commissioners continually reexamine existing laws and regulations and may impose changes in the future. Changes in federal legislation and administrative policies in areas such as employee benefit plan regulation, financial services regulation and federal taxation could result in increased exposure on outstanding products or reduced sales of new products and therefore, could reduce PFG’s profitability.

FORWARD LOOKING INFORMATION
          This prospectus, any prospectus supplement, any pricing supplement and the information incorporated by reference in such documents may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are intended to enhance the reader’s ability to assess the future financial performance of PFG, as our indirect parent company and the guarantor of our payment obligations under the funding agreement that will secure the related series of notes. Forward-looking statements include, but are not limited to, statements that represent beliefs concerning future operations, strategies, financial results or other developments, and contain words and phrases such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “would,” “should” and similar expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects on PFG. Such forward-looking statements are not guarantees of future performance. The safe harbors contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, do not apply to us or the trusts.
          Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to, the following: (1) a decline or increased volatility in the securities markets could result in investors withdrawing from the markets or decreasing their rates of investment, either of which could reduce PFG’s net income, revenues and assets under management; (2) PFG’s investment portfolio is subject to several risks which may diminish the value of invested assets and affect its sales, profitability and the investment returns credited to its customers; (3) competition from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance may impair PFG’s ability to retain existing customers, attract new customers and maintain its profitability; (4) a downgrade in our financial strength ratings may increase policy surrenders and withdrawals, reduce new sales and terminate relationships with distributors and cause some of PFG’s existing liabilities to be subject to acceleration, additional collateral support, changes in terms or creation of additional financial obligations; (5) PFG’s efforts to reduce the impact of interest rate changes on its profitability and surplus may not be effective; (6) if PFG is unable to attract and retain sales representatives and develop new distribution sources, sales of its products and services may be reduced; (7) PFG’s international businesses face political, legal, operational and other risks that could reduce its profitability in those businesses; (8) PFG reserves established for future policy benefits and claims may prove inadequate, requiring it to increase liabilities; (9) PFG’s ability to pay stockholder dividends and meet its obligations may be constrained by the limitations on dividends Iowa insurance laws impose on us; (10) PFG may need to fund deficiencies in our closed block (“Closed Block”) assets which benefit only the holders of Closed Block policies; (11) changes in laws, regulations, accounting standards or interpretations thereof may reduce the profitability of PFG; (12) litigation and regulatory investigations may harm PFG’s financial strength and reduce its profitability; (13) fluctuations in foreign currency exchange rates could reduce PFG’s profitability; (14) applicable laws and PFG’s stockholder rights plan, certificate of incorporation and by-laws may discourage takeovers and business combinations that PFG’s stockholders might consider in their best interests; and (15) a downgrade in PFG’s debt ratings may adversely affect PFG’s ability to secure funds and cause some of its existing liabilities to be subject to acceleration, additional collateral support, changes in terms or creation of additional financial obligations.
          You should not place undue reliance on these forward-looking statements, which speak only as of their dates. Except as required by the federal securities laws, we, PFG, each trust, and our or their respective agents and dealers shall not undertake any obligation to update or review forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time.
WHERE YOU CAN FIND MORE INFORMATION
          This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us, PFG and the trusts. PFG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in compliance with such laws, PFG files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any reports or other information PFG files at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of PFG’s documents upon payment of a duplicating fee, by writing the SEC’s public reference room. You can obtain information regarding the public reference room by calling the SEC at 1-800-SEC-0330. PFG filings are available to the public from commercial document retrieval services and over the internet at http://www.sec.gov. (This uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC web site into this prospectus.)
          As depositor, we will file periodic reports, with respect to the trusts formed under the programs, on Form 8-K or Form 10-D, as applicable, and we will file annual reports with respect to the trusts on Form 10-K. You may access these filings on the SEC’s web site (which is at http://www.sec.gov) by using our central index key, which is 0001126328. The URL is an inactive textual reference only and is not intended to incorporate the SEC web site into this prospectus. The depositor does not make each Form 8-K, Form 10-D and Form 10-K filed with the SEC in connection the trusts available on its web site because including such reports would require the depositor to incur additional expense without providing additional benefit to investors given that those reports will be available on the SEC’s web site.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
          The SEC allows us and PFG to “incorporate by reference” information that PFG files with the SEC into this prospectus and any accompanying prospectus supplement and pricing supplement, which means that incorporated documents are considered part of this prospectus and any accompanying prospectus supplement and pricing supplement. We and PFG can disclose important information to you by referring you to those documents. Information that PFG files with the SEC will automatically update and supersede the information in this prospectus and any accompanying prospectus supplement and pricing supplement.
          This prospectus and any accompanying prospectus supplement and pricing supplement incorporate by reference the following documents:

•	PFG’s Annual Report on Form 10-K for the year ended December 31, 2004.

•	PFG’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005.

•	PFG’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005.

•	PFG’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005

•	PFG’s Current Report on Form 8-K filed on March 7, 2005.

•	PFG’s Current Report on Form 8-K filed on May 23, 2005.

•	PFG’s Current Report on Form 8-K filed on June 17, 2005.

•	PFG’s Current Report on Form 8-K filed on September 26, 2005.

•	PFG’s Current Report on Form 8-K filed on December 2, 2005.

•	PFG’s Current Report on Form 8-K filed on January 31, 2006.

•	Principal Life’s Current Report on Form 8-K filed on February 7, 2006.

•	PFG’s Current Report on Form 8-K filed on February 9, 2006.
          This prospectus and any accompanying prospectus supplement and pricing supplement also incorporate by reference all documents that we, on behalf of ourself or the trusts, as depositor, or PFG file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of the offering of the notes. These documents contain important information about the trusts and PFG and their finances, respectively.
          You may also request a copy of any documents incorporated by reference in this prospectus and any accompanying prospectus supplement and pricing supplement (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing or telephoning the following addresses or telephone numbers:

Principal Financial Group, Inc. 711 High Street Des Moines, Iowa 50392-0001 Attention: Amy Wiseman Telephone: (800) 986-3343	Principal Life Insurance Company 711 High Street Des Moines, Iowa 50392-0001 Attention: Amy Wiseman Telephone: (800) 986-3343

USE OF PROCEEDS
          Each trust will use the net proceeds from the issuance of its series of notes to the public and the trust beneficial interest to the trust beneficial owner to purchase a funding agreement issued to, and deposited into, that trust by us. We intend to use the net proceeds from the sale to the trust of the funding agreement to purchase investment assets. We expect such assets, and our other general account assets, will generate investment income in excess of amounts payable under the funding agreement.
RATIO OF EARNINGS TO FIXED CHARGES
          The following table sets forth, for the years and periods indicated, PFG’s ratios of:

•	earnings to fixed charges before interest credited on investment products; and

•	earnings to fixed charges.
          PFG calculates the ratio of “earnings to fixed charges before interest credited on investment products” by dividing the sum of income from continuing operations before income taxes (BT), interest expense (I), interest factor of rental expense (IF) less undistributed income from equity investees (E) by the sum of interest expense (I), interest factor of rental expense (IF) and dividends on majority-owned subsidiary redeemable preferred securities (non-intercompany) (D). The formula for this ratio is: (BT+I+IF-E)/(I+IF+D).
          PFG calculates the ratio of “earnings to fixed charges” by dividing the sum of income from continuing operations before income taxes (BT), interest expense (I), interest factor of rental expense (IF) less undistributed income from equity investees (E) and the addition of interest credited on investment products (IC) by interest expense (I), interest factor of rental expense (IF), dividends on majority-owned subsidiary redeemable preferred securities (non-intercompany) (D) and interest credited on investment products (IC). The formula for this calculation is: (BT+I+IF-E+IC)/(I+IF+D+IC). “Interest credited on investment products” includes interest paid on guaranteed investment contracts, funding agreements, medium-term notes and other investment-only pension products. Similar to debt, these products have a total fixed return and a fixed maturity date.

	For the Year Ended December 31,

	2005*	2004	2003	2002	2001	2000

Ratio of earnings to fixed charges before interest credited on investment products	13.7	9.5	7.3	4.2	3.2	6.5
Ratio of earnings to fixed charges	2.2	2.0	1.9	1.4	1.3	1.8

*	Through the fiscal quarter ended September 30, 2005.

PRINCIPAL LIFE INSURANCE COMPANY AND PRINCIPAL FINANCIAL GROUP, INC.
          PFG is a leading provider of retirement savings, investment and insurance products and services and has $188.4 billion in assets under management and approximately 15.0 million customers as of September 30, 2005. PFG focuses on providing retirement products and services to businesses and their employees.
          PFG provides financial products and services through the following three segments: (1) U.S. Asset Management and Accumulation, which provides retirement and related financial products and services primarily to businesses, their employees and other individuals and provides asset management services to PFG’s asset accumulation business, the life and health insurance operations, the Corporate and Other segment and third-party clients; (2) International Asset Management and Accumulation, which provides retirement products and services, annuities, long-term mutual funds and life insurance through subsidiaries and joint ventures in various countries; and (3) Life and Health Insurance, which provides individual life insurance, group health insurance, as well as, specialty benefits, including group dental and vision insurance, individual and group disability insurance and group life insurance throughout the United States. PFG markets these products and services through career agents, brokers, financial institutions, employee-benefit consultants, financial planners, direct marketing to existing customers and a variety of representatives. PFG also has a Corporate and Other segment, which manages the assets representing capital that has not been allocated to any other segment.
          PFG life insurance in force, net of reinsurance, was $147.8 billion as of September 30, 2005. As of September 30, 2005, PFG total invested assets were $57.0 billion; its separate account assets were $56.8 billion; and its stockholders’ equity was $7.8 billion. PFG net income for the nine months ended September 30, 2005, was $663.8 million.
          We are an indirect, wholly-owned subsidiary of PFG and are the 7th largest United States life insurance company based on December 31, 2004 statutory total assets (based on individual company rankings) according to data provided by Insurance Research Group, Inc.
          We were organized as an individual life insurer in 1879, and formed a mutual insurance holding company in 1998. On July 1, 1998, Principal Mutual Life Insurance Company converted to a mutual holding company structure, changed its name to Principal Life Insurance Company and created Principal Mutual Holding Company, a mutual insurance holding company, and Principal Financial Services, Inc. (“PFS”), an intermediate holding company.
          Consistent with Iowa law in a process sometimes referred to as a “demutualization”, Principal Mutual Holding Company, under the terms of its plan of conversion, converted from a mutual insurance holding company to a stock company subsidiary of PFG, a Delaware business corporation, effective October 26, 2001. All membership interests in Principal Mutual Holding Company were extinguished on that date and eligible policyholders received compensation in the form of common stock, cash or policy credits.
          After giving effect to the reorganization resulting from the demutualization, we are now a direct wholly-owned subsidiary of PFS, which, in turn, is a direct wholly-owned subsidiary of PFG.
          In connection with the issuance of a series of notes by an issuing trust, we will issue a funding agreement to such issuing trust with pricing terms substantially similar to that trust’s series of notes, will procure the related guarantee from PFG, will make payments under the funding agreement, as required, and will file the reports for the issuing trust, as required by the Securities Exchange Act of 1934, as amended. We have been engaged in the securitization of funding agreements as sponsor or depositor in connection with an existing $4.0 billion secured notes program which is substantially identical to this program and was declared effective by the SEC in March 2004. We have also been engaged in the securitization of funding agreements in connection with private placement facilities similar in structure to this program since 1998.

          We are authorized to issue up to $4.0 billion of funding agreements under a program established in 1998 to support the prospective issuance of medium-term notes by an unaffiliated entity in non-U.S. markets.
          In addition, we are authorized to issue up to $7.0 billion of funding agreements under a program established in 2001 to support the prospective private issuance of medium-term notes by an unaffiliated entity in both domestic and international markets. We do not anticipate any new issuance activity under that program, in light of our other $4.0 billion secured notes program declared effective by the SEC in March 2004 and this program once declared effective by the SEC.

DESCRIPTION OF THE TRUSTS
          The following is a general description of the trusts and the material provisions of the standard trust terms which will be incorporated into each trust agreement and other related documents governing the trusts. The trust agreement is included in the form of omnibus instrument. This summary is not intended to be a full restatement of all of the terms of the standard trust terms or the trust agreement and is subject to the detailed provisions of such documents. Copies of the standard trust terms and the form of omnibus instrument (including the form of trust agreement) have been filed as exhibits to the registration statement (which includes this prospectus) and are incorporated into this prospectus by reference. Executed copies of the applicable trust agreement may be inspected during normal business hours at our principal executive offices set forth on the cover page of this prospectus.
General
          A separate trust will be created for each series of notes. Each trust will be a separate and distinct special purpose common law trust formed in a jurisdiction located in the United States of America specified in the applicable pricing supplement. Each trust will be organized pursuant to, and governed by, a trust agreement, dated as of the date of the applicable pricing supplement, between the trustee and the trust beneficial owner. The trust agreement will adopt and incorporate the standard trust terms in its entirety. With respect to a particular trust, we refer to the applicable trust agreement and the standard trust terms as the “trust agreement.” The assets and liabilities of each trust will be separate and distinct from the assets and liabilities of every other trust, us and PFG.
          In connection with the issuance of a series of notes by a trust:

•	a separate and distinct trust will be formed pursuant to a trust agreement, which adopts and incorporates the standard trust terms in its entirety;

•	the trust will acquire a funding agreement issued by us, the payment obligations of which will be fully and unconditionally guaranteed by a guarantee issued by PFG to the trust; and

•	the trust will collaterally assign and grant a security interest in the related funding agreement and collaterally assign and grant a security interest in the related guarantee in favor of the indenture trustee for the benefit of the holders of notes of the applicable series.
          Each trust’s principal executive offices will be located at c/o U.S. Bank Trust National Association, 100 Wall Street, 16th Floor, New York, New York 10005 and its telephone number is (212) 361-6184.
Nature of Each Trust
          The trust agreement provides that each trust will be a separate and distinct special purpose common law trust formed in a jurisdiction located in the United States of America specified in the applicable pricing supplement.
          The applicable series of notes and the liabilities, obligations and expenses related to such series of notes will constitute debt, liabilities, obligations and expenses incurred, contracted for or otherwise of the applicable trust.
          As separate and distinct special purpose trusts, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular trust will be enforceable only against the assets of such trust and not against the assets of any other trust, us or PFG. In addition, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to us, PFG or any trust will be enforceable against the assets of any other trust. See “Description of the Notes — Nonrecourse Enforcement.”

Application of Money Received by the Trustee on Behalf of a Trust
          Except for payments made in connection with the liquidation of a trust, all monies and other property received by the trustee on behalf of a trust shall be distributed as follows:
          first, to the indenture trustee for the payment of all amounts then due and unpaid upon the applicable notes, if any, in accordance with the applicable indenture; and
          second, to the trust beneficial owner for the payment of all amounts that would be payable to the trust beneficial owner if the trust beneficial owner held a note with an original principal amount of $15 (multiplied by the issue price of the related notes in the case of discount notes); any remaining monies and other property shall be distributed ratably in proportion to their original principal amounts to the holders of notes last noted in the register as the holders of the notes and trust beneficial owner (as if the trust beneficial owner held a note with an original principal amount of $15 (multiplied by the issue price of the related notes in the case of discount notes)).
          Upon the liquidation of a trust, the remaining collateral and any other assets held in the trust shall be liquidated, and the trust shall be wound-up by the trustee in accordance with the trust agreement. In such event, (i) the trust shall first pay all amounts due and unpaid on the notes, if any, in accordance with the applicable indenture, (ii) the trust shall then pay any other claims, including expenses relating to such liquidation to the extent not paid, or reasonably provided for, pursuant to the applicable expense and indemnity agreement, and (iii) the trust shall then pay to the trust beneficial owner all amounts that would be payable under the indenture to the trust beneficial owner if the trust beneficial owner held a note with an original principal amount of $15 (multiplied by the issue price of the related notes in the case of discount notes). Any remaining monies and other property shall be paid ratably in proportion to their original principal amounts to the holders last noted in the register as the holders of the notes and the trust beneficial owner (as if the trust beneficial owner held a note with an original principal amount of $15 (multiplied by the issue price of the related notes in the case of discount notes) and as if each such holder continued to hold its notes after all amounts due on such notes under the indenture have been paid).
Bankruptcy Concerns
          In the trust agreement, the trustee and the trust beneficial owner agree that neither party will institute against the trust any bankruptcy proceeding. Also, in the indenture, the indenture trustee agrees that it will not institute against the trust any bankruptcy proceeding for payments due the indenture trustee. However, during the occurrence and continuance of an event of default, the indenture trustee (on behalf of the holders of notes) or the holders of notes may accelerate payments of principal and interest under the notes as well as institute bankruptcy proceedings against the trust. If a bankruptcy proceeding is commenced against the trust, we do not anticipate that the assets of the trust will be consolidated with the assets of any other party. As the primary asset of each trust is a funding agreement issued by us, upon a proceeding for our liquidation, rehabilitation, conservation or supervision or similar event, an event of default under the notes issued by each trust will occur and the indenture trustee on behalf of the noteholders will have a claim against us in such proceeding. We have been advised by counsel that such claim will be a policyholder claim against our assets. See “Description of The Funding Agreements — Priority”. No other creditors or policyholders of ours should have a claim against the funding agreement held by each trust or any claims thereunder. Although PFG issues a guarantee to each trust, a proceeding for PFG’s liquidation, rehabilitation, conservation or supervision or similar event may not result in an event of default under the notes if we continue to make payments received under the related funding agreement. In such event, if we do not make the required payments under any funding agreement, an event of default under the related notes will occur and the indenture trustee on behalf of the noteholders will be able to make a claim against us, and against PFG in a bankruptcy proceeding of PFG.

The Trustee
          Pursuant to each trust agreement, the trustee is acting as the sole trustee of the applicable trust. The trustee will conduct the activities of each trust. The trustee will only perform those duties set forth in each trust agreement. Among other items, the trustee, on behalf of the trust, will:

•	enter into the applicable documents relating to the related series of notes;

•	collaterally assign and grant a security interest in the funding agreement and guarantee held in the trust to the indenture trustee for the benefit of the holders of the related series of notes;

•	file any required tax returns or tax information; and

•	maintain the books and records of the trust.
          The trustee will not be liable under the trust agreement under any circumstances or for any action or failure to act, except for (i) its own willful misconduct, bad faith or negligence or (ii) the inaccuracy of any representation or warranty contained in the trust agreement made by the trustee.
          The trustee may resign by giving at least 60 days written notice to the trust beneficial owner and the indenture trustee. If at any time the trustee ceases to be eligible to serve as the trustee under a trust agreement, or the trustee is unable to serve as trustee, or is bankrupt or insolvent, then the trust beneficial owner and the indenture trustee may remove the trustee. No resignation or removal of the trustee and no appointment of a successor trustee shall become effective until the acceptance of appointment by the successor trustee.
          U.S. Bank Trust National Association (“U.S. Bank Trust”) will act as trustee under the applicable trust agreements. U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $204 billion. U.S. Bancorp serves approximately 13.1 million customers, operates 2,383 branch offices in 24 states and has over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.
          U.S. Bank Trust provides trustee services from at least 5 U.S. cities. The indenture will be administered from U.S. Bank Trust’s office located at 100 Wall Street, New York, New York 10005.
          U.S. Bank Trust or its predecessors have provided fiduciary services since 1924. As of December 30, 2004, U.S. Bank Trust was acting as trustee with respect to over 60,000 issuances of securities. U.S. Bank Trust has acted as trustee of insurance policy-backed securities since 2003. As of September 30, 2005, U.S. Bank Trust was acting as trustee on 2 issuances of insurance policy-backed securitizations, involving more than 200 series of such securities with an outstanding aggregate principal balance of approximately $3,500,000,000.
The Trust Beneficial Owner
          GSS Holdings II, Inc. as the trust beneficial owner will be the sole beneficial owner of each trust. The beneficial interest in each trust:

•	will be purchased by the trust beneficial owner for $15 (or in the case of a trust that issues discount notes, such other amount as corresponds to the discount on such notes);

•	will be issued in book-entry form only;

•	will entitle the trust beneficial owner to receive payment in respect thereof on the same terms as the payments to be made to holders of the related series of notes; and

•	will be subordinated to the related series of notes and will not be secured by the collateral.

          The trust beneficial owner will receive periodic distributions on its beneficial interest at the same rate and on the same day that holders of notes of the related series of notes receive interest payments. On the maturity date of the trust beneficial owner’s beneficial interest and the related series of notes, the trust will redeem the principal amount of the related series of notes and the principal amount of the trust beneficial interest.
No Affiliation
          None of us, PFG or any of our or its officers, directors, subsidiaries or affiliates owns any beneficial interest in any trust nor has any of these persons or entities entered into any agreement with any trust other than in furtherance of the issuance of notes from time to time as contemplated by this prospectus.
          None of us, PFG or any of our or its officers, directors, subsidiaries or affiliates is affiliated with the trustee, the trust beneficial owner or the indenture trustee relating to the notes.
Recordkeeping
          Each trust will:

•	maintain separate and distinct records; and

•	hold and account for the assets associated with each such trust separately from the assets of any other trust, us or PFG.
          On behalf of the trusts, as depositor, we will be subject to certain reporting requirements under the Securities Exchange Act of 1934, as amended.
Expenses
          We have entered into a separate expense and indemnity agreement with each of the indenture trustee, the custodian (see “Description of the Notes — Collateral”), the trust beneficial owner and the trustee (on behalf of itself and each trust to be formed in connection with the issuance of a series of notes). We will enter into an expense and indemnity agreement with additional service providers appointed from time to time. Under each expense and indemnity agreement, we will pay certain costs and expenses relating to the offering, sale, issuance and administration of any series of notes and certain costs, expenses and taxes incurred by a trust and will indemnify the indenture trustee, the custodian, the trust beneficial owner, the trustee, each trust and additional service providers with respect to certain matters. Forms of each expense and indemnity agreement have been filed as exhibits to the registration statement (which includes this prospectus) and are incorporated into this prospectus by reference. Executed copies of each expense and indemnity agreement may be inspected during normal business hours at our principal executive offices set forth on the cover page of this prospectus. See “Fees and Expenses” below.
Amendment
          The trust agreement may be amended by the trustee and the trust beneficial owner:

•	in any way that is not inconsistent with the intent of the trust agreement and that does not adversely affect, in any material respect, the terms of any notes;

•	with the prior consent of the holders of a majority of the outstanding principal amount of affected notes, in any way that would adversely affect, in any material respect, the terms of any such notes; and

•	with the prior consent of each affected holder, to (1) change the amount or timing of any payment of any trust beneficial interest or series of notes or (2) impair the right of the trust beneficial owner or any noteholder to institute suit for the enforcement of any right for principal and interest or other distribution.

          Subject to the second and third bullet points above, the trustee and the trust beneficial owner may amend the trust agreement, without the consent of any noteholder, at any time to the extent necessary to ensure that the applicable trust will be disregarded or treated as a grantor trust (assuming that any such trust were not disregarded) for United States federal income tax purposes or to ensure that the applicable trust will not be required to register as an investment company under the Investment Company Act of 1940, as amended. We shall advise each rating agency that is then rating the program or any series of notes of any such amendment.

DESCRIPTION OF THE NOTES
          The following is a general description of the terms of the notes. We will provide specific terms of a series of notes in the applicable prospectus supplement and a pricing supplement to this prospectus. For purposes of this prospectus, “business day” shall have the meaning set forth in the applicable prospectus supplement or the applicable pricing supplement.
          Each series of notes will be issued pursuant to an indenture, between the applicable trust and Citibank, N.A., as indenture trustee (the “indenture trustee”), which will adopt and incorporate the standard indenture terms in its entirety. The indenture is included in the form of omnibus instrument. Copies of the form of standard indenture terms and the form of omnibus instrument (including the form of indenture) are filed as exhibits to the registration statement (of which this prospectus is a part) and is incorporated into this prospectus by reference. With respect to a particular trust, we refer to the applicable indenture and the standard indenture terms as the “indenture.” The following summary highlights some of the provisions of the indenture, but it may not contain all of the information that is important to you. We do not restate the indenture in its entirety and we urge you to read the indenture, which is filed as an exhibit to the registration statement of which this prospectus forms a part.
General
          Except as described in the applicable prospectus supplement or the applicable pricing supplement, the indenture does not limit the amount of notes that a trust may issue, and a trust may only issue notes in one series. A series of notes will be the trust’s unconditional, direct, non-recourse, secured and unsubordinated obligations. Each series of notes will be secured by a funding agreement relating to that series of notes and the related guarantee issued by PFG.
          The notes may be offered to institutional or retail investors. Notes offered to institutional investors will be offered under the prospectus supplement to this prospectus relating to our secured medium-term notes program. These notes:

•	may bear interest at a fixed rate or floating rate or bear no interest at all;

•	may be amortizing notes, meaning that a portion or all of the principal amount is payable prior to the stated maturity in accordance with a schedule or by application of a formula;

•	may be discount notes that do not bear interest currently or bear interest at a rate that is below market rates at the time of issuance;

•	may have redemption and/or repayment provisions, if applicable, whether mandatory or at the option of the trust or the holders of the notes;

•	will not contain a survivor’s option, permitting optional repayment of notes of a series of notes, subject to certain limitations, prior to maturity, if requested, following the death of the beneficial owner of notes of that series of notes;

•	may be denominated in U.S. dollars or one or more foreign currencies; and

•	may provide for the payment of additional amounts relating to any required withholding if specified in the applicable pricing supplement.
          Each fixed rate note offered to institutional investors will bear interest at the rate specified in the applicable pricing supplement. Each floating rate note offered to institutional investors will bear interest at a rate determined by reference to one or more of the following interest rate bases, which will be specified in the applicable pricing supplement:

•	the CD Rate;

•	the CMT Rate;

•	the Commercial Paper Rate;

•	the Constant Maturity Swap Rate;

•	the Eleventh District Cost of Funds Rate;

•	the Federal Funds Open Rate;

•	the Federal Funds Rate;

•	LIBOR;

•	EURIBOR;

•	the Prime Rate; or

•	the Treasury Rate.
          These interest rate bases are further described in the prospectus supplement to this prospectus relating to our secured medium-term notes program.
          Notes offered to retail investors will be offered under the prospectus supplement to this prospectus relating to the Principal® Life CoreNotes® program or the prospectus supplement to this prospectus relating to the secured medium-term notes retail program. These notes:

•	may bear interest at a fixed rate or floating rate as specified in the applicable prospectus supplement (see “Description of the Notes” in the applicable prospectus supplement) or bear no interest at all;

•	will not be amortizing notes;

•	may be discount notes that do not bear interest currently or bear interest at a rate that is below market rates at the time of issuance;

•	may have redemption and/or repayment provisions, if applicable, whether mandatory or at the option of the trust or the holders of the notes;

•	may contain a survivor’s option, permitting optional repayment of notes of a series of notes, subject to certain limitations, prior to maturity, if requested, following the death of the beneficial owner of notes of that series of notes;

•	will be denominated in U.S. dollars only; and

•	will not provide for the payment of additional amounts relating to any required withholding under any circumstances.
          Each fixed rate note offered to retail investors will bear interest at the rate specified in the applicable pricing supplement. Each floating rate note offered to retail investors will bear interest at a rate determined by reference to one or more of the following interest rate bases, which will be specified in the applicable pricing supplement:

•	the CD Rate;

•	the CMT Rate;

•	the Commercial Paper Rate;

•	the Constant Maturity Swap Rate;

•	the Federal Funds Open Rate;

•	the Federal Funds Rate;

•	LIBOR;

•	the Prime Rate; or

•	the Treasury Rate.
          These interest rate bases are further described in the prospectus supplement to this prospectus relating to the Principal® Life CoreNotes® program or the prospectus supplement to this prospectus relating to the secured medium-term notes retail program.
          At the time of sale of a series of notes, at least one nationally recognized statistical rating organization will have rated the notes in one of its generic rating categories which signifies investment grade.
          Material United States federal income tax considerations relating to the notes will be described in the applicable prospectus supplement.
          Each indenture and the notes will be governed by the internal laws of the State of New York.
Collateral
          Under the indenture, the funding agreement issued to and deposited into a trust by us in exchange for the proceeds received by the trust from the offering of its series of notes will be collaterally assigned by the trust, and the trust will grant a security interest in the funding agreement, to the indenture trustee for the benefit of the holders of the related series of notes. The trust will also collaterally assign and grant a security interest in the guarantee issued by PFG to the trust in favor of the indenture trustee for the benefit of the holders of the related series of notes. Accordingly, each series of notes will be secured by a perfected security interest in the “collateral,” consisting of:

•	the relevant funding agreement held in the relevant trust;

•	the guarantee issued by PFG to the trust, which fully and unconditionally guarantees our payment obligations under the relevant funding agreement;

•	all proceeds of the relevant funding agreement and the relevant guarantee and all amounts and instruments on deposit from time to time in the related collection account;

•	all books and records pertaining to the relevant funding agreement and the related guarantee; and

•	all of the trust’s rights pertaining to the foregoing.
          Under the custodial agreement entered into among the indenture trustee, Bankers Trust Company, N.A. (the “custodian”) and the trustee (on behalf of each trust to be formed in connection with the issuance of a series of notes), upon the collateral assignment of and grant of security interest in the funding agreement and the guarantee related to a series of notes of a trust, the custodian will hold the funding agreement and the guarantee, on behalf of the indenture trustee in the State of Iowa.
Covenants
          Under the indenture, the trust will make certain covenants to the indenture trustee for the benefit of noteholders. In addition, the indenture requires the trust to hold funds in trust for payments under the notes, pay to the indenture trustee, acting in its capacity as servicer, principal, interest and premium (if any) due on the notes and take all necessary action to protect the collateral. Further, the trust is obligated to deliver to the indenture trustee an annual statement certifying its compliance with the conditions, performance of obligations and adherence to covenants under the indenture. In addition to its other covenants, the trust has agreed that it will not, so long as any notes of its series are outstanding, take any of the following actions, except as otherwise permitted by the indenture:

•	sell, transfer, exchange, assign, lease, convey or otherwise dispose of any assets held by the trust (owned as of the date of the trust agreement or thereafter acquired), including, without limitation, any portion of the relevant collateral;

•	incur or otherwise become liable, directly or indirectly, for any debt obligation except for the notes of its series and the transactions contemplated thereby;

•	engage in any business or activity other than in connection with, or relating to, (1) the performance of the trust agreement and the execution, delivery and performance of any documents (other than the trust agreement), including the indenture, the funding agreement, the guarantee, the license agreement to be entered into between the trust and PFS (the “license agreement”), the distribution agreement to be entered into among the trust, us, PFG and our agents and dealers (the “distribution agreement”), the expense and indemnity agreements and any other documents or instruments entered into by, or with respect to, the trust (all documents and instruments including the trust agreement are referred to herein collectively as the “Program Documents”), relating to any notes of its series issued under the indenture and the transactions contemplated thereby, and (2) the issuance of notes of its series pursuant to the indenture;

•	(1) permit the validity or effectiveness of the indenture or any grant of security interest in or assignment for collateral purposes of the applicable collateral to be impaired, or permit a lien created under the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person or entity to be released from any covenants or obligations under any document or agreement assigned to the indenture trustee, except as may be expressly permitted thereby, (2) create, incur, assume or permit any lien or other encumbrance (other than the lien created under the indenture) on any of its properties or assets owned or hereafter acquired, or any interest therein or the proceeds thereof or (3) permit a lien created under the indenture not to constitute a valid first priority perfected security interest in the applicable collateral;

•	amend, modify or fail to comply with any material provision of the trust agreement except for any amendment or modification of the trust agreement expressly permitted thereunder;

•	own any subsidiary or lend or advance any funds to, or make any investment in, any person, except for an investment in a funding agreement or the investment of any of its funds held by the indenture trustee, the paying agent, or the trustee, as provided in the indenture or the trust agreement;

•	directly or indirectly declare or make any distribution or other payment to, or redeem or otherwise acquire or retire for value the interest of, the trust beneficial owner if any amount under the related series of notes is due and unpaid, or directly or indirectly redeem or otherwise acquire or retire for value any debt other than such series of notes;

•	cause or permit the sale or other transfer of all or a portion of any trust beneficial interest, or cause or permit the creation, incurrence, assumption or existence of any lien on all or a portion of any trust beneficial interest;

•	exercise any rights with respect to the relevant collateral except at the written direction of, or with the prior written approval of, the indenture trustee;

•	become an “investment company” or come under the “control” of an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended;

•	enter into any transaction of merger or consolidation or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any other person;

•	take any action that would cause the trust not to be disregarded or treated as a grantor trust (assuming such trust were not disregarded) for United States federal income tax purposes;

•	have any subsidiaries, employees or agents other than the trustee and other persons necessary to conduct its activities and enter into transactions contemplated under the Program Documents;

•	have an interest in any bank account other than (1) the accounts required under the Program Documents and (2) those accounts expressly permitted by the indenture trustee, provided that any interest therein shall be charged or otherwise secured in favor of the indenture trustee;

•	issue any notes unless

•	the trust has purchased, or will simultaneously purchase in connection with the issuance of a series of notes, a funding agreement from us to secure such notes, the payment obligations of which will be fully and unconditionally guaranteed by PFG;

•	we have affirmed to the trust in writing that we have made or simultaneously will make changes to our books and records to reflect the granting by the trust of a security interest in, and the making by the trust of an assignment for collateral purposes of, the relevant funding agreement to the indenture trustee with respect to a series of notes;

•	PFG has issued the guarantee to the trust and the trust has collaterally assigned and granted a security interest in the guarantee in favor of the indenture trustee for the benefit of the holders of such notes; and

•	the trust has taken such other steps as may be necessary to cause the indenture trustee’s grant of such security interest in, and assignment for collateral purposes of, the relevant funding agreement and other collateral, including the relevant guarantee, to be perfected for purposes of the Uniform Commercial Code or effective against the trust’s creditors or subsequent purchasers of the relevant funding agreement and collateral pursuant to insurance or other applicable law;

•	permit any affiliate, employee, officer or agent of us or PFG or any dealer or agent appointed under the distribution agreement to be a trustee of the trust;

•	commingle its assets with the assets of any affiliates or any other trust or guarantee any obligation of any of its affiliates or any other trust; or

•	maintain any joint account with any person or entity, become a party, whether as co-obligor or otherwise, to any agreement to which any person or entity is a party (other than in respect of the Program Documents), or become liable as a guarantor or otherwise with respect to any debt or contractual obligation of any person or entity.
Events of Default
          Upon the occurrence of an Event of Default (as defined below), the notes may become due and payable at an amount equal to the outstanding principal amount plus accrued but unpaid interest and any other amounts payable or, if such notes are non-interest bearing, the amortized face amount of such notes or such other redemption amount as may be specified in the applicable pricing supplement.
          The following will be Events of Default under the notes of any series:

•	the trust’s failure to pay the principal (other than any installment payment), when due and payable, of any note of such series and continuance of such failure for a period of one business day;

•	the trust’s failure to pay any interest, premium, if applicable, installment payments (if applicable) or any other amounts, when due and payable, on any note of such series and continuance of such failure for a period of seven business days;

•	any “Event of Default” (as defined in the funding agreement related to such series of notes) by us under the funding agreement securing the notes of such series (see “Description of the Funding Agreements — Funding Agreement Events of Default”);

•	the trust’s failure to observe or perform in any material respect any covenant contained in the indenture (other than those listed in the first, second and, if applicable, eighth bullet points herein) or the notes of such series for a period of 60 days after the date on which the indenture trustee provides the trust written notice by registered or certified mail, return receipt requested, specifying such failure, or the holder(s) of at least 25% in aggregate principal amount of the notes of the series provide the trust and the indenture trustee written notice in the same manner, specifying such failure and requiring such failure to be remedied and stating that it is a “notice of default;”

•	the indenture ceases to be in full force and effect (other then in accordance with its terms) or is declared null and void, or the indenture trustee fails to have or maintain a validly created and perfected security interest subject to no prior liens or security interests in the collateral required to secure the notes of such series, or any person successfully claims as finally determined by a court of competent jurisdiction that any lien with respect to the collateral is void or that the enforcement of such lien or any other recourse by the indenture trustee is materially limited because of any preference, fraudulent transfer, conveyance or similar law;

•	either (1) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the trust or the relevant collateral in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in the applicable jurisdiction, which decree or order is not stayed, or any other similar relief shall be granted under any applicable law, or (2) an involuntary case shall be commenced against the trust or the relevant collateral under any applicable bankruptcy, insolvency or other similar law of the applicable jurisdiction, or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the trust or the relevant collateral, or over all or a substantial part of its property, shall have been entered, or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the trust or the relevant collateral for all or a substantial part of the trust’s property, or a court having jurisdiction in the premises shall enter a decree or order declaring the dissolution of the trust, or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the trust’s property and any such event described in this clause (2) shall continue for 60 days unless dismissed, bonded or discharged;

•	either (1) the trust shall have an order for relief entered with respect to the trust or shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law of the applicable jurisdiction, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of the trust’s property, or the trust shall make any assignment for the benefit of creditors, or (2) the trust shall fail or be unable, or the trust admits in writing the trust’s inability, to pay the trust’s debts as such debts become due, or the trustee shall adopt any resolution or otherwise authorize any action to approve or for the purpose of effecting any of the actions referred to in this paragraph; or

•	any other Event of Default provided in any pricing supplement and the applicable notes of such series or the indenture.
          When an Event of Default specified in the fourth, fifth or eighth bullet point above shall have occurred and be continuing, the indenture trustee or the holder(s) of at least 25% in aggregate principal amount of the outstanding notes of the affected series may, by written notice to the trust and the indenture trustee (if applicable), declare the principal of and all accrued and unpaid interest and any other amounts payable on the notes of such series to be due and payable. Such amounts shall become due and payable on the date the written declaration is received by the trust. This provision, however, is subject to the condition that, at any time after the principal of the notes of such series shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered, the holder(s) of at least 66 2/3% in aggregate principal amount of the notes of such series then outstanding by written notice to the trust and the indenture trustee may rescind and annul such declaration and its consequences with respect solely to such series, subject to certain conditions, but no such rescission and annulment shall affect any subsequent default or shall impair any right consequent thereon. If an Event of Default specified in the first, second, third, sixth or seventh bullet point above occurs, the principal of and accrued and unpaid interest and any other amounts payable on the notes of such series will be immediately due and payable without any declaration or other action by the trust, the indenture trustee or the holder of any note.
          The Events of Default described above (other than the Event of Default specified in the third bullet point above) are different from the funding agreement defaults described later in this prospectus under the heading “Description of the Funding Agreements.” In certain circumstances, an Event of Default may occur and give rise to an acceleration of principal and interest on the notes of a series without there being a corresponding funding agreement default and acceleration of payment obligations under the related funding agreement. In such a case, there would be no or limited funds available to pay the accelerated principal and interest under the notes. In such a case, the indenture trustee, acting for the benefit of the holders of the applicable series of notes, will be limited to a proceeding against the funding agreement and the related collateral. However, because under such circumstances we would not be under any obligation to accelerate our payment obligations under the funding agreement, the indenture trustee could only:

•	continue to receive scheduled periodic payments under the collateral, including any applicable funding agreement;

•	dispose of the collateral, including the funding agreement, subject to obtaining our consent; or

•	exercise any combination of the foregoing.
          Any such disposition of collateral could be made on unfavorable terms and result in material losses to the holders of the applicable series of notes.
          An event of default under the PFG guarantee relating to a series of notes will not be an Event of Default with respect to such series of notes or under the indenture.
          We shall advise each rating agency that is then rating the program or any series of notes of any such Event of Default.
Application of Money Collected Under the Indenture
          On or prior to the issue date of a series of notes, we will establish a collection account with the indenture trustee in the name of the trust. This account shall collect payments received under the applicable funding agreement for the benefit of the related noteholders and shall be segregated from any other account maintained by the indenture trustee.
          Following an Event of Default and during the continuance thereof, with respect to a series of notes, any moneys that may then be held or thereafter received by the indenture trustee as security with respect to the notes of such series shall be held in the relevant collection account and shall be applied in the following order, at the dates and manner fixed by the indenture trustee:
          first, to the payment of the reasonable and customary expenses and counsel fees incurred by the indenture trustee and any other amounts due and unpaid to the indenture trustee by the trust, in an aggregate amount of no more than $250,000 for all series of notes issued by all trusts outstanding, to the extent not paid pursuant to the expense and indemnity agreements;
          second, to the payment of the amounts then due and unpaid upon the notes of the relevant series for principal and interest and all other amounts in respect of which or for the benefit of which such amount has been collected, ratably, without preference or priority of any kind, according to the aggregate principal amounts due and payable on such notes; and
          third, any remaining balance shall be paid to the trust and such remaining balance shall be distributed by the trustee in accordance with the trust agreement as described under “Description of the Trusts — Application of Money Received by the Trustee on Behalf of a Trust.”
          If no Event of Default exists, the following priority of payments shall apply:
          first, to the payment of the amounts then due and unpaid upon the notes of the relevant series for principal and interest and all other amounts in respect of which or for the benefit of which such amount has been collected, ratably, without preference or priority of any kind, according to the aggregate principal amounts due and payable on such notes; and
          second, any remaining balance shall be paid to the trust and such remaining balance shall be distributed by the trustee in accordance with the trust agreement as described under “Description of the Trusts — Application of Money Received by the Trustee on Behalf of a Trust.”
          We will pay the costs and expenses incurred by a trust under the expense and indemnity agreements with each of the indenture trustee, the custodian, the trust beneficial owner and the trustee (on behalf of itself and the trust) and any additional service provider appointed from time to time. See “Fees and Expenses.”
          Except as expressly set forth in the indenture, none of the indenture trustee, any paying agent, registrar or any of their successors, employees, officers, directors, affiliates or agents shall have any claim or rights of any nature in or to the relevant collateral, whether as a result of set-off, banker’s lien or otherwise.
Certain Rights of Holders
          The holder(s) of a majority in aggregate principal amount of the notes of any series at the time outstanding, who provide the indenture trustee with indemnification satisfactory to the indenture trustee, shall have the right to direct the time, method, and place of conducting any proceeding for exercising any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee by the indenture, in each case solely in respect of such series of notes, including with respect to the collateral, provided, however, that such direction shall not be in conflict with any rule of law or the indenture and the indenture trustee may take any other action deemed proper by the indenture trustee that is not inconsistent with such direction.
          No holder of the notes of a series shall have any right to institute any proceedings, judicial or otherwise, with respect to the indenture or any agreement or instrument included in the collateral for such series of notes or for the appointment of a receiver or trustee, unless:

•	such holder has previously given written notice to the indenture trustee of a continuing Event of Default with respect to such series of notes;

•	the holder(s) of notes representing not less than 25% of the aggregate principal amount of the outstanding notes of such series shall have made written request to the indenture trustee to institute proceedings in respect of such Event of Default in its own name as the indenture trustee;

•	such holder(s) have offered to the indenture trustee indemnity or security satisfactory to it against the costs, expenses and liabilities to be reasonably incurred in compliance with such request;

•	the indenture trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the indenture trustee during such 60 day period by the holder(s) of notes of any series representing at least 66 2/3% of the aggregate principal amount of the outstanding notes of such series.
          With respect to the above, no holder(s) of notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of the indenture to affect, disturb or prejudice the rights of any other holder of any note of the relevant series or to obtain or to seek to obtain priority or preference over any other holder of any note of the relevant series to enforce any right under the indenture, except in the manner therein provided and for the equal and ratable benefit of all the holders of the notes of the relevant series.
          Notwithstanding the foregoing, nothing in the notes of the relevant series or the indenture will prevent any relevant holder from enforcing its right to receive payment of the principal of and interest on such notes, or any other amount payable under such notes or the indenture, when and to the extent such payments become due and such rights will not be impaired without the consent of such holder.
          Since we and PFG are registrants, purchasers of notes may proceed directly against us and PFG to enforce their rights under the United States federal and state securities laws. The right by such purchasers to proceed against us, with respect to the applicable funding agreement, under the United States federal and state securities laws is no different than if we had issued the funding agreement directly to such purchasers. The right by such purchasers to proceed against PFG, with respect to the applicable guarantee, under the United States federal and state securities laws is no different than if PFG had issued the guarantee directly to such purchasers.
Reports to Holders
          Pursuant to the terms of each indenture, within ten days following any distribution made or scheduled to be made on the notes, the indenture trustee shall deliver to us a report that contains the relevant payment information, the current principal amount of the notes and applicable funding agreement and the compensation received by the indenture trustee during the period relating to such payment. As depositor, we will file this report as an exhibit to the distribution report on Form 10-D within fifteen days of the distribution date. As depositor, we will also file an annual report with respect to each trust on Form 10-K. For information on receiving copies of these reports, see “Where You Can Find More Information” above.
          In accordance with the terms of the Trust Indenture Act of 1939, as amended, the indenture trustee will be required to transmit to holders of notes reports with respect to certain matters, including any changes to the eligibility and qualifications of the indenture trustee, conflicting interests of the indenture trustee, any unpaid advances made by the indenture trustee, and any actions by the indenture trustee that materially affect the applicable notes or collateral. A copy of each such report shall, at the time of such transmission to holders of notes, be filed with each stock exchange upon which the applicable note may be listed, and also with the SEC.
Modifications and Amendments

Modifications and Amendments Without Consent of Holders
          The trust may enter into a supplemental indenture with the indenture trustee at any time, without the consent of any holder of notes, for the purpose of:

•	curing any ambiguity or correcting or supplementing any provision contained in the indenture, the notes of the relevant series or any supplemental indenture, which may be defective or inconsistent with any other provision contained in the indenture, the notes of that series, the relevant supplemental indenture, the relevant funding agreement or any other

Program Documents, which shall not materially adversely affect the interests of any holder of the relevant series of notes;

•	adding to the trust’s covenants or those of the indenture trustee for the benefit of the holders of the applicable series of notes or to surrender any right or power conferred in the indenture on the trust;

•	adding any additional Events of Default to the indenture;

•	evidencing and providing for the acceptance of appointment by a successor indenture trustee with respect to the notes of the applicable series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust or the applicable series of notes under the indenture by more than one trustee;

•	providing for the issuance of and establishing the forms and terms and conditions of notes of the applicable series; or

•	establishing the form of any certifications required to be furnished pursuant to the terms of the indenture or the applicable series of notes.

          We shall advise each rating agency that is then rating the program or any series of notes of any such supplemental indenture.

Modifications and Amendments With Consent of Holders
          The trust and the indenture trustee may enter into one or more supplemental indentures for the purpose of making any amendment or modification to the notes of the applicable series or the indenture or modifying in any manner the rights of any holder of notes with consent of the holder(s) representing a majority in aggregate principal amount of the notes of the applicable series at the time outstanding. However, no such supplemental indenture may, without the affirmative consent or affirmative vote of the holder of each note of the applicable series affected thereby:

•	change the stated maturity of the principal of or any installment of interest on any note of the applicable series;

•	reduce the principal amount of or interest on any note of the applicable series;

•	change any place of payment where, or the coin or currency in which the principal of or interest on, any note of the applicable series is payable;

•	impair or affect the right of any holder of the applicable series to institute suit for the enforcement of any payment on or with respect to the notes of the applicable series;

•	reduce the percentage of the aggregate principal amount of the outstanding notes of the applicable series the consent of the holders of which is required for any supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with provisions of the indenture or defaults thereunder and their consequences provided for in the indenture;

•	modify any of the provisions of the indenture respecting modifications and amendments, except to increase any percentage specified in the indenture or to provide that additional provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note of the applicable series;

•	modify or alter the provisions of the definition of “Outstanding” in the indenture;

•	modify or affect in any manner adverse to the interest of any holder of notes of the applicable series the terms and conditions of the applicable trust’s obligations regarding the due and punctual payment of the principal of, interest on or any other amounts due with respect to the notes of such series; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of such indenture with respect to any part of the collateral of the applicable series of notes or terminate the lien of such indenture on any property held for the benefit and security of holders of notes of the applicable series or deprive the holder or any note of the applicable series of the security afforded by the collateral.

          We shall advise each rating agency that is then rating the program or any series of notes of any such supplemental indenture.
          The trust will not enter into any supplemental indenture with the indenture trustee (either with or without the consent of the holders of notes) that would cause any trust not to be disregarded or treated as a grantor trust (assuming any such trust were not disregarded) for United States federal income tax purposes.
Indenture Trustee and Servicer
          Under the indenture, if an Event of Default with respect to the applicable series of notes has occurred and is continuing, the indenture trustee is obligated to exercise such of the rights and powers vested in it by the indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
          Except during the continuance of an Event of Default, the indenture provides that the indenture trustee shall perform only those duties that are specifically set forth therein, and no implied covenants or obligations of the indenture trustee will be read into the indenture.
          No provision of the indenture will be construed to relieve the indenture trustee from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misconduct, except that:

•	this paragraph does not limit the effect of the immediately preceding paragraph;

•	the indenture trustee may in good faith rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the indenture trustee and conforming to the requirements of the indenture unless a “responsible officer” (as defined in the indenture) of the indenture trustee has actual knowledge that such statements or opinions are false, provided that the indenture trustee must examine such certificates and opinions to determine whether they conform to the requirements of the indenture;

•	the indenture trustee will not be liable for any error of judgment made in good faith by a responsible officer, unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts;

•	the indenture trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with the direction of the holders of notes representing a majority of the aggregate principal amount of the notes of the applicable series then outstanding (or if an Event of Default under the notes has occurred and the holders direct the indenture trustee to take action as described under “— Certain Rights of Holders” above) relating to the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred upon the indenture trustee, under the indenture; and

•	no provision of the indenture requires the indenture trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties thereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          The indenture trustee may resign at any time by giving not less than 60 days’ prior written notice thereof to the trust and the holders of the applicable series of notes. If no successor indenture trustee shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning indenture trustee may petition any court of competent jurisdiction for the appointment of a successor indenture trustee.
          If at any time:

•	the indenture trustee shall cease to be eligible to serve as indenture trustee under the requirements of the indenture and shall fail to resign after written request by the trust or any applicable holder of notes of such series (who has been a bona fide holder of a note for at least six months);

•	the indenture trustee shall become incapable of acting with respect to the applicable series of notes or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of the indenture trustee or of its property shall be appointed, or any public officer shall take charge or control of the indenture trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

•	the indenture trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act of 1939, as amended, with respect to the applicable series of notes after written request by the trust or any applicable holder of notes of such series (who has been a bona fide holder of a note for at least six months);
then, the trust (except upon the occurrence and during the continuation of an Event of Default) may petition any court of competent jurisdiction to remove the indenture trustee with respect to such series of notes and appoint a successor indenture trustee.
          In addition to the right of petition given to the resigning indenture trustee and the right of removal given to the trust pursuant to the preceding paragraphs, any holder who has been a bona fide holder of notes of the applicable series for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor indenture trustee or the removal of the indenture trustee and the appointment of a successor indenture trustee, as the case may be.
          Holders of a majority in aggregate principal amount of the notes of the applicable series at the time outstanding may at any time remove the indenture trustee with respect to the notes of the applicable series and appoint a successor indenture trustee with respect to the notes of the applicable series by delivering to the indenture trustee so removed, to the successor indenture trustee so appointed and to the trust the evidence required for such action by the indenture.
          If the indenture trustee resigns, is removed or becomes incapable of acting, or if a vacancy occurs in the office of the indenture trustee for any reason, the trust shall promptly appoint a successor indenture trustee. If, within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor indenture trustee shall be appointed by holders of notes representing a majority in aggregate principal amount of the outstanding notes of the applicable series delivered to the trust and the retiring indenture trustee, the successor indenture trustee so appointed shall, upon its acceptance of such appointment, become the successor indenture trustee and supersede the successor indenture trustee appointed by the trust.
          The indenture trustee and each successor indenture trustee must be a United States person within the meaning of section 7701(a)(30) of the Code.

          With respect to any series of notes as to which affiliates of the indenture trustee will serve as Agent, the relevant trust will appoint an eligible and unauthorized entity to serve as indenture trustee with respect to such series of notes, instead of the indenture trustee.
          Citibank, N.A., in its capacities as indenture trustee, paying agent, registrar, transfer agent and calculation agent under each indenture, will act as servicer under the program. Citibank, N.A. is a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as indenture trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. Citibank’s Agency & Trust group manages in excess of 3 trillion in fixed income and equity investments on behalf of 2,500 corporations worldwide. Since 1987, Citibank Agency & Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. Citibank, N.A. currently acts as indenture trustee or paying agent for various funding agreement backed programs with approximately 210 trusts outstanding.
Meetings of Holders
          A meeting of holders of notes of the applicable series may be called at any time and from time to time pursuant to the indenture to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by the indenture to be made, given or taken by such holders of such series of notes.
          Unless otherwise provided in the notes of the applicable series, the indenture trustee may at any time call a meeting of holders of notes of the applicable series for any purpose specified in the preceding paragraph, to be held at such time and at such place in The City of New York or at such other place as the indenture trustee shall determine. Notice of every meeting of such holders of notes of the applicable series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, must be given not less than 21 nor more than 180 days prior to the date fixed for the meeting.
          Subject to the provisions under “— Modification and Amendments” above and Section 316 of the Trust Indenture Act of 1939, as amended, any resolution passed or decision taken at any meeting of holders of notes of the applicable series duly held in accordance with the indenture will be binding on all of the holders of notes of the applicable series, whether or not such holders were present or represented at the meeting.
Nonrecourse Enforcement
          Notwithstanding anything to the contrary contained in the indenture or the notes, other than as described below, none of us, PFG, our or its officers, directors, affiliates, employees or agents, the trust and none of its trustees, beneficial owners (including the trust beneficial owner) or agents, or any of their respective officers, directors, affiliates, employees or agents, all of whom we refer to collectively in this prospectus and the accompanying prospectus supplement as the “nonrecourse parties,” will be personally liable for the payment of any principal, interest or any other sums at any time owing under the terms of any notes. If any Event of Default shall occur with respect to a series of notes, the right of the holder(s) of the notes of such series and the indenture trustee on behalf of such holder(s) in connection with a claim on such series of notes will be limited solely to a proceeding against the collateral for such series of notes.
          Neither such holder(s) nor the indenture trustee on behalf of such holder(s) will have the right to proceed against the nonrecourse parties or the assets of any other trust to enforce the relevant series of notes (except that to the extent they exercise their rights, if any, to seize the funding agreement and the related guarantee securing the notes held by such holder(s), they may enforce the funding agreement against us or the related guarantee against PFG) or for any deficiency judgment remaining after foreclosure of any property included in the collateral. However, this will not in any manner or way constitute or be deemed a release of the debt or other obligations evidenced by the notes or otherwise affect or impair the enforceability against the assets of the relevant trust of the collateral or any other instrument or agreement evidencing, securing or relating to the indebtedness or the obligations evidenced by the notes. The holders of notes are not precluded from foreclosing upon any property included in the collateral.
Enforcement of Rights Under Securities Law
          Since we and PFG are registrants, purchasers of notes may proceed directly against us and PFG to enforce their rights under the United States federal and state securities laws. The right by such purchasers to proceed against us, with respect to the applicable funding agreement, under the United States federal and state securities laws is no different than if we had issued the funding agreement directly to such purchasers. The right by such purchasers to proceed against PFG, with respect to the applicable guarantee, under the United States federal and state securities laws is no different than if PFG had issued the guarantee directly to such purchasers.
Miscellaneous

Notices
          All notices regarding notes may be sent by overnight courier or first class mail (or equivalent) or (if posted to an overseas address) by airmail, postage prepaid, to the registered owners of the notes as their names appear in the note register maintained by the registrar or, for book-entry notes, notice may be given to The Depository Trust Company for communication by it to its accountholders or by delivery.

Governing Law; Submission to Jurisdiction
          The indenture and the notes of each series shall be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the validity or perfection of the ownership of and security interest in the relevant funding agreement and the related guarantee of the relevant trust or remedies under the indenture in respect thereof may be governed by the laws of a jurisdiction other than the State of New York. All judicial proceedings brought against the trust or the indenture trustee arising out of or relating to the indenture, any note or any portion of the collateral may be brought in a United States federal court of competent jurisdiction located in New York City, the Borough of Manhattan, provided that the pricing supplement for any series of notes may specify other jurisdictions as to which the trust may consent to the nonexclusive jurisdiction of its courts with respect to such series of notes.
DESCRIPTION OF THE FUNDING AGREEMENTS
          This section provides a summary of the material terms and conditions of the funding agreements. Specific terms of a funding agreement issued with respect to a series of notes and the extent to which these general provisions apply to that funding agreement will be provided in the applicable prospectus supplement and pricing supplement to this prospectus. This summary is not complete and you should read the detailed provisions of the funding agreement. A form of the funding agreement is filed as an exhibit to the registration statement (of which this prospectus is a part) and is incorporated into this prospectus by reference.
General
          Each funding agreement will be issued by us to the applicable trust and will be held separately as collateral by the indenture trustee for the benefit of the holders of the related series of notes. Each funding agreement will represent our unsecured obligation. Under each funding agreement, the applicable trust shall pay us a deposit in an amount equal to the issue price (expressed as a percentage) of the notes multiplied by the aggregate principal amount of the series of notes plus the aggregate amount of the trust beneficial interest issued in connection with such funding agreement plus accrued interest, if any, less any commission or compensation payments due to any person. Such deposit shall be made in the currency in which such notes are denominated. Upon receipt of such deposit we shall then be obligated to establish a bookkeeping account which will evidence our obligation under the funding agreement. Unless otherwise specified in the applicable pricing supplement, the initial deposit of such obligation will be deemed to be equal to the aggregate face amount of the notes of such series of notes plus the aggregate amount of the trust beneficial interest and interest, if any, will accrue on such balance at such rate and upon such terms as is accruing on the applicable series of notes. Unless otherwise specified in the applicable pricing supplement, for a funding agreement securing a series of notes other than discount notes, the aggregate of the deposits received pursuant to the funding agreement (as specified in the applicable annex to such funding agreement), less any withdrawals to make payments under such funding agreement (other than additional amounts, if applicable), plus any interest accrued pursuant to such funding agreement, all as set forth in the applicable annex to such funding agreement, is referred to as the “fund.” Unless otherwise specified in the applicable pricing supplement, for a funding agreement securing a series of notes that are discount notes, the aggregate of the deposits received pursuant to the funding agreement (as specified in the applicable annex to such funding agreement), less any withdrawals to make payments under such funding agreement (other than additional amounts, if applicable), plus any accrual of discount (determined in accordance with the applicable series of notes), plus, if applicable, any interest accrued pursuant to such funding agreement, all as set forth in the applicable annex to such funding agreement, is referred to as the “fund.” The bookkeeping account established to evidence the fund is a general account obligation and shall not be an obligation of any of our separate accounts.
          Under each funding agreement, we will be obligated to make or cause to be made certain payments as are necessary to permit the trust to meet in full its scheduled payment obligations under the relevant series of notes. Therefore, the currency of denomination, maturity, redemption, repayment and interest rate provisions of the funding agreement issued by us to the trust shall be structured so that the payments made by or at the direction of us will enable the trust to meet its requisite obligations under the relevant series of notes. The repayment of principal on such funding agreement will occur at the stated date of maturity of the funding agreement, or, under certain circumstances specified by the terms of the funding agreement, at a date or dates prior to maturity. Amounts received by a trust in respect of interest or principal on a funding agreement will be applied to all payments due the holders of notes of the related series of notes and beneficial interest for that trust. Each funding agreement provides that all such payments are intended to be made without any United States tax withholding obligations. Any amendment or modification to the terms of a series of notes made after the effective date of the relevant funding agreement will not affect our payment obligations pursuant to the relevant funding agreement, unless such amendment or modification has been consented to in writing by us. Additional terms of each funding agreement will be described in the applicable prospectus supplement and pricing supplement.
          A funding agreement is a type of insurance company product in which the purchaser, usually an institutional investor, pays the insurance company a deposit and, in turn, receives scheduled payments of principal and interest. The deposit we receive on the issuance of a funding agreement will be part of our general account and not allocated to any of our separate accounts. Our general account is the account which contains all of our assets and liabilities other than those held in our separate accounts. (Separate accounts are segregated accounts which are established for certain products that we sell. A separate account holds assets and liabilities specifically related to one or more products and segregates these assets and liabilities from the assets and liabilities of all other separate accounts and the assets and liabilities of our general account.) Since the deposit made under any funding agreement will be part of our general account, our obligations under each funding agreement will be the obligations of our general account, rather than the obligations of any separate account. As such, we will invest the proceeds from the sale of funding agreements in a portfolio of assets which along with our other general account assets will be used to meet our contractual obligations under the funding agreements and our other general account obligations. We will earn the spread differential between the cost of our obligations under the funding agreements and the yield on our invested assets. We may periodically, consistent with our past practice and subject to all applicable regulatory restrictions on our insurance operations, dividend a portion of the spread income to PFG.
          We have established internal procedures to ensure that we perform all of our payment obligations under the funding agreements. A specific group of employees in our company will monitor performance of our payment obligations under the funding agreements and will promptly notify the indenture trustee in the event we have not timely made payments under any funding agreement. Under the applicable indenture, the calculation agent will notify us of the amount of interest due on any notes prior to any interest payment date. Additionally, in the event that we fail timely to make any payment under the applicable funding agreement and PFG fails timely to make any payment under the related guarantee, the indenture trustee will notify us and PFG of such failure and will have the right to enforce the rights of noteholders contained in the indenture.
          Unless otherwise set forth in the applicable pricing supplement, the funding agreements will be rated AA by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. We expect the funding agreements to be rated Aa2 by Moody’s Investors Service, Inc. (“Moody’s”). The rating of the applicable funding agreement by Moody’s will be specified in the applicable pricing supplement. Notes of a series will be issued only in the event that, at the time of issuance of such series of notes, at least one nationally recognized rating agency would assign an investment grade rating to such series of notes and the funding agreement securing such series of notes.
          The trust will grant a security interest in and collaterally assign the funding agreement relating to the applicable series of notes to the indenture trustee as collateral to secure the trust’s obligations under that series of notes.
Priority
          Each funding agreement is our unsecured obligation and, in the event of our impairment or insolvency, the Iowa Insurance Commissioner will be authorized and directed to commence delinquency proceedings for the purpose of liquidating, rehabilitating, reorganizing or conserving us pursuant to Iowa Code Sections 507C.4, 507C.12, 507C.13, 507C.14 and 507C.16. In conducting delinquency proceedings, claims are prioritized and an order of distribution is specified pursuant to Iowa Code Section 507C.42. There are nine classes within the priority scheme, with each successive class being fully junior to the preceding class. Class 1 priority is given to the costs and expenses of administration of the insurer during the delinquency proceedings and Class 2 priority is given to the claims of the insurer’s policyholders and guaranty associations. Sidley Austin LLP, counsel to us and PFG, has opined that, subject to the limitations, qualifications and assumptions set forth in its opinion letter, in a properly prepared and presented case, a court applying Iowa law would conclude that loss claims of principal and interest in respect of each funding agreement would be accorded Class 2 priority under Iowa Code Section 507C.42 and paid equally in priority with our other policyholders.
          Sidley Austin LLP has advised that its opinion is based on its interpretation of the relevant provisions of the Iowa Code as construed by relevant administrative and judicial authority. However, the Iowa Code and regulations, interpretations and decisions are subject to change, either prospectively or retroactively, and many of the issues addressed in counsel’s opinion depend upon a facts and circumstances analysis that has received little or no administrative or judicial consideration. Therefore, the Iowa Insurance Commissioner, in his/her capacity as liquidator, rehabilitator or otherwise, or the courts could disagree in whole or in part with our analysis.
          Iowa law would apply to our insolvency or receivership proceedings. Sidley Austin LLP has advised that the statutory liquidation priority accorded to funding agreements under Iowa law does not clearly apply to any additional amounts required to be paid (if specified in the applicable pricing supplement) as may be necessary in order that the net amounts receivable by a holder after any withholding or deduction under United States tax law shall equal the respective amounts which would have been receivable by such holder in the absence of such withholding or deduction. Accordingly, Sidley Austin LLP has advised that claims for such payments, if any, may not rank equally with either life insurance policy and annuity claims or funding agreement claims, but would rank at least equally with the claims of our general creditors, which are given Class 5 priority under Iowa Code Section 507C.42. Sidley Austin LLP expressly disclaimed any opinion that claims for such payments would be entitled to any greater priority.
          The scope of the Sidley Austin LLP opinion regarding a delinquency proceeding with respect to Principal Life is limited to an Iowa delinquency proceeding under Iowa law and to only those claims that are made in domiciliary proceedings in an Iowa court. The opinion of Sidley Austin LLP recites basic facts with respect to the transaction in which the funding agreement is to be issued, and those facts are implicitly assumed in connection with the rendering of the opinion. The limitations and qualifications in the opinion are that it is limited to the application of the law of the State of Iowa and federal law of the United States and that the opinion is rendered solely as of the date thereof.
          In the event that the funding agreements were not accorded Class 2 priority in our insolvency, the funding agreements would be accorded the lower priority associated with our general unsecured obligations. Our payment obligations under the funding agreements are fully and unconditionally guaranteed by PFG. See “Description of the Guarantees.”
Funding Agreement Events of Default
          Each of the following events will constitute an event of default (a “funding agreement default”) under each funding agreement:

•	we shall fail to make any payment of interest, premium (if applicable), installment payments (if applicable) or additional amounts (if and as specified in the annex to such funding agreement) in accordance with the funding agreement, if such failure to pay is not corrected within seven business days after it becomes due and payable;

•	we shall fail to make any payment of principal (other than any installment payment) in accordance with the funding agreement, if such failure to pay is not corrected within one business day after it becomes due and payable; or

•	if we: (a) are dissolved (other than pursuant to a consolidation, amalgamation or merger in which the resulting entity assumes our obligations); (b) become insolvent or are unable to pay our debts or fail or admit in writing our inability generally to pay our debts as they become due; (c) make a general assignment, arrangement or composition with or for the benefit of our creditors; (d) institute or have instituted against us an administrative or legal proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any supervision, rehabilitation, liquidation, bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for our winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against us, such proceeding or petition (1) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for our rehabilitation, winding-up or liquidation or (2) is not dismissed, discharged, stayed or restrained in each case within 60 days of the institution or presentation thereof; (e) have a resolution passed for our rehabilitation, winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger in which the resulting entity assumes our obligations); (f) seek or become subject to the appointment of an administrator, supervisor, rehabilitator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for us or for all or substantially all our assets; (g) have a secured party take possession of all or substantially all our assets or have a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all our assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 60 days thereafter; (h) cause or are subject to any event with respect to us which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (a) to (g) (inclusive); or (i) take any action in furtherance of, or indicating our consent to, approval of, or acquiescence in, any of the foregoing acts.

          Upon the occurrence and continuance of a funding agreement default specified in the first or second bullet point above, the indenture trustee (as collateral holder) has the right, in addition to any other rights and remedies they may have at law or in equity, to immediately demand payment of all principal and accrued and unpaid interest and any other amount due to such date under the affected funding agreement. Upon the occurrence of a funding agreement default specified in the third bullet point above, the principal of and accrued and unpaid interest and any other amounts payable under the affected funding agreement will be immediately due and payable without any declaration or other action by the trust or the indenture trustee (as collateral holder).
Optional Redemption; Optional Repayment
          If a redemption right is specified in the pricing supplement related to a series of notes, we may redeem the related funding agreement prior to the stated maturity date of such funding agreement in whole or from time to time in part in increments of $1,000 or any other integral multiple of an authorized denomination specified in the applicable pricing supplement (provided that any remaining principal amount thereof shall be at least $1,000 or other minimum authorized denomination applicable thereto), at the applicable redemption price (as defined below), together with unpaid interest, if any, accrued thereon to, but excluding, the date of redemption. We must give written notice to the trust not more than 60 nor less than 35 calendar days prior to the date of redemption. “Redemption price”, with respect to a funding agreement, means an amount equal to the initial redemption percentage specified in the applicable pricing supplement (as adjusted by the annual redemption percentage reduction, as described in the pricing supplement, if applicable) multiplied by the unpaid principal amount to be redeemed. The initial redemption percentage, if any, applicable to a funding agreement shall decline at each anniversary of the initial redemption date by an amount equal to the applicable annual redemption percentage reduction, if any, until the redemption price is equal to 100% of the unpaid amount thereof to be redeemed.
          If a repayment right is specified in the pricing supplement relating to a series of notes, the related funding agreement may be subject to repayment at the request of the relevant trust, upon the valid exercise of the repayment right in the related notes by the holder of such notes, on any repayment date specified in the applicable pricing supplement. On any such repayment date, unless otherwise specified in the applicable pricing supplement, the funding agreement shall be repayable in whole or in part in increments of $1,000 at the request of the relevant trust at a repayment price equal to 100% of the principal amount thereof to be repaid, together with interest thereon payable to the date of repayment. Exercise of such repayment right by a trust shall be irrevocable.
Survivor’s Option
          Unless a funding agreement has been declared due and payable prior to its stated maturity date by reason of any event of default thereunder, or has been previously redeemed or otherwise repaid, a trust may request repayment of such funding agreement upon the valid exercise of the survivor’s option in the related notes by the authorized representative of the deceased beneficial owner of such notes. If a survivor’s option is specified in the notes and the applicable pricing supplement it will be more fully described in the prospectus supplement relating to such notes.
Withholding Tax and Payment of Additional Amounts
          All amounts due in respect of each funding agreement will be made without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of any governmental authority, unless such withholding or deduction is required by law. Unless otherwise specified in the applicable pricing supplement, we will not pay any additional amounts to the trust in respect of such withholding or deduction, any such withholding or deduction will not give rise to any funding agreement default or any independent right or obligation to redeem such funding agreement and the trust will be deemed for all purposes to have received cash in an amount equal to the portion of such withholding or deduction that is attributable to such trust’s interest in the funding agreement as equitably determined by us.
          If it is specified in the applicable pricing supplement and funding agreement that we have agreed to pay additional amounts to the trust to reflect any required withholding or deduction under the funding agreement and we are required, or based on an opinion of independent legal counsel selected by us a material probability exists that we will be required, to pay additional amounts in respect of such withholding or deduction, pursuant to (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any governmental authority in the United States, which amendment or change is enacted, promulgated, issued or announced on or after the effective date of the applicable funding agreement, we will have the right to redeem the affected funding agreement by giving not less than 30 and no more than 60 days prior written notice to the trust and by paying to the trust the outstanding principal of, and premium, if any, and accrued but unpaid interest, on, the relevant funding agreement or such other amount as is specified in the applicable pricing supplement. If we redeem the related funding agreement issued to the trust, the related trust will redeem all of the notes of the applicable series as provided in the indenture.
Early Redemption for Tax Event
          Each funding agreement will provide that, upon the occurrence of a tax event (as described below), we may redeem such funding agreement by giving not less than 35 and no more than 60 calendar days prior written notice to the applicable trust and by paying to such trust the outstanding principal of, and premium, if any, and accrued but unpaid interest, on, the relevant funding agreement or such other amount as is specified in the applicable pricing supplement. If we redeem a funding agreement, the applicable trust will redeem all of the notes of the series secured by such funding agreement as provided in the indenture. The term “tax event” means that we shall have received an opinion of independent legal counsel stating in effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any governmental authority in the United States, which amendment or change is enacted, promulgated, issued or announced on or after the effective date of the funding agreement there is more than an insubstantial risk that (i) the trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to interest accrued or received on the relevant funding agreement or (ii) the trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of taxes, duties or other governmental charges.
Restrictions on Transfer
          Each funding agreement will contain provisions prohibiting the owner of the funding agreement from transferring or assigning the funding agreement or any right to receive payments under the funding agreement to any other person without our express written consent. In connection with the issuance of a series of notes by the trust, we will consent to the assignment of the related funding agreement that will secure the obligations of the issuer trust under such notes to the indenture trustee.
Agreed Tax Treatment
          We and the trust will agree that each funding agreement shall be disregarded for United States federal income tax purposes. The funding agreement will provide that we and the applicable trust each agree to treat the funding agreement, if not disregarded for United States federal income tax purposes, as a debt obligation of ours for United States federal, state and local income and franchise tax purposes.

Governing Law
          Each funding agreement will be subject to the laws of the State of Iowa.
DESCRIPTION OF THE GUARANTEES
          Set forth below is a summary of the guarantee that will be issued by PFG to each trust in connection with each issuance of a series of notes. This summary is not complete and you should read the detailed provisions of the guarantee. A form of the guarantee is filed as an exhibit to the registration statement (of which this prospectus forms a part) and is incorporated into this prospectus by reference.
General
          Under each guarantee, PFG will fully, irrevocably, absolutely and unconditionally guarantee to pay to the trust any payments required to be made by us to the trust under the applicable funding agreement which shall become due and payable regardless of whether such payment is due at maturity, on an interest payment date or as a result of redemption or otherwise (the “scheduled payments”) but shall be unpaid by us (the “guaranteed amounts”). However, in no event shall the guaranteed amounts under a guarantee exceed the deposit of the related funding agreement, plus accrued but unpaid interest and any other amounts due and owing under the funding agreement, less any amounts paid by us to the applicable trust.
          In the event we do not make a scheduled payment when due (the “payment notice date”) then the indenture trustee or the trust may present a payment notice in writing to PFG on or after the payment notice date, and PFG will be required to immediately pay the guaranteed amounts.
          The trust will collaterally assign and grant a security interest in the guarantee to the indenture trustee as collateral to secure the trust’s obligations under the applicable series of notes.
          Each guarantee will be an unsecured, unsubordinated and contingent obligation of PFG ranking equally with all other unsecured and unsubordinated obligations of PFG. PFG is a non-operating holding company, conducting a substantial portion of its business through us. In the event of our insolvency or receivership, PFG may incur limitations in receiving any distributions from us. In such an event, PFG may have limited resources to satisfy its obligations under the guarantees. PFG’s obligations under each guarantee will be effectively subordinated to all existing and future debt and liabilities of PFG’s subsidiaries.
Events of Default
          An event of default under each guarantee will occur upon the failure of PFG to perform any of its payment obligations thereunder. The trust and the indenture trustee, on behalf of the holders of the applicable series of notes, have the right to enforce the obligations of PFG under the applicable guarantee and may institute any legal proceeding directly against PFG without first instituting a legal proceeding against us. Bankruptcy or similar events relating to PFG, the failure of any guarantee to be in full force and effect and any revocation of any guarantee by PFG will not constitute events of default under such guarantee.
Termination of the Guarantee
          Each guarantee will terminate and be of no further force and effect with respect to the applicable funding agreement upon the full payment of the scheduled payments or upon the earlier extinguishment of our obligations under the relevant funding agreement.
Governing Law
          Each guarantee will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles.

FEES AND EXPENSES
          All expenses of the program will be paid pursuant to the separate expense and indemnity agreements entered into between us and the indenture trustee, the custodian, the trust beneficial owner and the trustee (on behalf of itself and each trust to be formed in connection with the issuance of a series of notes) and each expense and indemnity agreement to be entered into with each service provider that may become a provider of services under the programs from time to time. A form of each expense and indemnity agreement have been filed as exhibits to the registration statement (which includes this prospectus) and are incorporated into this prospectus by reference.
          Pursuant to each expense and indemnity agreement, we will pay the costs and expenses relating to the offering, sale and issuance of any series of notes and costs, expenses and taxes incurred by each trust other than certain excluded amounts described below and we will pay the costs and expenses of the indenture trustee, the custodian, the trust beneficial owner, the trustee, each trust and each service provider appointed from time to time and will indemnify each of them with respect to certain matters.
          Under each expense and indemnity agreement, we will not be obligated to pay any costs, expenses, taxes or other amounts that are considered excluded amounts. Excluded amounts include:

•	any payment obligation by a trust to a noteholder under the note;

•	any obligation of a trust to the extent such obligation has been paid using funds available to the trust from payments under the relevant funding agreement;

•	any cost, loss, damage, claim, action, suit, expense, disbursement, tax, penalty or liability of any kind or nature whatsoever resulting from or relating to any insurance regulatory or other governmental authority asserting that:

•	the notes are participations in the relevant funding agreement or are contracts of insurance; or

•	the offer, purchase, sale and/or transfer of the notes and/or the pledge and collateral assignment of the funding agreement by the trust to the indenture trustee constitute the conduct of the business of insurance or reinsurance or require the trust or holder of notes to be licensed as an insurer, insurance agent or broker;

•	any cost, loss, damage, claim, expense, tax, penalty or liability of any kind imposed on a service provider to the trust resulting from the bad faith, misconduct or negligence of such service provider;

•	any income taxes or overhead expenses of any service provider; or

•	any withholding taxes imposed with respect to payments made under the relevant funding agreement and any additional amounts paid to any noteholder.
          Each expense and indemnity agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles.
          Additionally, under certain circumstances to the extent not paid pursuant to the applicable expense and indemnity agreement, the indenture trustee, the custodian, the trust beneficial owner, the trustee and any service provider appointed from time to time may be paid out of the trust’s assets as described in the table below:

Circumstances
Giving Rise to	Party Receiving
Payment of	such Fees and			Distribution
Expenses	Expenses	General Purpose	Source of Funds	Priority	Amount Payable

Event of Default under Indenture	Indenture Trustee	Reasonable and customary expenses and counsel fees incurred by the indenture trustee and any other amounts due and unpaid to the indenture trustee by the trust	Amounts collected by the indenture trustee following an event of default under the indenture	First Priority	Actual fees and expenses (in an aggregate amount of no more than $250,000 for all notes issued under the program)
Liquidation of the Trust	Indenture Trustee, Trustee, Custodian, Trust Beneficial Holder and any service provider appointed from time to time	Any claims, including expenses	Assets of a trust upon the liquidation of such trust	Second Priority (after the payment of all amounts due and unpaid on the notes, if any, of the applicable trust)	Actual Expenses
ERISA CONSIDERATIONS
          The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on “employee benefit plans” (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds whose underlying assets include the assets of such plans (collectively, “ERISA plans”), and on those persons who are fiduciaries with respect to ERISA plans. Investments by ERISA plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA plan’s investments be made in accordance with the documents governing the ERISA plan. Each fiduciary of an ERISA plan should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA plan.
          Subject to the considerations described herein, the notes are eligible for purchase by plans, any entity whose underlying assets include “plan assets” by reason of any plan’s investment in the entity (“plan asset entity”) and any person investing “plan assets” of any plan.
          Under United States Department of Labor regulations at 29 C.F.R. § 2510.3-101, as in effect from time to time (the “plan asset regulations”), the assets of a trust may be deemed to be “plan assets” of an ERISA plan or a “plan” such as an individual retirement account or a Keogh plan (as defined in Section 4975(e)(1) of the Code, other than a governmental or church plan described in Section 4975(g)(2) or (3) of the Code) (together with ERISA plans, “plans”) for purposes of ERISA and Section 4975 of the Code if a plan or a person investing “plan assets” of a plan acquires an equity interest in a trust and none of the exceptions contained in the plan asset regulations are applicable. An equity interest is defined under the plan asset regulations as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features. There is very little pertinent authority on the issue of what constitutes an equity interest for purposes of the plan asset regulations. Accordingly, whether the notes would be treated as debt or equity for purposes of the plan asset regulations is unclear. Since, however, the holders of notes of a series will have recourse only to the relevant collateral that secures such series of notes, if the notes were treated as equity interests, only the related funding agreement would be treated as assets of any plan holding a note.
          Even if the notes are treated as equity interests for purposes of the plan asset regulations, because (a) the relevant trust expects that the funding agreement will be treated as debt, rather than equity, for United States federal tax purposes and (b) the funding agreement should not be deemed to have any “substantial equity features,” none of the assets underlying the funding agreement should be treated as “plan assets” for purposes of the plan asset regulations. Those conclusions are based, in part, upon the traditional debt features of the funding agreement, including the reasonable expectation of purchasers of the notes that the payments due under the funding agreement will be paid when due, as well as the absence of conversion rights, warrants and other typical equity features.
          Section 406 of ERISA and Section 4975 of the Code prohibit plans from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such plans (together, “parties in interest”), unless a statutory or administrative exemption is available. For example, if we, a trust or any Agent are a party in interest with respect to a plan (either directly or by reason of our ownership of subsidiaries), the purchase of the notes by or on behalf of the plan would likely be a prohibited transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption (see below). A party in interest that engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code, unless a statutory or administrative exemption is available.
          The United States Department of Labor (“DOL”) has issued prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase and holding of the notes by or on behalf of a plan. These class exemptions include PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). There can be no assurances that any of these class exemptions or any other exemptions will be available with respect to any particular transaction involving the notes. In addition, a purchaser of the notes should be aware that, even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.
          Accordingly, the notes may not be purchased or held by any plan, any plan asset entity or any person investing “plan assets” of any plan, unless the purchase and holding of the notes is not a prohibited transaction or is exempt under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other prohibited transaction exemption issued by the DOL. Any purchaser of the notes or any interest therein, including in the secondary market, will be deemed to have represented that, among other things, either it is not a plan or other plan asset entity and it is not purchasing the notes on behalf of or with “plan assets” of any plan or other plan asset entity, or its purchase and holding of the notes is exempt under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption. Such representations shall be deemed to be made each day from the date on which the purchaser purchases the notes through and including the date on which the purchaser disposes of the notes.
          Moreover, the notes may not be purchased or held by any plan, any plan asset entity or any person investing “plan assets” of any plan if we, the trust, the indenture trustee, the guarantor or any of their respective affiliates: (a) has investment discretion with respect to the assets of the plan used to effect such purchase; (b) has authority or responsibility to give, or regularly give, investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such assets and (2) will be based on the particular investment needs of such plan; or (c) unless PTCE 95-60, 91-38 or 90-1 applies, is an employer maintaining or contributing to such plan.
          Any insurance company proposing to invest assets of its general account in the notes should consider the implications of the United States Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), in which the United States Supreme Court held that in certain circumstances assets in a life insurance company’s general account are treated as assets of a plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the DOL in January 2000.
          Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing notes on behalf of or with “plan assets” of any plan or plan asset entity consult with their counsel regarding the potential consequences under ERISA and the Code and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.
          Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to state, local or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code such as Section 503 of the Code. No view is expressed as to whether an investment in the notes (and any continued holding of the notes), or the operation and administration of the trust, is appropriate or permissible for any governmental plan or church plan under Section 503 of the Code, or under any state, local or other law respecting such plan. Any purchaser of the notes or any interest therein, including in the secondary market, will be deemed to have represented that, among other things, either (a) it is not a governmental plan or a church plan or any entity the assets of which are treated as including assets of such plans and it is not purchasing the notes on behalf of or with assets of any such plan or entity or (b) its purchase, holding and disposition of the notes is not in violation of the laws applicable to any such governmental plan or church plan. Such representations shall be deemed to be made each day from the date on which the purchaser purchases the notes through and including the date on which the purchaser disposes of the notes. Fiduciaries of any such plans should consult with their counsel before purchasing any notes.
          The sale of any notes to a plan is in no respect a representation by any party or entity that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.
          Notwithstanding the above, with regard to a particular trust, the sale of notes to plans, or a person utilizing the plan assets of plans, might not be allowed, or might only be allowed subject to certain additional conditions, in which case the applicable pricing supplement will disclose the prohibition or such additional conditions.
          THE ERISA CONSIDERATIONS SET FORTH ABOVE ARE ONLY INTENDED AS A SUMMARY AND MAY NOT BE APPLICABLE DEPENDING UPON A PLAN’S SPECIFIC FACTS AND CIRCUMSTANCES. PLAN FIDUCIARIES SHOULD CONSULT THEIR OWN ADVISORS WITH RESPECT TO THE ADVISABILITY OF AN INVESTMENT IN THE NOTES, AND POTENTIALLY ADVERSE CONSEQUENCES OF SUCH INVESTMENT, INCLUDING WITHOUT LIMITATION THE POSSIBLE EFFECTS OF CHANGES IN APPLICABLE LAWS.
PLAN OF DISTRIBUTION
          This prospectus relates to the offering of notes through the trusts to institutional and retail investors from time to time for sale to or through the agents identified in the applicable prospectus supplement. Merrill Lynch, Pierce, Fenner & Smith Incorporated, ABN AMRO Incorporated, Banc of America Securities LLC, Barclays Capital Inc., Bear, Stearns & Co. Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC have been named as agents (referred to below as “Agents”) in the prospectus supplement relating to the offering of notes to institutional investors under our secured medium-term notes program. If we add or remove an Agent from our secured medium-term notes program, the applicable pricing supplement will disclose such addition or removal. Merrill Lynch, Pierce, Fenner & Smith Incorporated has been named as the purchasing agent (also referred to below as an “Agent”) in the prospectus supplement relating to the offering of notes to retail investors under our Principal® Life CoreNotes® program. Also, Agents to our secured medium-term notes retail program will be disclosed in the applicable pricing supplement.
          The distribution of the notes offered under this prospectus may occur in one or more transactions at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, all of which may change over time. A trust may not issue additional notes after the first and only issuance of its notes.
          In connection with the sale of the notes, the Agents may receive from the trust or from purchasers of the notes for whom they may act as agents compensation in the form of discounts, concessions or commissions. The Agents may sell the notes to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the purchasers for whom they may act as agents. The Agents and dealers that participate in the distribution of the notes are “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the notes being distributed, the funding agreement purchased by the trust and the guarantee issued to the trust. Any Agents that participate in the offering of the notes will be identified and their compensation will be described in the applicable prospectus supplement or pricing supplement. The applicable prospectus supplement or pricing supplement will also describe the other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers.
          We and PFG will agree to indemnify, jointly and severally, the Agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Agents may be required to make in respect thereof.
          With respect to any series of notes as to which affiliates of the indenture trustee will serve as an Agent, the relevant trust will appoint an eligible and unaffiliated entity to serve as indenture trustee with respect to such series of notes, instead of the indenture trustee.
          We are a statutory issuer of the notes under the Securities Act of 1933, as amended.
          Under the Securities Act of 1933, as amended, each trust is a statutory underwriter of the funding agreement and related guarantee.
          In the ordinary course of its business, the Agents and their affiliates have engaged, and may in the future engage, in investment and commercial banking transactions with us, PFG and certain of our and its affiliates.
LEGAL MATTERS
          Certain matters regarding the notes and their offering will be passed upon:

•	for us by either Karen E. Shaff or Nora M. Everett, internal counsel for Principal Life (as to Iowa law);

•	for us by John D. Schmidt, internal counsel for Principal Life (as to tax law matters);

•	for the trusts, us and PFG by Sidley Austin LLP (as to New York law matters, as to Delaware law matters, as to United States federal securities and tax law matters and as to certain insurance regulatory matters); and

•	for the Agents by Pillsbury Winthrop Shaw Pittman LLP (as to New York law matters and as to United States federal securities law matters).
          Opinions issued in connection with future offerings may be issued by counsel other than those listed above. The name of such counsel other than those listed above will be included in the applicable pricing supplement.
          Sidley Austin LLP has from time to time represented, and continues to represent, one or more of the Agents in connection with matters unrelated to the offering of the notes. Pillsbury Winthrop Shaw Pittman LLP has from time to time represented, and continues to represent, us in connection with matters unrelated to the offering of the notes.
EXPERTS
          The consolidated financial statements of Principal Financial Group, Inc. appearing in Principal Financial Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2004 (including schedules appearing therein), and Principal Financial Group, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$5,000,000,000
Secured Medium-Term Retail Notes (That are also Asset-Backed Securities)
Due Between Nine Months and Thirty Years
From the Date of Issue
Issued Through and Obligations of
Principal Life Income Fundings Trusts
Secured by Funding Agreements
Issued by
Principal Life Insurance Company
and
Guarantees Issued by
Principal Financial Group, Inc.

PROSPECTUS SUPPLEMENT

February 16, 2006